                               PLAN SCHEDULE 1.70

                           ORIGINAL FOREIGN FACILITIES

-----------------------------------------------------------------------------------------------------------
                                                                                               Balance +
                              Facility                                                        Currency(1)
-----------------------------------------------------------------------------------------------------------
CDN $30,000,000 Revolving Facility, dated 9/24/96                                            26,051,319 CDN
                                                                                                827,487 USD
-----------------------------------------------------------------------------------------------------------
'L'9,000,000 U.K. Facility Agreement, dated 5/15/95                                           6,992,400 GBP
-----------------------------------------------------------------------------------------------------------
FRF 480,000,000 French Franc Revolving Line of Credit, dated 10/31/96 and amended 4/17/98     5,170,240 EUR
-----------------------------------------------------------------------------------------------------------
2,500,000,000 Italian Lire Unicredito Credit Line Facility, dated 7/9/98                        708,342 EUR
-----------------------------------------------------------------------------------------------------------
35,000,000 Belgian Francs Overdraft Facility, dated 12/2/98                                     662,410 EUR
-----------------------------------------------------------------------------------------------------------
U.S. $6,000,000 Bank of Nova Scotia Hong Kong Overdraft Facility, dated 8/24/99               5,520,000 USD
-----------------------------------------------------------------------------------------------------------
U.S. $10,000,000 Bank of East Asia Letter of Credit Facility, dated 9/13/96                   4,421,300 USD
-----------------------------------------------------------------------------------------------------------
U.S. $75,000,000 Bank of America Letter of Credit Facility, dated 1/10/00                    30,395,002 USD
-----------------------------------------------------------------------------------------------------------
Societe Generale Overdraft Facilities:
   20,000,000 Austrian Shillings dated 7/26/99                                                  764,300 EUR
   4,000,000 Deutsche Marks dated 3/21/00                                                     2,042,122 EUR
   U.S. $6,000,000 Multi-Purpose dated 10/29/97                                               5,864,951 USD
   7,500,000 French Francs dated 7/31/98                                                      1,141,923 EUR
-----------------------------------------------------------------------------------------------------------
U.S. $500,000,000 6th Amended and Restated Credit Agreement, dated 11/17/99                 $0
-----------------------------------------------------------------------------------------------------------
U.S. $91,700,000 Uncommitted Citibank Letter of Credit, dated 8/4/99                          6,238,241 USD
-----------------------------------------------------------------------------------------------------------
U.S. $27,000,000 Standard Chartered Bank Letter of Credit Facility Letter, dated 12/29/99   $0
-----------------------------------------------------------------------------------------------------------

----------
(1)  Approximate balance only and subject to adjustment.

==============================================================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.1

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
                (as amended and restated as of January 13, 2003)
                                                                                                 CONTRACT
                                                                         CONTRACT             DATE/CONTRACT       REJECTION
       CONTRACT PARTY                  NOTICE ADDRESS                   DESCRIPTION          EXTENSION DATE     EFFECTIVE DATE
------------------------------------------------------------------------------------------------------------------------------
   Impulse (India) Private          B-12 Nizamuddin West               Buying Agency            3/28/00        Earlier of
           Limited                 New Delhi 110013, India            Agreement - Non                          Effective Date
                                  Attention: Ashwani Gupta               exclusive                             of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
            ASNA                       P.O. Box 701250                 Utility Tool             1/31/03        Reject as of
                                 San Antonio, TX 78270-1250             (software)                             1/31/03
------------------------------------------------------------------------------------------------------------------------------
          Infinium               25 Communications Highway,           Software 2000 /                          Earlier of
                                         Drawer 6000                  Financial Sys.                           Effective Date
                                      Hyannis, MA 02601                                                        of Plan and
                                Attention: Kristen Hambleton                                                   expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
      Cable & Wireless            909 Third Ave. 12th Floor             Internet T1             11/3/99        Earlier of
                                     New York, NY 10022                                                        Effective Date
                                    Attention: Robert Law                                                      of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
     Pitney Bowes (PBCC)              2225 American Dr                 1 DL4S Copier            11/1/99        Earlier of
                                    Neenah, WI 54656-1005                                                      Effective Date
                                                                                                               of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
        G.E. Capital                   P.O. Box 642555              Konica 7265 Digital          7/1/00        Earlier of
                                  Pittsburgh, PA 15264-2555               Copier                               Effective Date
                                                                                                               of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
  Vista Business Equipment              99 Park Ave.                 Two Iris printers                         Earlier of
                                     New York, NY 10016                                                        Effective Date
                                                                                                               of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
  Canon Financial Services             P.O. Box 42937                      MP90                 6/25/96        Earlier of
            Inc.                Philadelphia, PA 19101-2937                                                    Effective Date
                                                                                                               of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
   Citicorp Vendor Finance             P.O. Box 41647                2 Fax Machines NY           May 99        Earlier of
                                   Philadelphia, PA 19101                                                      Effective Date
                                                                                                               of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
    1385 Broadway Company           Helmsley-Spear, Inc.            Real property lease         2/28/95            10/31/03
                                      60 E. 42nd Street              at 1385 Broadway,
                                     New York, NY 10165                New York, NY
                                    230 Park Ave. Ste 559
                                     New York, NY 10169
                                   Copy to: Helmsley-Noyes
                                         PO Box 5852
                                   New York, NY 10087-5852
------------------------------------------------------------------------------------------------------------------------------
      149 Madison, LLC             Abramson Brothers Inc.          Real property lease at        4/1/96            10/31/03
                                       501 Fifth Ave.                 149 Madison Ave
                                     New York, NY 10017                  5th Floor
                                Attention: Alan B. Abramson
==============================================================================================================================

==============================================================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.1

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
                (as amended and restated as of January 13, 2003)

                                                                                                CONTRACT
                                                                         CONTRACT            DATE/CONTRACT        REJECTION
       CONTRACT PARTY                  NOTICE ADDRESS                   DESCRIPTION          EXTENSION DATE     EFFECTIVE DATE
------------------------------------------------------------------------------------------------------------------------------
  Ninety Park Property LLC         C/O MRC Management LLC           Real property lease        10/24/63 as         10/31/03
                                      330 Madison Ave.                at 90 Park Ave.        amended 5/27/99
                                     New York, NY 10017            (12th, 13th and 26th
                                    Att: Mr. David L Sims                 Floor)
                                   Copy to: Proskaur Rose
                                        1585 Broadway
                                     New York, NY 10036
                                   Attention: Lawrence J.
                                        Lipson, Esq.
                                    Vornado Realty Trust
                                    (MRC Management, LLC)
                                        PO Box 11191
                                    Church Street Station
                                     New York, NY 10286
                                    Copy to: Ninety Park
                                        Property, LLC
                                     c/o Vornado Office
                                       Management LLC
                                       888 Seventh Ave
                                     New York, NY 10019
                                   Attention: Mr. David R.
                                          Greenbaum
                                Copy to: Vornado Realty Trust
                                       210 Route 4 East
                                 Paramus, New Jersey 07652
                                Attention: Mr. Joseph Macnow
------------------------------------------------------------------------------------------------------------------------------
             MCI                   200 Park Ave. 6th Floor          Telecommunications           10/1/98       Earlier of
                                     New York, NY 10016                  Voice and                             Effective Date
                                  Attention: Deborah Drake             Data/Service                            of Plan and
                                                                         Contract                              expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
        Iron Mountain                71 Hammer Mill Rd.              Iron Mountain Off           6/21/05       Earlier of
                                    Rocky Hill, CT 06067             Site Data Storage                         Effective Date
                                   Attention: Matt Cronin                                                      of Plan and
                                                                                                               expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
          Veri-Sign                  500 W. Madison St.               AS/400 Software            9/29/01       Earlier of
                                         Suite 2050                                                            Effective Date
                                      Chicago IL 60661                                                         of Plan and
                                   Attention: Eric Johnson                                                     expiration date
                                                                                                               of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #77)                            01/31/03
                                     Pembroke, MA 02359                Camarillo, CA
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
    Hagopian Realty Corp.               71 Route 17 M               Storage (Store #95            1/1/97           01/31/03
                                     Harriman, NY 10926             Central Valley, NY)
------------------------------------------------------------------------------------------------------------------------------
    Shurgard of Vineland              4508 S. Vineland              Storage (Store #503                            01/31/03
                                      Orlando, FL 32811                Orlando, FL)
------------------------------------------------------------------------------------------------------------------------------
    Mills-Kan Am Sawgrass             1300 Wilson Blvd.             Storage (Store #620          12/1/01           01/31/03
         Phase 3 LP                       Suite 400                 Sunrise, FL) Unit 9
                                     Arlington VA 22209                 and Unit 14
                                  Attention: Bill Berry/Bob
                                           Marona
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #620                            01/31/03
                                     Pembroke, MA 02359                Sunrise, FL)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
        DMX AEI Music                900 E. Pine Street              Music (Store #620                             01/31/03
                                      Seattle, WA 98122                Sunrise, FL)
                                Attention: Debra Comer-Craft
------------------------------------------------------------------------------------------------------------------------------
       The Store Room                  24635 SE Stark              Storage (Store #701)                            01/31/03
                                     Troudale, OR 97060
------------------------------------------------------------------------------------------------------------------------------
   Storage USA Plainville                90 Tauntan                 Storage (Store #821                            01/31/03
                                    Planeville, MA 02762               Wrentham, MA)
------------------------------------------------------------------------------------------------------------------------------
             CKI                        111 Morse St.                Alarm Monitoring              None            10/31/03
                                   Norwood, MA 02062-4646               205 W. 39th
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street                Security Lease                               01/31/03
                                     Pembroke, MA 02359                 (Store #21)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street              Security (Store #79                            01/31/03
                                     Pembroke, MA 02359                Carlsbad, CA)
                                   Attention: John O'Keffe
==============================================================================================================================

==============================================================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.1

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
                (as amended and restated as of January 13, 2003)
                                                                                               CONTRACT
                                                                         CONTRACT            DATE/CONTRACT        REJECTION
       CONTRACT PARTY                  NOTICE ADDRESS                   DESCRIPTION          EXTENSION DATE     EFFECTIVE DATE
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street              Security (Store #91                            01/31/03
                                     Pembroke, MA 02359              Castle Rock, CO)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street              Security (Store #95                            01/31/03
                                     Pembroke, MA 02359             Central Valley, NY)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #101                            01/31/03
                                     Pembroke, MA 02359                Clinton, CT)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #169                            01/31/03
                                     Pembroke, MA 02359              Dawsonville, GA)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #172                            01/31/03
                                     Pembroke, MA 02359                 Destin, FL)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #207                            01/31/03
                                     Pembroke, MA 02359                 Foley, AL)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #281                            01/31/03
                                     Pembroke, MA 02359                 Gilroy, CA)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #315                            01/31/03
                                     Pembroke, MA 02359                Jackson, NJ)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #323                            01/31/03
                                     Pembroke, MA 02359                Kittery, ME)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #367                            01/31/03
                                     Pembroke, MA 02359               Las Vegas, NV)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #435                            01/31/03
                                     Pembroke, MA 02359                Milpitas, CA)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street                Security (#485                               01/31/03
                                     Pembroke, MA 02359                  Napa, CA)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #489                            01/31/03
                                     Pembroke, MA 02359             Niagara Falls, NY)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #503                            01/31/03
                                     Pembroke, MA 02359                Orlando, FL)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #541                            01/31/03
                                     Pembroke, MA 02359                 Primm, NV)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #561                            01/31/03
                                     Pembroke, MA 02359               Riverhead, NY)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #597                            01/31/03
                                     Pembroke, MA 02359               San Marcos, TX)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #613                            01/31/03
                                     Pembroke, MA 02359               San Ysidro, CA)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #633                            01/31/03
                                     Pembroke, MA 02359                Secaucus, NJ)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #701                            01/31/03
                                     Pembroke, MA 02359               Troutdale, OR)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #775                            01/31/03
                                     Pembroke, MA 02359              Finger Lakes, NY)
                                   Attention: John O'Keffe
==============================================================================================================================

==============================================================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.1

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
                (as amended and restated as of January 13, 2003)
                                                                                               CONTRACT
                                                                         CONTRACT            DATE/CONTRACT        REJECTION
       CONTRACT PARTY                  NOTICE ADDRESS                   DESCRIPTION          EXTENSION DATE     EFFECTIVE DATE
------------------------------------------------------------------------------------------------------------------------------
American Sentinel Group Inc.          75 Barker Street             Security (Store #821                            01/31/03
                                     Pembroke, MA 02359                Wrentham, MA)
                                   Attention: John O'Keffe
------------------------------------------------------------------------------------------------------------------------------
    ADT Security Systems               P.O. Box 371956                 Alarm/Access                None            10/31/03
                                  Pittsburgh PA 15250-7956             Control Main
                                  Attention: Shawnail King
------------------------------------------------------------------------------------------------------------------------------
   Miss Universe L.P. LLP        Miss Universe Organization         1999 Miss Universe,          7/30/98       Earlier of
                                  1370 Ave. of the Americas            Miss USA 1998                           Effective Date
                                         16th Floor                    Miss Teen USA                           of Plan and
                                     New York, NY 10019                 Sponsorship                            expiration date
                                 Attention: Craig A. Isaacs                                                    of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
   Miss Universe L.P. LLP        Miss Universe Organization         2000 Miss Universe           7/26/99       Earlier of
                                  1370 Ave. of the Americas           Miss USA, 1999                           Effective Date
                                         16th Floor                    Miss Teen USA                           of Plan and
                                     New York, NY 10019                 Sponsorship                            expiration date
                                 Attention: Craig A. Isaacs                                                    of contract or
                                                                                                               lease
------------------------------------------------------------------------------------------------------------------------------
      Calvin Klein Inc.        205 W. 39th Street 11th Floor         5th Floor/205 W.            11/1/93           10/31/03
                                     New York, NY 10018                 39th Street
                               Attention: Stephanie Goldstein
------------------------------------------------------------------------------------------------------------------------------
   205 W. 39th St. Company             205 W. 39th St.              13th and 14th Floor           3/1/97           10/31/03
                                      New York NY 10018
                               Attention: Daniel Mintz, Esq.
                                          Copy to :
                                  Newman Tannenbaum Helpern
                                 Syracuse & Hirschtritt LLP
                                       900 Third Ave.
                                     New York, NY 10022
                               Attention: Neil E. Botwinoff,
                                            Esq.
------------------------------------------------------------------------------------------------------------------------------
        Deerfoot Mall                 901 64th Ave. NE               Lease at Deerfoot           11/1/99           8/29/2002
                                        Calgary, Alb.                     Outlet
                                       Canada T2E 7P4
------------------------------------------------------------------------------------------------------------------------------
        DMX AEI Music               900 East Pine Street             Music (Store #64            12/31/99          01/31/03
                                      Seattle WA 98122               Houston Galleria)
                                Attention: Debra Comer-Craft
------------------------------------------------------------------------------------------------------------------------------
        DMX AEI Music               900 East Pine Street             Music (Store #20            12/31/99          01/31/03
                                      Seattle WA 98122                  Towson Town
                                Attention: Debra Comer-Craft              Center)
------------------------------------------------------------------------------------------------------------------------------
        DMX AEI Music               900 East Pine Street             Music (Store #199           12/31/99          01/31/03
                                      Seattle WA 98122               611 Duval Street)
                                Attention: Debra Comer-Craft
------------------------------------------------------------------------------------------------------------------------------
             ADT                     5400 W. Rosencrans            Security (Store #199                            01/31/03
                                     Hawthorne, CA 90250             611 Duval Street)
                                 Attention: Nadine Gunderson
------------------------------------------------------------------------------------------------------------------------------
      Allen B. Schwartz          2399 Mandeville Canyon Road            Employment                9/1/99        Effective Date
                                    Los Angeles, CA 90049                Agreement                                 of Plan
                                                                    (Allen B. Schwartz)
------------------------------------------------------------------------------------------------------------------------------

Except as set forth in the following sentence, any agreements by and between any of the Debtors and any of their employees regarding the terms and conditions of such employees' employment shall be deemed to be rejected as of the Effective
Date. However, any Employee Patent and Confidentiality Agreements and
Arbitration Agreements, including, without limitation, those that are substantially in the same form as Plan Schedules 3.1(a) and (b), by and between any of the Debtors and any of their employees shall be deemed to be assumed with a zero cure amount.
==============================================================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
       Inseco Inc.               15 W. 39th Street              Buying Agency           02/07/97         0.00
                                New York, NY 10015             Agreement - Non
                                    Attention:                    exclusive
                                  Mike Behmoaras
-----------------------------------------------------------------------------------------------------------------
    Allen B. Schwartz             2399 Mandeville         Agreement and Assignment      09/01/99         0.00
                                   Canyon Road,                (Schwartz Name)
                                   Los Angeles,
                                     CA 90049
-----------------------------------------------------------------------------------------------------------------
       Nancy Ganz                   Nancy Ganz                 Name Agreement           07/17/96         0.00
                                 300 Central Park
                                   West Apt. 2L
                                New York, NY 10024
                                        and
                                Paul Weiss Rifkind
                                Wharton & Garrison
                           1285 Avenue of the Americas,
                                New York, NY 10019
-----------------------------------------------------------------------------------------------------------------
      Amanda Beard             c/o Evan Morgenstein               Athlete/              06/01/01         0.00
                                Premier Management             Coach Agreement
                               200 Merry Hill Drive
                                 Raleigh, NC 27606
-----------------------------------------------------------------------------------------------------------------
   Ambrose (Rowdy)                 4948 Caldwell                  Athlete/              01/01/01         0.00
       Gaines                        Mill Road                 Coach Agreement
                               Birmingham, AL 35243
-----------------------------------------------------------------------------------------------------------------
      Amy Van Dyken               c/o Gold Medal                  Athlete/              03/01/99         0.00
                                    Management                 Coach Agreement
                                 1750-14th Street
                                 Boulder, CO 80302
-----------------------------------------------------------------------------------------------------------------
    Barbara Lindquist              P.O. Box 284                   Athlete/              01/01/01         0.00
                                 Wilson, WY 83014              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Bob Steele              505 Attleboro Avenue               Athlete/              01/01/01         0.00
                            Bakersfield, CA 93314-4909         Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Brooke Bennett            c/o Evan Morgenstein               Athlete/              01/01/01         0.00
                                Premier Management             Coach Agreement
                               200 Merry Hill Drive
                                 Raleigh, NC 27606
-----------------------------------------------------------------------------------------------------------------
     Chris Thompson            c/o Evan Morgenstein               Athlete/              06/01/01         0.00
                                Premier Management             Coach Agreement
                               200 Merry Hill Drive
                                 Raleigh, NC 27606
-----------------------------------------------------------------------------------------------------------------
      Colleen Lanne               1914 David St.                  Athlete/              03/27/01         0.00
                                 Austin, TX 78705              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
College Swimming Coaches          P.O. Box 63285                  Athlete/              07/01/98         0.00
 Association of America          Colorado Springs,             Coach Agreement
                                     CO 801962
-----------------------------------------------------------------------------------------------------------------
     Courtney Shealy             155 International                Athlete/              09/01/00         0.00
                                    Drive #609                 Coach Agreement
                                 Athens, GA 30605
-----------------------------------------------------------------------------------------------------------------
    Cristina Teuscher                 c/o SFX                     Athlete/              04/01/00         0.00
                                   220 West 42nd               Coach Agreement
                                  St. 12th Floor
                                New York, NY 10036
                                   (SFX, N1272)
-----------------------------------------------------------------------------------------------------------------
    Cynthia Gallagher           1586 Electric Ave.                Athlete/              07/01/99         0.00
                                 Venice, CA 90291              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
Dara Torres (Wilhelmina)      245 E. 72nd St. Apt. 9G             Athlete/              08/01/99         0.00
                              New York, NY 10021-4588          Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Dave Parrington            8604 Constance Way                Athlete/              04/17/98         0.00
                                Knoxville, TN 37923            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
        Dave Salo              21762 Quiet Oak Drive              Athlete/              01/01/99         0.00
                               Lake Forest, CA 92630           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Dennis Dale               1774 Girard Ave.                 Athlete/               Jan 01          0.00
                             S. Minneapolis, MN 55403          Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Donald Gibb               201 Sesqui Trail                 Athlete/              01/01/00         0.00
                                Columbia, SC 29223             Coach Agreement

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
       Ed Sinnott               8222 Forest Hills                Athlete/               01/01/01         0.00
                                 Dallas, TX 75218             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Ed Spencer              3640 Churchwell Ct.               Athlete/               01/01/01         0.00
                                 Tucker, GA 30084             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Eddie Reese                  5924 Gorham                   Athlete/               01/01/01         0.00
                                    Glen Lane                 Coach Agreement
                                 Austin, TX 78739
-----------------------------------------------------------------------------------------------------------------
     Greg Louganis                P.O. Box 4130                  Athlete/               01/01/01         0.00
                                 Malibu, CA 90265             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Hongping Li               4962 Starling Way                Athlete/               01/01/99         0.00
                                La Palma, CA 90623            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Hunter Kemper             500 Crooked Oak Ct.               Athlete/               01/01/01         0.00
                                Longwood, FL 32779            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Ira Klein                1335 Mountain Ave.               Athlete/               01/01/01         0.00
                                  Santa Barbara,              Coach Agreement
                                     CA 93101
-----------------------------------------------------------------------------------------------------------------
      Jack Bauerle              125 Tipperary Rd.                Athlete/               1/1/2001         0.00
                                 Athens, GA 30606             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Jack Nelson               417 Idlewyld Drive               Athlete/               01/01/01         0.00
                             Ft. Lauderdale, FL 33301         Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Jason Lezak                5377 Traci Drive                Athlete/               10/15/98         0.00
                                  Santa Barbara,              Coach Agreement
                                     CA 93111
-----------------------------------------------------------------------------------------------------------------
      Jay Schryver              6116 Jordan Drive                Athlete/               05/01/01         0.00
                                Loveland, CO 80537            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Jerry Holtrey              3522 Glencairn Rd.               Athlete/               01/01/99         0.00
                             Shaker Heights, OH 44122         Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Jill Sterkel             5507 Mr. Bonnell Rd.              Athlete/               01/01/01         0.00
                                 Austin, TX 78731             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Joanna Zeiger                 c/o Epstein                   Athlete/               01/01/99         0.00
                                8631 Constence Way            Coach Agreement
                               Knoxville, TN 37923
-----------------------------------------------------------------------------------------------------------------
      John Carroll              806 Defense Drive                Athlete/               09/01/98         0.00
                                Marlton, NJ 08053             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      John Collins              105 Rockland Ave.                Athlete/               01/01/01         0.00
                               Larchmont, NY 10538            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      John Mattos             190 S. County Road #5              Athlete/               01/01/01         0.00
                              Ft. Collins, CO 80524           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       John Morse                  2713 Wortham                  Athlete/               01/01/01         0.00
                               Nashville, TN 37215            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     John Trembley            7515 Little River Road             Athlete/               01/01/01         0.00
                               Knoxville, TN 37920            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Josh Davis               4408 Airport Blvd.               Athlete/               01/01/98         0.00
                                 Austin TX 78722              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Kerry Classen           801 Astoria Park Dr.              Athlete/               01/01/01         0.00
                             Bakersfield, CA 93311            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Kerstin Weule             4743 S. Cedar Rd.                Athlete/               03/27/01         0.00
                               Evergreen, CO 80439            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Kris Kirchner          6000 N. Maple Grove Rd.             Athlete/               01/01/01         0.00
                              Bloomington, IN 47404           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Kristy Kowal             1726 Colony Drive                Athlete/               04/01/00         0.00
                               Wyomissing, PA 19610           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Larry Shofe             7315 San Carlos Road              Athlete/               07/01/98         0.00
                              Jacksonville, FL 32217          Coach Agreement

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
   Lenny Krayzelburg              LK Sports Inc.                 Athlete/               07/01/98         0.00
                                   Octagon                    Coach Agreement
                               50 Courtland Pier
                               Portland, ME 04101
                            Attention: Peter Carlisle
                                        OR
                                   LK Sports Inc.
                                Octagon Box 17574
                                Portland, ME 04112
-----------------------------------------------------------------------------------------------------------------
      Lindsay Benko            c/o Evan Morgenstein              Athlete/               07/01/99         0.00
                                Premier Management            Coach Agreement
                               200 Merry Hill Drive
                                Raleigh, NC 27606
-----------------------------------------------------------------------------------------------------------------
        Mark Ruiz             c/o Premier Management             Athlete/               07/01/98         0.00
                                 Merry Hill Drive             Coach Agreement
                                Raleigh, NC 27606
-----------------------------------------------------------------------------------------------------------------
      Mark Schubert            A-104 Surfside Ave.               Athlete/               01/01/01         0.00
                                Surfside, CA 90743            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Matt Scoggins                4900 Calhoun                  Athlete/               10/15/98         0.00
                                   Canyon Loop                Coach Agreement
                                 Austin, TX 78735
-----------------------------------------------------------------------------------------------------------------
       Megan Quann                11602-135th                    Athlete/               10/01/00         0.00
                                 Street, Court                Coach Agreement
                             E. Puyallup, WA 98374
-----------------------------------------------------------------------------------------------------------------
       Melvin Nash               1704 Todd Trail                 Athlete/               01/01/01         0.00
                                 College Station,             Coach Agreement
                                    TX 77845
-----------------------------------------------------------------------------------------------------------------
     Michael Smedley              1 Olympic Plaza                Athlete/                Mar 01          0.00
                                 Colorado Springs,            Coach Agreement
                                    CO 80909
-----------------------------------------------------------------------------------------------------------------
      Mike Chasson           3431 E. Cherokee Street             Athlete/               01/01/01         0.00
                                 Phoenix, AZ 85044            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Mike Hastings               10755 Voyaitzes                 Athlete/               01/01/01         0.00
                                  Auburn, CA 95603            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Mike Walker              1801 Lakeshore Drive              Athlete/               01/01/01         0.00
                                  Austin, TX 78746            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Misty Hyman                 1869 Alma Road                 Athlete/               06/01/01         0.00
                                Palo Alto, CA 94301           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Muray Stephens            11123 Powers Avenue               Athlete/               01/01/01         0.00
                              Cockeyville, MD 21030           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Neil Walker               c/o IMG 1360 East               Athlete/               08/01/98         0.00
                                  9th St., Ste 100            Coach Agreement
                                Cleveland, OH 44114
-----------------------------------------------------------------------------------------------------------------
     Nort Thornton                   4 Irvine                    Athlete/               01/01/01         0.00
                                 Moraga, CA 64556             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Patrick Hogan            10104 Whitehorn Drive              Athlete/               01/01/01         0.00
                               Charlotte, NC 28277            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Paul Bergen            14910 SW Carlsbad Drive             Athlete/               01/01/01         0.00
                               Beaverton, OR 97007            Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Paul Blair                216 Ridgeway Drive               Athlete/               01/01/01         0.00
                               Little Rock, AR 72205          Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Pete Raykovich           22253 N. DeAnza Circle             Athlete/               01/01/01         0.00
                                Cupertino, CA 95014           Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Peter Banks               14320 Diplomat Drive              Athlete/               01/01/99         0.00
                                 Tampa, FL 33613              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
     Peter Malone                8008 West Gate                  Athlete/               01/01/01         0.00
                                Lenexa, KS 66215              Coach Agreement

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
    Pierre LaFontaine           3252 E. Highland                 Athlete/               01/01/99         0.00
                               Phoenix, AZ 85018              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
        Rada Owen                 c/o Premier                    Athlete/               09/01/00         0.00
                                Management Merry              Coach Agreement
                              Hill Drive Raleigh,
                                    NC 27606
-----------------------------------------------------------------------------------------------------------------
      Richard Curl             730 Springvale Rd.                Athlete/               07/31/95         0.00
                                  Great falls,                Coach Agreement
                                    VA 22066
-----------------------------------------------------------------------------------------------------------------
      Richard Quick            725 Hobart Street                 Athlete/               01/01/01         0.00
                                  Menlo Park,                 Coach Agreement
                                    CA 94025
-----------------------------------------------------------------------------------------------------------------
    Richard Shoulberg             3208 Sunset                    Athlete/               01/01/01         0.00
                               Avenue Norristown,             Coach Agreement
                                    PA 19401
-----------------------------------------------------------------------------------------------------------------
       Rick Benner                2618 5th St.                   Athlete/               01/01/00         0.00
                                  SW Puyallup,                Coach Agreement
                                    WA 98373
-----------------------------------------------------------------------------------------------------------------
      Rick Schavone            48 Pearce Mitchell                Athlete/               01/01/01         0.00
                                   Stanford,                  Coach Agreement
                                    CA 94305
-----------------------------------------------------------------------------------------------------------------
      Robert Bowman              941 N. Calvert                  Athlete/               01/01/01         0.00
                                 St. Baltimore,               Coach Agreement
                                    MD 21202
-----------------------------------------------------------------------------------------------------------------
      Scott Tucker            197 Pineview Irvine,               Athlete/               05/01/01         0.00
                                    CA 92620                  Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Janet Evans              c/o SFX 220 West                 Athlete/               01/01/01         0.00
                                  42nd Street,                Coach Agreement
                              12th Floor New York,
                              NY 10036 SFX(N1598)
-----------------------------------------------------------------------------------------------------------------
     Sheila Taormina             30542 Puritan                   Athlete/               01/01/99         0.00
                               Livonia, MI 48154              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Skip Runkle               1316 Ann Court                  Athlete/               01/01/01         0.00
                              West Linn, OR 97068             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
Speedo/NISCA Sponsorship     c/o Thomas Wojslowoucs              Athlete/               09/01/00         0.00
                                93 Kennedy Blvd.              Coach Agreement
                               Bayonne, NJ 07002
-----------------------------------------------------------------------------------------------------------------
      Steve Collins             5233 Vanderbilt                  Athlete/               01/01/01         0.00
                                Dallas, TX 75206              Coach Agreement
-----------------------------------------------------------------------------------------------------------------
      Susan Teeter             44 Maplewood Drive                Athlete/               01/01/98         0.00
                               Cranbury, NJ 08512             Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Tim O'Brien            501 Seabreeze Blvd.                Athlete/               01/01/01         0.00
                            Ft. Lauderdale, FL 33316          Coach Agreement
-----------------------------------------------------------------------------------------------------------------
       Tom Malchow            c/o Evan Morgenstein               Athlete/               07/01/99         0.00
                               Premier Management             Coach Agreement
                              200 Merry Hill Drive
                               Raleigh, NC 27606
-----------------------------------------------------------------------------------------------------------------
       Tom Wilkens         2 Alpha Ct. Middletown, NJ            Athlete/               07/15/98         0.00
                                     07748                    Coach Agreement
-----------------------------------------------------------------------------------------------------------------
  University of Florida       Universtiy Athletic                Athlete/               07/01/98         0.00
                                  Assoc. Inc.                 Coach Agreement
                             PO 14485 Gainesville,
                                 FL 32604-2485
-----------------------------------------------------------------------------------------------------------------
 University of Michigan       Athletic Department                Athlete/               07/01/00         0.00
                              1000 S. State Street            Coach Agreement
                              Ann Arbor, MI 48109
-----------------------------------------------------------------------------------------------------------------
 University of Minnesota       Jean Freeman 3508                 Athlete/               01/01/01         0.00
                                 Spain Place NE               Coach Agreement
                             Minneapolis, MN 55418
-----------------------------------------------------------------------------------------------------------------
 University of Virginia       Athletic Department                Athlete/               07/15/00         0.00
                                University Hall               Coach Agreement
                           Charlottesville, VA 22903
-----------------------------------------------------------------------------------------------------------------
      USA Swimming              1 Olympic Plaza                  Athlete/               01/01/01         0.00
                               Colorado Springs,              Coach Agreement
                                  CO 80909
-----------------------------------------------------------------------------------------------------------------
      Vince Panzano            2600 Darling Road                 Athlete/               01/01/01         0.00
                              Blacklick, OH 43004             Coach Agreement

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
        Citibank              111 Wall Street New             Retirement Plan           06/29/89         0.00
                           York, NY 10043 Attention:              Trustee
                                  David Humza
-----------------------------------------------------------------------------------------------------------------
      Merrill Lynch        1400 Merrill Lynch Drive,        Savings Plan Trustee        05/01/95         0.00
                             MSC 04BSPRO, Pennington,        and Recordkeeper
                                   NJ 08534-
                             4125 Attention: Connie
                                   Carpenter
-----------------------------------------------------------------------------------------------------------------
  Deloite & Touche Tax        1751 Lake Cook Road             CORPTax Return            1/01/01-         0.00
    Technologies LLC          Deerfield, IL 60015          Preparation Software         12/31/03
                            Attention: Chris Popson               License
-----------------------------------------------------------------------------------------------------------------
          AAFES                  3911 S. Walton              Vendor agreement           03/08/02         0.00
                              Walker Blvd. Dallas,            for markdowns,
                              TX 75236 Attention:            advertising, etc.
                               Ramona Brookshire
-----------------------------------------------------------------------------------------------------------------
         Gart's                   PO Box 46527               Vendor agreement           03/14/02         0.00
                                Denver, CO 80201              for markdowns,
                                                             advertising, etc.
-----------------------------------------------------------------------------------------------------------------
       Sam's Club                702 SW 8th St.              Vendor agreement           11/01/01         0.00
                                  Bentonville,                for markdowns,
                                    AK 72716                 advertising, etc.
-----------------------------------------------------------------------------------------------------------------
      Sport Chalet             920 Foothill Blvd.             Vendor agreement          03/14/02         0.00
                              La Canada, CA 91011              for markdowns,
                                                             advertising, etc.
-----------------------------------------------------------------------------------------------------------------
    Sports Authority             PO Box 508003               Vendor agreement           05/28/02         0.00
                                  Lauderdale,                 for markdowns,
                                 FL 33340-7002               advertising, etc.
-----------------------------------------------------------------------------------------------------------------
        Wal-Mart                 702 SW 8th St.              Vendor agreement                            0.00
                                  Bentonville,                for markdowns,
                                    AK 72716                 advertising, etc.
-----------------------------------------------------------------------------------------------------------------
   Bed, Bath & Beyond           650 Liberty Ave.               EDI Agreement            11/10/98         0.00
                                Union, NJ 07083
                                Copy to: City of
                                  Philadelphis
                                  c/o Liberty
                               Place Retail Assoc.
                               1625 Chestnut St.
                                 Philadelphia,
                               Pennsylvania 19103
-----------------------------------------------------------------------------------------------------------------
        Dillards                1600 Cantrell Rd.              EDI Agreement            07/31/00         0.00
                                  Little Rock,
                              AR 72201 Attention:
                                  Dean Worley
-----------------------------------------------------------------------------------------------------------------
      Footstar Corp            3201 W. Royal Lane              EDI Agreement                             0.00
                                Irving, TX 75063
-----------------------------------------------------------------------------------------------------------------
         Meijer                 2929 Walker Ave.               EDI Agreement            02/21/00         0.00
                                NW Grand Rapids,
                                    MI 49504
-----------------------------------------------------------------------------------------------------------------
 Oshman's Sporting goods       Gart's Sports Co.               EDI Agreement            01/07/00         0.00
                                  PO Box 46527
                                Denver, CO 80201
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           Karen Kong Polo/               EDI Agreement            07/10/00         0.00
                               Ralph Lauren Corp
                                 9 Polito Ave.
                                   Lyndhurst,
                                    NY 07071
-----------------------------------------------------------------------------------------------------------------
         Zellers                    AP Dept.                   EDI Agreement            06/09/00         0.00
                                Serv Cptes.Foum.
                                  PO Box 4220,
                               Station A Toronto,
                                   ON Canada
-----------------------------------------------------------------------------------------------------------------
   David Saxl & Spencer           205 W. 39th                    Indp Rep               12/01/98         0.00
        Weinberg                Street New York,
                                    NY 10018
-----------------------------------------------------------------------------------------------------------------
 Lawler Grp & Pam Lawler         250 Spring St.                  Indp Rep               12/01/98         0.00
                                  Ste.135 118A
                               Atlanta, GA 30303
-----------------------------------------------------------------------------------------------------------------
 Price Inc & James Price         J. Price Inc.                   Indp Rep               11/01/00         0.00
                               1320 Fairway Drive
                                  Chesapeake,
                                    VA 23320
-----------------------------------------------------------------------------------------------------------------
      Stacey Gossman             4764 La Villa                   Indp Rep               03/01/99         0.00
                                Marina, Suite A
                                Marina Del Rey,
                                    CA 90292
-----------------------------------------------------------------------------------------------------------------
     TALXUC Express             10101 Woodfield                Unemployment             12/30/94         0.00
                                 Lane St. Luis,                Compensation                and
                                    MO 63132                 Service Agreement        amended 1/02
                                                            (formerly The Frick
                                                                 Company)
-----------------------------------------------------------------------------------------------------------------
    UNITE Local 1701           UNITE Mid-Atlantic               Collective              03/02/01         0.00
                              Regional Joint Board              Bargaining
                                903 Russell Ave.                 Agreement
                                   Suite 400,
                                 Gaithersburg,
                                    PA 20879

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
          VPSI                 1220 Rankin Street                Rideshare              07/01/97         0.00
                                 Troy, MI 48083               transportation
-----------------------------------------------------------------------------------------------------------------
     Elaine Villano              25 Phesant Run              Independent Sales                           0.00
                               Kinnelon, NJ 07405             Representative
-----------------------------------------------------------------------------------------------------------------
       Pam Lawler             1 Bay Club Dr. Ste.            Independent Sales          12/01/98         0.00
                                 19-A Bayside,                Representative
                                    NY 11360
-----------------------------------------------------------------------------------------------------------------
      AFC - Canada             9770 Trans Canada              Royalty-Speedo                             0.00
                               Saint Larent, Que,
                                    H4S 1V9
-----------------------------------------------------------------------------------------------------------------
    Agnes B. Trouble           194 Rue de Rivoli               Agreement on             02/20/01         0.00
                               75001 Paris France              ALLEN B mark
-----------------------------------------------------------------------------------------------------------------
        Anne Cole               1709 Ambassador            License agreement in         10/26/93         0.00
                              Ave. Beverly Hills,              perpetuity to           as amended
                                    CA 90210                  manufacture and
                                                            distribute swimwear
                                                              and activewear
                                                              under the ANNE
                                                              COLE trademark
-----------------------------------------------------------------------------------------------------------------
   Body Art Australia         79-81 Coppin Street             Export Customer           08/01/98         0.00
                             Richmond Victoris 3121       Exclusive Distribution       as amended
                              Australia Attention:               Agreement            and extended
                              Mr. Clyde Davenport
-----------------------------------------------------------------------------------------------------------------
    Calvin Klein Inc.          205 W. 39th Street            Royalty CK Jeans           03/31/99         0.00
                                   New York,
                              NY 10018 Attention:
                             Mr. Barry K. Schwartz
                           Copy to: Calvin Klein, Inc.,
                           205 W. 39th Street New York,
                              NY 10018 Attention:
                             Deirdre Miles-Graeter
                             Copy to: Paul, Weiss,
                            Rifkind, Wharton & Garrison
                               1285 Avenue of the
                               Americas New York,
                                 NY 10019-6064
                                   Attention:
                             Robert M. Hirsh, Esq.
-----------------------------------------------------------------------------------------------------------------
    Calvin Klein Inc.          205 W. 39th Street               Royalty CK                               0.00
                                   New York,                   Jeans - Kids
                              NY 10018 Attention:
                           Mr. Barry K. Schwartz Copy
                                      to:
                              Calvin Klein, Inc.,
                               205 W. 39th Street
                                   New York,
                              NY 10018 Attention:
                             Deirdre Miles-Graeter
                             Copy to: Paul, Weiss,
                            Rifkind, Wharton & Garrison
                               1285 Avenue of the
                               Americas New York,
                                 NY 10019-6064
                                   Attention:
                             Robert M. Hirsh, Esq.
-----------------------------------------------------------------------------------------------------------------
    Calvin Klein Inc.          205 W. 39th Street           National Advertising                         0.00
                                   New York,                     CK Jeans
                              NY 10018 Attention:
                             Mr. Barry K. Schwartz
                           Copy to: Calvin Klein, Inc.,
                               205 W. 39th Street
                                   New York,
                              NY 10018 Attention:
                             Deirdre Miles-Graeter
                             Copy to: Paul, Weiss,
                           Rifkind, Wharton & Garrison
                               1285 Avenue of the
                               Americas New York,
                                 NY 10019-6064
                                   Attention:
                             Robert M. Hirsh, Esq.
-----------------------------------------------------------------------------------------------------------------
    Calvin Klein Inc.          205 W. 39th Street            Men's Accessories          03/14/94         0.00
                                   New York,                    License for            as extended
                              NY 10018 Attention:              CALVIN KLEIN
                           Mr. Barry K. Schwartz Copy        products on men's
                                      to:                       accessories
                              Calvin Klein, Inc.,
                               205 W. 39th Street
                                   New York,
                              NY 10018 Attention:
                             Deirdre Miles-Graeter
                             Copy to: Paul, Weiss,
                           Rifkind, Wharton & Garrison
                               1285 Avenue of the
                               Americas New York,
                                 NY 10019-6064
                                   Attention:
                             Robert M. Hirsh, Esq.

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
   Calvin Klein Inc.       205 W. 39th Street New York,     Exclusive License to       08/04/94 as       0.00
                                NY 10018 Attention:        manufacture, distribute     amended and
                               Mr. Barry K. Schwartz       and sell Men's and           extended
                           Copy to: Calvin Klein, Inc.,      Women's jeans and
                                205 W. 39th Street         jeans related items for
                                 New York, NY 10018           CALVIN KLEIN/CK
                             Attention: Deirdre Miles-        CALVIN KLEIN and
                              Graeter Copy to: Paul,          Variations and
                           Weiss, Rifkind, Wharton &          CALVIN KLEIN
                            Garrison 1285 Avenue of the      JEANS, CK/CALVIN
                             Americas New York, NY            CLEIN JEANS AND
                                 10019-6064                   CK/CALVIN KLEIN
                           Attention: Robert M. Hirsh,            KHAKIS
                                     Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,     Exclusive License for      08/04/94 as       0.00
                                NY 10018 Attention:         CALVIN KLEIN marks         amended and
                               Mr. Barry K. Schwartz        for jeans and jeans         extended
                           Copy to: Calvin Klein, Inc.,        related items
                                205 W. 39th Street
                                 New York, NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                           Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York, NY
                                 10019-6064
                           Attention: Robert M. Hirsh,
                                     Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,      Settlement Agreement       01/22/01         0.00
                                NY 10018 Attention:
                               Mr. Barry K. Schwartz
                           Copy to: Calvin Klein, Inc.,
                                205 W. 39th Street
                                 New York, NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                           Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York, NY
                                 10019-6064
                           Attention: Robert M. Hirsh,
                                     Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,       Trust Agreement           03/14/94         0.00
                                NY 10018 Attention:        transferring all CALVIN
                               Mr. Barry K. Schwartz        KLEIN marks worldwide
                           Copy to: Calvin Klein, Inc.,
                                205 W. 39th Street
                                 New York, NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                           Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York, NY
                                 10019-6064
                           Attention: Robert M. Hirsh,
                                     Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,    Men's Underwear License      03/14/94         0.00
                                NY 10018 Attention:           Agreement between
                               Mr. Barry K. Schwartz       Calvin Klein Trademark
                           Copy to: Calvin Klein, Inc.,    Trust and Clavin Klein,
                                205 W. 39th Street                 Inc.
                                 New York, NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                           Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York, NY
                                 10019-6064
                           Attention: Robert M. Hirsh,
                                     Esq.

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,   Women's Intimate Apparel      03/14/94         0.00
                                NY 10018 Attention:           License Agreement
                               Mr. Barry K. Schwartz
                           Copy to: Calvin Klein, Inc.,
                                205 W. 39th Street
                                 New York, NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                           Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York, NY
                                 10019-6064
                           Attention: Robert M. Hirsh,
                                     Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,      Quality Assurance          03/14/94         0.00
                               NY 10018 Attention:              Agreement
                              Mr. Barry K. Schwartz
                              Copy to: Calvin Klein,
                            Inc., 205 W. 39th Street
                                New York, NY 10018
                            Attention: Deirdre Miles-
                           Graeter Copy to: Paul,
                             Weiss, Rifkind, Wharton &
                             Garrison 1285 Avenue of
                              the Americas New York,
                                  NY 10019-6064
                            Attention: Robert M. Hirsh,
                                       Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,      Servicing Agreement        03/14/94         0.00
                                NY 10018 Attention:
                               Mr. Barry K. Schwartz
                              Copy to: Calvin Klein,
                            Inc., 205 W. 39th Street
                                  New York, NY 10018
                             Attention: Deirdre Miles-
                           Graeter Copy to: Paul,
                            Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York,
                                  NY 10019-6064
                            Attention: Robert M. Hirsh,
                                      Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,    Acquisition Agreement        03/14/94         0.00
                               NY 10018 Attention:        acquiring the beneficial
                              Mr. Barry K. Schwartz        ownership interest in
                            Copy to: Klein, Inc., 205        the CALVIN KLEIN
                                 W. 39th Street                Trademarks
                              New York, NY 10018
                             Attention: Deirdre Miles-
                           Graeter Copy to: Paul,
                            Weiss, Rifkind, Wharton &
                             Garrison 1285 Avenue of
                             the Americas New York, NY
                                  10019-6064
                            Attention: Robert M. Hirsh,
                                       Esq.
-----------------------------------------------------------------------------------------------------------------
  Calvin Klein Inc.        205 W. 39th Street New York,   Administration Agreement      03/14/94         0.00
                           NY 10018 Attention: Mr. Barry   (Underwear and Intimate
                            K. Schwartz Copy to: Calvin           Apparel)
                               Klein, Inc., 205 W.
                              39th Street New York,
                                    NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                              Weiss, Rifkind, Wharton
                             & Garrison 1285 Avenue of
                                the Americas
                             New York, NY 10019-6064
                           Attention: Robert M. Hirsh,
                                        Esq.

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
   Calvin Klein Inc.       205 W. 39th Street New York,     Worldwide Transfer          03/14/94         0.00
                                NY 10018 Attention:            Agreement
                               Mr. Barry K. Schwartz
                           Copy to: Calvin Klein, Inc.,
                                205 W. 39th Street
                                 New York, NY 10018
                             Attention: Deirdre Miles-
                              Graeter Copy to: Paul,
                           Weiss, Rifkind, Wharton &
                            Garrison 1285 Avenue of the
                             Americas New York, NY
                                 10019-6064
                           Attention: Robert M. Hirsh,
                                     Esq.
-----------------------------------------------------------------------------------------------------------------
       Christine                17 Cosdrew Lane             Patent license for         10/31/1995        0.00
    Grimaldi/Matthew          East Hampton, NY 11907           Fitness Rope
       Grimaldi
-----------------------------------------------------------------------------------------------------------------
   Cradle Togs, Inc.         77 South First Street            Termination of            05/06/99         0.00
                               Elizabeth, NJ 07206              Sublicense
                               and d/b/a Children's            Agreement to
                               Apparel Network 112             manufacture
                               West 34th Street New         children's swimwear
                                 York, NY 10102
-----------------------------------------------------------------------------------------------------------------
    Deere & Company              John Deere Road                Settlement              06/23/97         0.00
                              Moline, Illinois 61265           agreement on
                                                             expanded use of
                                                           leaping stag design
                                                                  mark
-----------------------------------------------------------------------------------------------------------------
    Deere & Company              John Deere Road                Settlement             10/14/1975        0.00
                              Moline, Illinois 61265       agreement of pending
                                                           litigation on use of
                                                           leaping stag design
                                                                   mark
-----------------------------------------------------------------------------------------------------------------
   Endurance Sports              3455 Edison Way            Swim Foil Paddles           Oct 96 -         0.00
 Tech./Hydraulic Swim             Menlo Park, CA                                       perpetuity
                           94025 Attention: Marc Evans                               (or expiration
                                                                                        of last
                                                                                        patent)
-----------------------------------------------------------------------------------------------------------------
 Face First, Inc. and         FaceFirst, Inc., 34342        Patent license for          11/10/98         0.00
 Skellerup Industries           Pacific Coast Hwy,          non-stick compound
      (Malaysia)              Unti "A", Dana Point,            SlickFinish
                                  CA 92629; and
                              Skellerup Industries
                               (Malaysia) SDN BHD,
                               K.B. 705, Ulu Tiram
                               Estate, 80990 Johor
                                 Bahru, Malaysia
-----------------------------------------------------------------------------------------------------------------
      Fleetcraft              International House 2           Export Customer           07/25/00
 International Limited          Lower Ashley Road              Non-Exclusive
                                Ashley New Milton               Distribution
                                Hampshire BH24 5AD               Agreement
                                    England
-----------------------------------------------------------------------------------------------------------------
Jaco Enterprises, Inc.         740 West Aire Libre           Method for sealing       Aug 00 - life      0.00
                                  Avenue PO Box            external auditory ear       of patent
                             22084 Phoenix, AZ 85028              canal
                                                            (earplugs/headband
                                                                  product)
-----------------------------------------------------------------------------------------------------------------
  Jashanmal National            Al Lotus Building               Distribution
     Company, LLC              Salah-Al-Din Street             Agreement for
                              PO Box 1545 Dubai, UAR        intimate apparel and
                                                             men's accessories
-----------------------------------------------------------------------------------------------------------------
     Jordan Marsh               Jordan March Ltda.          Settlement Agreement        02/02/01         0.00
  Ltda./Jordan March           Avenida Estacion No.           terminating the
 Latin American, Inc.             5AN-17, Cali,            Distribution Agreement
                                 Columbia/Jordan            and related Consent
                                   March Latin               Judgment Against
                               American, Inc. 16th             Jordan Marsh
                               Street, Roosevelt Ave,
                                 Silbros Bldg. Rm. 2,
                                  PO Box 32-0024
                                 Colon Free Zone,
                                Republic of Panama
-----------------------------------------------------------------------------------------------------------------
 Khalil Fattal Et Fils        Sindia s.a.r.l., B.P.           Export Customer          10/13/99          0.00
        S.A.L.                  773 Beyrouth-Liban             Non-Exclusive
                              Jisr el Wati - Sin El Fil     Distribution Agreement
-----------------------------------------------------------------------------------------------------------------
Lambert Howarth Safety          Marshalls Road NN9         Coexistence Agreement                         0.00
        Limited                 6EX Wellingborough
                                  Great Britain
-----------------------------------------------------------------------------------------------------------------
  Larema Distribuion,               36 Rue des                Export Customer          1/1/99 as         0.00
         S.A.                  Maraichers P.O. Box             Non-Exclusive          amended and
                                113 1211 Geneva,           Distribution Agreement      extended
                              Switzerland Attention:
                                 Mr. Bernard Comre

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

-----------------------------------------------------------------------------------------------------------------
                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
    Leading Lady, Inc.                                    Settlement Agreement to       07/05/00         0.00
                                                           cease manufacture of
                                                           Sparkle Satin padded
                                                              underwire bra
-----------------------------------------------------------------------------------------------------------------
  Lifeguard Licensing             c/o Ruby Azrak           Trademark License for      July 1, 1995       0.00
         Corp.               1385 Broadway, Ste. 1407        LIFEGUARD used on        as extended
                                New York, NY 10018         apparel and sporting
                                                                accessories
-----------------------------------------------------------------------------------------------------------------
   Macroconceptos S.A.       Presa Salinillas No. 370     Termination and Release       05/01/01         0.00
        de C.V.                  desp. 704, Col.                 of Sales
                             Irrigacion, C.P. 11200,          Representative
                                   Mexico, D.F.              Letter Agreement
                                                           dated May 14, 1998
-----------------------------------------------------------------------------------------------------------------
   Martin Philip Hull           Martin Philip Hull        Settlement agreement of       11/02/98         0.00
                                  Menlo Park, CA               litigation of
                                                              Pro Short Fins
-----------------------------------------------------------------------------------------------------------------
     Mayer-Bershire               25 Edison Road           Coexistence Agreement        05/03/96         0.00
       Corporation               Wayne, NJ 07470              for WARNER'S IN
                                                               CONTROL and IN
                                                              CONTROL products
-----------------------------------------------------------------------------------------------------------------
  N. & AN. Kanellakis &          30-32 Perikleous            Export Customer Non        1/1/99 as        0.00
        Co. O.E.                   Str. 105 62             Exclusive Distribution        amended
                                  Athens, Greece                  Agreement           and extended
-----------------------------------------------------------------------------------------------------------------
    O.B.T. CO., LTD            6-5-1 Nishi Shinjuku        Export Customer Non-         8/1/98 as        0.00
                                   Shinjuku-ku            Exclusive Distribution         amended
                                   Tokyo Japan                   Agreement            and extended
                              Attention: Mr. Takashi
                                       Sudo
-----------------------------------------------------------------------------------------------------------------
  Piccoli International       Oster Alle 48, DK-2100           Termination of           08/26/97         0.00
           A/S                  Copenhaen, Denmark         Distribution Agreement
                                                           dated January 1, 1997
-----------------------------------------------------------------------------------------------------------------
   Polo Ralph Lauren            650 Madison Avenue             Chaps License            06/02/98         0.00
      Corporation               New York, NY 10022           Amendment adding
                            Attention: President with       Mexico to Territory
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
   Polo Ralph Lauren            650 Madison Avenue            Letter Agreement          06/16/99         0.00
      Corporation               New York, NY 10022          extending U.S. Chaps
                            Attention: President with       License and assigning
                              copy to Sherry Jetter        Canadian Chaps License
-----------------------------------------------------------------------------------------------------------------
   Polo Ralph Lauren,           650 Madison Avenue         Amended and Restated         01/01/96         0.00
          L.P.                  New York, NY 10022           License Agreement
                            Attention: President with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
    PRL Fashions of             650 Madison Avenue         Distribution Agreement       02/08/99         0.00
      Europe Sr.                New York, NY 10022
                            Attention: President with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
      PRL USA Inc.              650 Madison Avenue             Royalty Chaps            01/01/02         0.00
                                New York, NY 10022
                            Attention President; with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
      PRL USA USA,              650 Madison Avenue            Men's Sportswear           1/1/96          0.00
    successor to Polo           New York, NY 10022          License for CHAPS BY       as amended
 Ralph Lauren, LP and        Attention President with         RALPH LAUREN AND        and extended
    the Polo/Lauren           copy to Sherry Jetter              CHAPS marks
       Company LP
-----------------------------------------------------------------------------------------------------------------
   PRL USA, Inc. and            650 Madison Avenue          License Agreement to         2/1/98,         0.00
      Polo/Lauren               New York, NY 10022             manufacture and         as amended
      Company, LP           Attention: President with        distribute swimwear      and extended
                              copy to Sherry Jetter               under the
                                                             RALPH LAUREN, POLO
                                                                 SPORT RALPH
                                                               LAUREN and POLO
                                                             SPORT-RLX, LAUREN-
                                                               RALPH LAUREN,
                                                             RALPH-RALPH LAUREN
                                                                 trademarks
-----------------------------------------------------------------------------------------------------------------
      San Floria                1 F, No. 3 Lane 20          Export Customer Non-         8/1/97          0.00
International Co., Ltd.            Jen Ai Road             Exclusive Distribution      as amended
                             Section 2 Taipei, Taiwan             Agreement           and extended
                             Attention: Mr. Woody Liu
-----------------------------------------------------------------------------------------------------------------
  Speedo Holdings B.V.          Pentland Group PLC           Authentic Fitness           5/8/92          0.00
                               The Pentland Centre,           Name Agreement            effective
                              Lakside, Squires Lane,                                    4/29/92
                               Finchley, London N#
                                   2QL England

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

-----------------------------------------------------------------------------------------------------------------
                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
  Speedo Holdings B.V.         Pentland Group PLC           addendum to address         12/07/95         0.00
                              The Pentland Centre,            use of name and
                             Lakside, Squires Lane,         marks in connection
                               Finchley, London N#           with retail stores
                                   2QL England
-----------------------------------------------------------------------------------------------------------------
     Speedo Holdings            Pentland Group PLC              Memorandum of           12/15/95         0.00
       B.V./Speedo             The Pentland Centre,             Understanding
   International Ltd.         Lakside, Squires Lane,        Regarding Calculation
                               Finchley, London N#            of Royalties for
                                   2QL England             Licensed Products Sold
                                                               By the SPEEDO/
                                                              AUTHENTIC FITNESS
                                                                Retail Stores
-----------------------------------------------------------------------------------------------------------------
  Speedo International          Pentland Group PLC          License Agreement in         5/10/90         0.00
         Limited               The Pentland Centre,         perpetuity for SPEEDO      as amended
                              Lakside, Squires Lane,              marks in
                               Finchley, London N#             U.S. and Canada
                                    2QL England
-----------------------------------------------------------------------------------------------------------------
  Speedo International          Pentland Group PLC          Sublicense Agreement        05/14/90         0.00
         Limited               The Pentland Centre,
                              Lakside, Squires Lane,
                               Finchley, London N#
                                   2QL England
-----------------------------------------------------------------------------------------------------------------
  Speedo International          Pentland Group PLC          License Agreement in         5/10/90         0.00
          Ltd.                 The Pentland Centre,         perpetuity for SPEEDO      as amended
                              Lakside, Squires Lane,         marks in Mexico and
                               Finchley, London N#                Caribbean
                                   2QL England
-----------------------------------------------------------------------------------------------------------------
     Sportzone S.A.             Avda. Francisco de             Customer Letter          03/06/00         0.00
                                  Miranda, Torre            Agreement for sale of
                              Proviincial B, Piso 3,       multibrand products in
                                Ofic. 32, Chacao,                 Venezuela
                                Caracas Venezuela
-----------------------------------------------------------------------------------------------------------------
 Store Specialists, Inc.      Midland Buendia Bldg.,        Export Customer Non-         1/1/01          0.00
                              Sen Gil Puyat Avenue,        Exclusive Distribution      as amended
                                Makati City, Metro                Agreement           and extended
                               Manila, Philippines
-----------------------------------------------------------------------------------------------------------------
      U.S. Luggage            United States Luggage         Termination of Sales        03/14/01         0.00
      Company, L.P.             Company, L.P., 400        Representative Agreement
                                  Wireless Blvd.             dated June 1, 1999
                                Hauppauge NY 11788
                              Attention: Mr. Richard
                               Krulik, Chairman and
                                       CEO
-----------------------------------------------------------------------------------------------------------------
     Wal-Mart Stores              702 SW 8th St.             License agreement          08/01/93         0.00
                              Bentonville, AK 72716             /White Stag            as amended
                                                                                      and extended
-----------------------------------------------------------------------------------------------------------------
     Wal-Mart Stores              702 SW 8th St.             License agreement          08/01/93         0.00
                              Bentonville, AK 72716             /White Stag            as amended
                                                                                      and extended
-----------------------------------------------------------------------------------------------------------------
     Wal-Mart Stores              702 SW 8th St.             License agreement          12/29/93         0.00
                              Bentonville, AK 72716              /Catalina             as amended
                                                                                      and extended
-----------------------------------------------------------------------------------------------------------------
     Wal-Mart Stores              702 SW 8th St.             License agreement          12/29/93         0.00
                              Bentonville, AK 72716              /Catalina             as amended
                                                                                      and extended
-----------------------------------------------------------------------------------------------------------------
      Western Glove              555 Logan Avenue              Termination of           02/28/00         0.00
       Works R.S.              Winnipeg, Manitoba,              Independent
                                  Canada R3A OS4           Sales Representative
                             Attention: Mr. R. Silver           Agreement
-----------------------------------------------------------------------------------------------------------------
        Anne Cole              1709 Ambassador Ave.         Consultant - Design        10/26/1993        0.00
                             Beverly Hills, CA 90210             Services              as amended
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           650 Madison Avenue          Compensation/Design         Jul 98 -         0.00
                                New York, NY 10022               services                Jun 99
                            Attention: President with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           650 Madison Avenue          Compensation/Design         Jul 99 -         0.00
                                New York, NY 10022               services                Jun 00
                            Attention: President with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           650 Madison Avenue          Compensation/Design         Jul 00 -         0.00
                                New York, NY 10022               services                Jun 01
                            Attention: President with
                              copy to Sherry Jetter

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

-----------------------------------------------------------------------------------------------------------------
                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           650 Madison Avenue          Compensation/Design         Jul 01 -         0.00
                                New York, NY 10022               services                Jun 02
                            Attention: President with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           650 Madison Avenue          Compensation/Design         Jul 02 -         0.00
                                New York, NY 10022               services                Jun 03
                            Attention: President with
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
    Polo Ralph Lauren           650 Madison Avenue           Design Agreement           2/1/98 as        0.00
       Corporation              New York, NY 10022                                    amended and
                            Attention: President with                                   extended
                              copy to Sherry Jetter
-----------------------------------------------------------------------------------------------------------------
   Polo Ralph Lauren,           650 Madison Avenue          Design Services and          11/1/96         0.00
          L.P.                  New York, NY 10022           Copyright License        (assigned to
                            Attention: President with          Agreement for           Warnaco of
                              copy to Sherry Jetter              CHAPS BY               Canada on
                                                               RALPH LAUREN             6/16'99)
                                                               mark on men's
                                                                sportswear
-----------------------------------------------------------------------------------------------------------------
      PRL USA USA,              650 Madison Avenue            Design Services           01/01/96         0.00
    successor to Polo           New York, NY 10022          Agreement for CHAPS
  Ralph Lauren, LP and      Attention: President with
     the Polo/Lauren          copy to Sherry Jetter
       Company LP
-----------------------------------------------------------------------------------------------------------------
     El Corte Ingles          calle Hermosilla, 112             Commercial              08/15/99         0.00
                                  Madrid, SPAIN               Collaboration
                                                             (Non-Exclusive)
-----------------------------------------------------------------------------------------------------------------
          Aldon                   1999 Harrison               Software License                           0.00
                                  St. Suite 1500
                                Oakland, CA 94612
                             Attention: Bob Anderson
-----------------------------------------------------------------------------------------------------------------
           CGS                    1675 Broadway             Hardware Maintenance        12/30/01         0.00
                                New York, NY 10019
                             Attention: Phil Williams
-----------------------------------------------------------------------------------------------------------------
           CGS                    1675 Broadway                   Software                               0.00
                                New York, NY 10019
                             Attention: Phil Williams
-----------------------------------------------------------------------------------------------------------------
        DataVault                12515 Sherman Way         Off-Site Data Storage        06/20/00        4,300.16
                                 North Hollywood,
                                     CA 91605
                             Attention: Gary Swaigen
-----------------------------------------------------------------------------------------------------------------
        Datavault                12515 Sherman Way            Network backup                             482.20
                                 North Hollywood,
                                     CA 91605
                             Attention: Gary Swaigen
-----------------------------------------------------------------------------------------------------------------
           DSA                2 Pin Plaza Suite 1500           UPS systems                               0.00
                                New York, NY 10121
                               Attention: John Raio
-----------------------------------------------------------------------------------------------------------------
           EMS                   19 Tompkins Ave.             EMS Cleaning of                           2,432.70
                             Pleasantville, NY 10570            Data Center
                             Attention: Rich DeBlasi
-----------------------------------------------------------------------------------------------------------------
       Firemaster                2684 Lacy Street          Inergen system, server                       1,320.00
                                   Los Angeles,
                                 California 90031
-----------------------------------------------------------------------------------------------------------------
   GE Global Exchange               100 Edison                  Maintenance                               0.00
        Services                Park Drive MS52A2
                                  Gaithersburg,
                                  MD 20878-3204
-----------------------------------------------------------------------------------------------------------------
   Gerber Technologies            24 Industrial                  Web PDM/PDS                           24,795.43
          Inc.                    Park Road West
                                Tolland, CT 06084
                                Attention: Malcom
                                     Gullish
-----------------------------------------------------------------------------------------------------------------
      Hartford Fire            543 Boston Post Rd.          Hartford Fire DC fire                        0.00
                                Milford, CT 06640                surpression
-----------------------------------------------------------------------------------------------------------------
         Hawkeye                  P.O. Box 2167               Software License                           0.00
                              Fort Collins, CO 80522
                             Attention: Cindy Starck
-----------------------------------------------------------------------------------------------------------------
        IBM Corp.            2929 North Central Ave.         Lease of Standalone        12/01/01         0.00
                                Phoenix, AZ 85012                Modem V.32
-----------------------------------------------------------------------------------------------------------------
        IBM Corp.            2929 North Central Ave.        Hardware maintenance                         0.00
                                Phoenix, AZ 85012
                               Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
    Integrated Visual            1207-E. Crew Rd.              AS/400 Software                          2,875.50
         Systems                Matthew, NC 28105             /Inventory (IVS)
                             Attention: Joe Wadlinger
-----------------------------------------------------------------------------------------------------------------
       Interworld              41 East 11th Street               Speedo.com                              0.00
                                    11th Floor                 E-commerce Sys.
                                New York NY 10003
                              Attention: Robert Weis
-----------------------------------------------------------------------------------------------------------------
           JDA               14400 North 87th Street               AS/400                                0.00
                                   Scottsdale,                SOFTWARE (RETAIL)
                                  AZ 85260-3649
                            Attention: Victor Foreman

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                                     DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS            CONTRACT DESCRIPTION     EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
  Manhattan Associates            P.O. Box 102851           AS/400 SOFTWARE PkMS                         0.00
                                 Atlanta, GA 90368
                                    Attention:
                                Patricia Tessendorf
-----------------------------------------------------------------------------------------------------------------
       Microsoft                  1 Microsoft Way             Software License                           0.00
                                 Redmond, WA 98052
-----------------------------------------------------------------------------------------------------------------
        Monarch             175 Cabot Street, Suite 503            Report                                0.00
                                 Kiwekkm, NA 01854        Formatting/Merchandising
-----------------------------------------------------------------------------------------------------------------
       Peregrine               1277 Lenox Park Blvd.          Software License          08/01/00         0.00
                                 Atlanta, GA 30319
                              Attention: Chris Mascis
-----------------------------------------------------------------------------------------------------------------
        Prodata                2809 South 160th St.,         AS/400 Software/DBU        05/30/01        960.00
                                 Suite 401 Omaha,
                                   NE+H292 68130
                             Attention: Rachel Hartley
-----------------------------------------------------------------------------------------------------------------
          QRS                     1400 Marina Way           Maintenance Agreement                        0.00
                             South Richmond, CA 94804
-----------------------------------------------------------------------------------------------------------------
  Ron Lynn Management           1037 Route 45 East           Software License &                          0.00
                                Ste C-106 Clifton,               Consulting
                                     NJ 07013
-----------------------------------------------------------------------------------------------------------------
       Safestone             600 Alexander Park, Suite             AS/400                              15,900.00
                              303 Princeton, NJ 08540        Software/Detect-IT
                             Attention: Martin Norman
-----------------------------------------------------------------------------------------------------------------
Secured Document Systems     10550 Dearwood Park Blvd.       A/P Check Printing                          0.00
         (SDDS)               Bldg 300 Jacksonville,              software
                                     FL 32256
                               Attention: Kim Wolfe
-----------------------------------------------------------------------------------------------------------------
     Showcase Vista          4131 Highway 52 North Ste            Data Base                              0.00
                              G11 Rochester, MN 55901      Query/Finance/software
                              Attention: Tammie Myers
-----------------------------------------------------------------------------------------------------------------
          SVI                     5607 Plamer Way            AS/400 Software SVI        03/23/00         0.00
                                Carlsbad, CA 92008                 Retail
                               Attention: Pat Jordon
-----------------------------------------------------------------------------------------------------------------
 Touchtone Corporation         3151 Airway Bldg. I-3            AS/400 Retail           06/12/01        1,498.50
                               Costa Mesa, CA. 92626
-----------------------------------------------------------------------------------------------------------------
  Vital Records Inc.,             P.O. Box 688563           Maintenance Agreement                       5,147.25
                                  New Center Road
                                Flagtown, NJ 08821
-----------------------------------------------------------------------------------------------------------------
     ICI Solutions             1212 E. Grandview Rd.        Software Maintenance       7/02 - 6/03       0.00
                               Phoenix, AZ 85022 or
                             7201 W. Oakland, Suite 2
                                Chandler, AZ 85226
                               Attention: Kim Meche
-----------------------------------------------------------------------------------------------------------------
The GetPaid Corporation          300 Lanidex Plaza          Software Maintenance      12/01 - 12/02      0.00
                             Parsippany, NJ 07054-3409
                              Attention: James Kinney
-----------------------------------------------------------------------------------------------------------------
   Hyperion Solutions          1344 Crossman Avenue         Software Maintenance       7/02 - 6/03      164.50
                                Sunnyvale, CA 94089
                            Attention: Shereen Moubayed
                                   Headquarters
-----------------------------------------------------------------------------------------------------------------
      Fiware, Inc.          155 Technology Parkway #400     Software Maintenance      11/01 - 10/02      0.00
  (formerly Westcorp)         Norcross, Georgia 30092
                             Attention: Evette Jackson
-----------------------------------------------------------------------------------------------------------------
 Business Software Inc.     155 Technology Parkway #100     Software Maintenance       5/02 - 5/03       0.00
         (BSI)                Norcross, Georgia 30092
                              Attention: Patty Odell
-----------------------------------------------------------------------------------------------------------------
      SPS Commerce          1450 Energy Park Dr. Suite               EDI                02/23/01         0.00
                              127 St. Paul, MN 55108       Testing/Certification
-----------------------------------------------------------------------------------------------------------------
    Automation Taft             1230 Long Beach Ave             Parking Lease              N/A          166.60
    Printing Company           Los Angeles, CA 90021
                             Attention: Aileen Platon
-----------------------------------------------------------------------------------------------------------------
     Chin Jung Co.              936 Long Beach Ave.             Parking Lease              N/A          382.95
                               Los Angeles, CA 90021
                                 Attention: Julie
-----------------------------------------------------------------------------------------------------------------
        Parpark                100 W. Walnut GE104A             Parking Lease              N/A          91.57
                                Pasadena, CA 91124
                             Attention: Eli Portiallo

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                                     DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS            CONTRACT DESCRIPTION     EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------

 A.P.I. Security               30 Rayette Rd.              Alarm monitoring          02/02/02         0.00
                              Concord, Ont., L4K 2G3             (King St.)
-----------------------------------------------------------------------------------------------------------------
      ADT Security              940 6th Ave. St. W.           Alarm monitoring          01/01/02         0.00
                              Calgary, Alb., T2P 3R1               (Leeds)
-----------------------------------------------------------------------------------------------------------------
      ADT Security             940 6th Ave. St. W.,           Alarm monitoring          08/01/02         0.00
                              Calgary, Alb., T2P 3T1              (Gervais)
-----------------------------------------------------------------------------------------------------------------
 ADT Security Services          2858 Banksville Rd.           Security services         01/30/00        7,211.54
                               Pittsburgh, PA 45216         (US Sports Building)
                              Attention: Tom Madigan          Account # 010 081
                                                               S 08149 010 081
                                                               S 06027 010 084
                                                                   S 05533
-----------------------------------------------------------------------------------------------------------------
         Ascom                 150 Steelcase Rd. W.            Equipment Lease          07/31/02         0.00
                               Markham, Ont. LeR 3J9              (Postage)
-----------------------------------------------------------------------------------------------------------------
         Ascom                 150 Steelcase Rd. W.           Service (Postage)         12/01/01         0.00
                               Markham, Ont. LeR 3J9
-----------------------------------------------------------------------------------------------------------------
         Ascom                 150 Steelcase Rd. W.          Rate Update Agreem         12/01/01         0.00
                               Markham, Ont. LeR 3J9              (Postage)
-----------------------------------------------------------------------------------------------------------------
         Canon                   110 W. Walnut St.          Service contract for                        893.06
                                 Gardena, CA 90248         color copiers/Van Nuys
-----------------------------------------------------------------------------------------------------------------
    Canon Financial               P.O. Box 42937            1 CLC 1000 NFH 02662        8/28/98        13,037.32
     Services Inc.          Philadelphia, PA 19101-2937
-----------------------------------------------------------------------------------------------------------------
    Canon Financial               P.O. Box 42937            3 Canon Color Copiers                        0.00
                            Philadelphia, PA 19101-2937
-----------------------------------------------------------------------------------------------------------------
      Citicapital             1600 Blvd Rene Levesque          Equipment Lease          03/01/98         0.00
                           Ste 1400 Mtl., Que., H3H 1p9           (Routers)
-----------------------------------------------------------------------------------------------------------------
     Empire Sewing             830 San Julian Street           Equipment Lease          04/20/99        166.32
                               Los Angeles, CA 90014
                             Attention: David or Craig
-----------------------------------------------------------------------------------------------------------------
     Empire Sewing             830 San Julian Street           Equipment Lease          04/20/99         0.00
                               Los Angeles, CA 90014
                             Attention: David or Craig
-----------------------------------------------------------------------------------------------------------------
     Empire Sewing             830 San Julian Street           Equipment Lease          08/25/99         0.00
                               Los Angeles, CA 90014
                             Attention: David or Craig
-----------------------------------------------------------------------------------------------------------------
     Empire Sewing             830 San Julian Street           Equipment Lease          03/01/00         0.00
                               Los Angeles, CA 90014
                             Attention: David or Craig
-----------------------------------------------------------------------------------------------------------------
       GE Capital                 P.O. Box 642555               Static Cutter            May-00        10,113.79
                             Pittsburgh, PA 15264-2555
-----------------------------------------------------------------------------------------------------------------
    Georgia Florida           206 Plantation Oak Dr.        Security system/fire         monthly        1,065.00
   Burglar Alarm Co.           Thomasville, GA 31792                alarm
                            Attention: Reese Brookered
-----------------------------------------------------------------------------------------------------------------
     Honeywell Inc.         1979 Marcus Ave. Suite 137         Security System           Feb-99        36,831.76
                              Lake Success, NY 11042
                               Attention: Tim Floyd
-----------------------------------------------------------------------------------------------------------------
    Image Financial          PO Box 4552 Stn A Toronto      Equipment Lease (Fax)        7/1/01          0.00
                                  Ontario M5W 4R9
-----------------------------------------------------------------------------------------------------------------
    Image Financial             PO Box 4552, Stn A,       Equipment Lease (Copier)       3/1/00          0.00
                              Toronto Ontario M5W 4R9

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                                     DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS            CONTRACT DESCRIPTION     EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
      IOS Capital                 P.O. Box 13078          Lease of Canon CLC 1150       11/30/00        5,746.47
                                  Macon, GA 31208          and Color Pass 240 for
                                                                 Design Room
                                                               (Color Copier).
-----------------------------------------------------------------------------------------------------------------
      IOS Capital                   PO Box 9115               Copiers/Van Nuys                         13,727.51
                               Macon, GA 31208-9115
-----------------------------------------------------------------------------------------------------------------
      Mobile Mini             1834 West Third Street          Storage Contract                           0.00
                                     Tempe, AZ
-----------------------------------------------------------------------------------------------------------------
        Neopost                   P.O. Box 45822            Postage Metere Lease         Jan-01         1,998.43
                           San Francisco, CA 94145-0822
-----------------------------------------------------------------------------------------------------------------
        Newcourt                  P.O. Box 33057             Dell Computer Lease         Feb-99        18,407.88
                               Newark, NJ 07188-0057
-----------------------------------------------------------------------------------------------------------------
    Newcourt Leasing             1769 Paragon Dr.          Canon 2400 Color Laser        June 99       11,542.52
                                 Memphis, TN 38101                NKZ-01017
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes               2225 American DR              Equipment Lease          01/30/97        5,970.67
                               Neenah, WI 54956-1005
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes               2225 American DR              Equipment Lease          09/27/99        1,200.28
                               Neenah, WI 54956-1005
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes                105 Gamma Drive            Equipment lease(1)         05/30/00         0.00
                                     Suite 100            Postage Meter Head-U570
                               Pittsburgh, PA 15238          (2) METER BASE U560
                                    Attention:
                             Michael Behringer, George
                                 Homan, Ned Miller
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes           105 Gamma Drive Suite 100            Equipment             06/20/00        3,535.00
                               Pittsburgh, PA 15238             Lease/Postage
                           Attention: Michael Behringer,   Machine-Shipping #6500
                             George Homan, Ned Miller
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes                  PO Box 5311                Equipment Lease          09/01/99         0.00
                             Burlington, Ont. L7R 4T9             (Postage)
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes                  PO Box 5311                Equipment Lease          11/01/99         0.00
                             Burlington, Ont. L7R 4T9             (Postage)
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes                  PO Box 5311                Equipment Lease          12/01/99         0.00
                             Burlington, Ont. L7R 4T9             (Postage)
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes               2225 American Dr.           Postage machine/Van                         0.00
      Credit Corp              Neenah, WI 54956-1005                Nuys
-----------------------------------------------------------------------------------------------------------------
 Security Systems Inc.       1090 Elm Street Suite 201         Security System           Oct-01          0.00
                               Rocky Hill, CT 06067
                              Attention: Tony Marrico
-----------------------------------------------------------------------------------------------------------------
    Symbolease Inc.               P.O. Box 26538          Equipment Inventory Ctrl       Dec-00         4,572.04
                              New York, NY 10087-6538               Lease
                                        and
                           Kroger, Gardis & Regas, LLP
                               111 Monument Circle,
                              Suite 900 Indianapolis,
                                   IN 46204-5125
                             Attention: Jay P. Kennedy
----------------------------------------------------------------------------------------------------------------
         Xerox                 1301 Ridgeview Drive            Equipment Lease          09/09/98         0.00
                               Lewisville, TX 75057

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
          Xerox                     PO Box 4568                Equipment Lease          06/22/99         0.00
                                  Stn A. Toronto,                   (Fax)
                                  Ontario M5W 4T8
-----------------------------------------------------------------------------------------------------------------
          Xerox                     PO Box 4568                Equipment Lease          09/10/01         0.00
                                  Stn A. Toronto,                 (Copier)
                                  Ontario M5W 4T8
-----------------------------------------------------------------------------------------------------------------
          Xerox                     PO Box 4568                Equipment Lease          09/10/01         0.00
                                  Stn A. Toronto,                 (Copier)
                                  Ontario M5W 4T8
-----------------------------------------------------------------------------------------------------------------
          Xerox                     PO Box 4568                Equipment Lease          04/30/02         0.00
                                  Stn A. Toronto,                 (Copier)
                                  Ontario M5W 4T8
-----------------------------------------------------------------------------------------------------------------
          Xerox                     PO Box 4568                Equipment Lease          07/15/99         0.00
                                    Stn A, Tor.                    (Copier)
                                    Ont. M5W 4T8
-----------------------------------------------------------------------------------------------------------------
    Xerox Corporation           580 White Plains Rd            Leased copiers            Jun-00          0.00
                               Tarrytown, NY 10591
                                    Attention
                                 Gretchen Reasnor
-----------------------------------------------------------------------------------------------------------------
     3437931 Canada             740 Rue St., Maurice           Real Property            06/01/01         0.00
                                 Mt. Que., H3C 1L5            (Crescent St.)
-----------------------------------------------------------------------------------------------------------------
    Allen B. Schwartz           1231 Long Beach Ave.        Real Property Lease         02/25/98        5,299.23
   and Pamela Schwartz         Los Angeles, CA 90021
                             Attention: Allen Schwartz
                           Copy to: Allen B. and Pamela
                                      Schwartz
                           c/o Gelfand Rennet & Feldman
                                 1880 Century Park E.
                                Los Angeles, CA 90067
-----------------------------------------------------------------------------------------------------------------
        AMC, Inc.             240 Peachtree Stree, N.W.     Real Property Lease         03/22/99        2,107.95
                                     Suite 2200
                                 Atlanta, GA 30303
                                Attention: Glen Bell
                                 Copy to: AMC, Inc
                                 (Americasmart Real
                                     Estate, LLC)
                                   PO Box 116381
                              Atlanta, Georgia 30368
-----------------------------------------------------------------------------------------------------------------
  Aventura Mall Venture         19501 Biscayne Blvd.       Store Lease (Store #41     September-94      3,350.24
                                     Suite 400                 Aventura Mall)
                                 Aventura, FL 33180
-----------------------------------------------------------------------------------------------------------------
     Bared and Sons             264 Fortaleza Street       Store Lease (Store #177      March-97        1,666.67
                               Old San Juan, PR 00901          Cristo Street)
                             Attention: Evelio Santiago
-----------------------------------------------------------------------------------------------------------------
  Bayside Limited Part         401 Biscayne Blvd. R106     Store Lease (Store #40     September-94      2,440.09
                                    Miami, FL 33132             Bayside Mall)
                                 Copy to: Bayside
                                   Center Limited
                                    PO Box 64181
                                Baltimore, Maryland
                                    21044-4181
                                Copy to: Bayside
                                  Center Limited
                             (Central Parking System)
                              2 South Biscayne BLvd.,
                                     Suite 1684
                               Miami, Florida 33131
-----------------------------------------------------------------------------------------------------------------
  Bayside Market Place       401 Biscayne Blvd. R106        Storage (Store #40)        January-02       1,363.00
                                 Miami, FL 33132
                            Attention: Wendy Hernandez

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
 Bellview Sq. Managers,        575 Bellevue Square          Store Lease (Store #4      November-93      2,686.10
          Inc.                 Bellevue, WA 98004               Bellevue Square)
                          Attention: Wesley W. Harris
                            copy to: Bellevue Square
                               Managers PO Box 908
                           Bellevue, Washington 98009
-----------------------------------------------------------------------------------------------------------------
 Ben Wunsch d/b/a Bee &    2335 South Ocean Blvd. #4A      Storage and Distribution                     2,686.10
       Bee Realty             Palm Beach, FL 33480
                               Attention: Ben Abel
                          Copy to: Davis & Gilbert LLP
                            1740 Broadway, 3rd Floor
                               New York, NY 10019
                              Attention: Jeffrey A.
                                  Moross, Esq.
                              Copy to: Jones, Day,
                                 Reavis & Pouge
                               599 Lexington Ave.
                               New York, NY 10022
                            Attention: Corinne Bull,
                                      Esq.,
                            Reginald A. Greene, Esq.
-----------------------------------------------------------------------------------------------------------------
      Bohannon Del                60 31St. Ave             Store Lease (Store #101     November-95      4,200.91
                               San Mateo, CA 64403            Hillsdale Shopping
                                Copy to: Bohannon                  Center)
                               Development Company
                                60 Hillsdale Mall
                               San Mateo, CA 94403
-----------------------------------------------------------------------------------------------------------------
    Boston Properties         4 Embarcacero Center,         Store Lease (Store #17       July-94        2,365.98
                                  Lobby Level,                Embarcadero Center)
                                   Suite 2600,
                             San Francisco, CA 94111
                            Attention: Laura Gigante
-----------------------------------------------------------------------------------------------------------------
    Boston Properties          800 Boylston Street          Store Lease (Store #5      December-93       0.00
                           Suite 450 Boston, MA 02199         Prudential Center)
                              Attention: Christine
                                    Bouffard
                           Copy to: Boston Properties
                                   PO Box 3557
                          Boston, Massachusetts 02241
-----------------------------------------------------------------------------------------------------------------
      BP PRU Center           800 Boylston Street,           Store Lease (Store #5     November-01      594.77
     Acquisition LLC                Suite 450                  Prudential Center)
                                Boston, MA 02199
                              Attention: Christine
                                    Bouffard
-----------------------------------------------------------------------------------------------------------------
       Bridgewater         400 Commons Way, Suite 100       Store Lease (Store #75       July-95        2,719.74
         Commons              Bridgewater, NJ 08807           Bridgewater Commons)
                            Attention: Janell Vaughan
                            Copy to: Rouse Property
                             Management PO Box 64001
                               Baltimore, Maryland
                                   21264-4001
-----------------------------------------------------------------------------------------------------------------
      Caparr Center               P.O. Box 9506            Store Lease (Store #175     December-96      1,455.89
          Assoc              San Juan, PR 00908-9506         San Patricio Plaza)
-----------------------------------------------------------------------------------------------------------------
        CVM Assoc                P.O. Box 31147            Store Lease (Store #165     November-96      3,475.36
                                Raleigh, NC 27622             Crabtree Valley)
                          2840 Plaza Place, Suite 100
                                Raleigh, NC 27612
-----------------------------------------------------------------------------------------------------------------
    Corporate Campus           C/O Lend Lease Real          Real property lease at      12/24/98         0.00
     I Joint Venture        Estate Investments, Inc.        Milford Crowne Plaza/
                                787 Seventh Ave.             Wheelers Farms Road
                               New York, NY 10019
                           Copy to: Corporate Campus/
                                  Joint Venture
                              (Crown Milford, LLC)
                                   PO Box 9440
                            Uniondale, New York 11555
                             Copy to: Rogin Nassau,
                            Caplan, Lassman & Hirtle,
                          LLC City Place I-22nd FLoor
                               Hartford, CT 06103
                               Attention: Barry S.
                                Feigenbaum, Esq.

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
   Danjon Realty, LLC          1231 Long Beach Ave.           Real Property Lease       07/01/00        7,664.98
                               Los Angeles CA 90021
                             Attention: Allen Schwartz
                            Copy to: Danjon Realty, LLC
                               c/o Gelfand Rennert &
                                      Feldman
                              1880 Century Park East
                               Los Angeles, CA 90067
-----------------------------------------------------------------------------------------------------------------
      Downtown Mini          1050 W. Washington Blvd.           Storage Lease           06/01/98        775.00
        Warehouse              Los Angeles CA 90015
                                 Attention: Oscar
-----------------------------------------------------------------------------------------------------------------
      Downtown Mini          1050 W. Washington Blvd.           Storage Lease           09/23/99        555.00
        Warehouse              Los Angeles CA 90015
                                 Attention: Oscar
-----------------------------------------------------------------------------------------------------------------
     Elenore Heller              501 Woodruff Ave.           Real Property Lease        12/03/97        2,871.08
                               Los Angeles CA 90024
                             Attention: Elenor Heller
-----------------------------------------------------------------------------------------------------------------
     General Growth            1585 Kapiolani Blvd.,        Store Lease (Store #77     February-96      7,502.89
      Management of         Ste. 800 Honolulu, HI 96814      Ala Moana Shp. Ctr.)
       Hawaii, Inc.         Attention: Phyllis M. Okuma
                            Copy to: GGP Ala Moana, LLC
                               PO Box 1300 Honolulu,
                                 Hawaii 96807-1300
-----------------------------------------------------------------------------------------------------------------
        Goldtree                  P.O. Box 65262            Store Lease (Store #126    October-96       2,597.22
     Investment Co.             Washington DC 20035             3416 "M" Street)
                            Attention: Gary Nath/Judith
-----------------------------------------------------------------------------------------------------------------
   Huntingdon Storage          5506 Sixth Ave Rear,             Warehouse Lease                        32,186.60
     and Distribution            Altoona PA 16602
         Limited            Attention: John Radionoff/
                                      Leonard
                            Fiore Copy to: Jones, Day,
                                Reavis & Pogue 599
                                  Lexington Ave.
                                New York, NY 10022
                                Attention: Corinne
                                    Bull, Esq.
                           and Reginald A. Greene, Esq.
-----------------------------------------------------------------------------------------------------------------
    Hycel Properties           101 South Hanley Road         Store Lease (Store #32    November-94      3,196.24
                               Ste. 1300 St. Louis,            St. Louis Galleria)
                                   MO 63105-2494
                            Attention: Mary L. Rollins
-----------------------------------------------------------------------------------------------------------------
      Ivanhoe Inc.              413 Rue St-Jacques            Real Property Lease       03/15/99         0.00
                                Mtl., Que., H2Y 3Z4            (Ctre J. Cartier-
                                                                   Longueuil)
-----------------------------------------------------------------------------------------------------------------
          Kimco                 3333 New Hyde Park          Store Lease (Store #11       May-94         1,317.99
                                  Road, Ste. 100              Bridgehampton Com.)
                                   P.O. Box 5020
                                  New Hyde Park,
                                   NY 11042-0020
                            Attention: Patricia Danielo
-----------------------------------------------------------------------------------------------------------------
   L&B Realty Advisors         L&B Realty Advisors/         Store Lease (Store #13       May-94         3,822.33
                              Lehndorff Tysons Joint         Tysons Corner Center)
                                    Venture/L&B
                              Insititutional Property
                                  Managers, Inc.
                              19 61 Chain Bridge Road
                              Mc Lean, VA 22101-4562
                            Copy to: Tysons Corner, LLC
                                   PO Box 847058
                             Dallas, Texas 75284-7058
-----------------------------------------------------------------------------------------------------------------
     London Arms/Lyn        Affordable Landmarks Inc./      Store Lease (Store #155    January-97       1,403.07
         Mar Ltd.             London Arms/Lyn Mar LTD           Collins Ave.)
                               1130 Washington Ave.
                                     4th Floor
                                  Miami Beach, FL
                                Attention: Guy Pue
-----------------------------------------------------------------------------------------------------------------
        Macerich           Arden Fair Mall The Macerich     Store Lease (Store #12      April-94        2,530.33
                              Company 1689 Arden Way,          Arden Fair Mall)
                               Ste. 1167 Sacramento,
                                   CA 95815-4031
-----------------------------------------------------------------------------------------------------------------
        Macerich           401 Wilshire Blvd., Ste. 700     Store Lease (Store #70      November-95     2,580.48
                              Santa Monica, CA 60401          Santa Monica Place)
                              Attention: Mark Strain
                              Copy to: Macerich Santa
                                  Monica, LLP 395
                               Santa Monica PL Santa
                               Monica, CA 90401-2350

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
        Macerich           401 Wilshire Blvd., Ste. 700    Store Lease (Store #79        June-95        2,986.14
                              Santa Monica, CA 60401           Broadway Plaza)
                              Attention: Mark Strain
                                 Copy to: Macerich
                                   Northeastern
                                 Assoc. (Macerick
                               Northwestern Assoc.)
                                1275 Broadway Plaza
                              Walnut Creek, CA 94596
-----------------------------------------------------------------------------------------------------------------
        Macerich           401 Wilshire Blvd., Ste. 700    Store Lease (Store #80        June-95        4,335.01
                              Santa Monica, CA 60401       Village @ Corte Madera)
                              Attention: Mark Strain
                              Copy to: Macerich Corte
                                      Madera
                               1554 Redwood Highway
                              Corte Madera, CA 94925
-----------------------------------------------------------------------------------------------------------------
     Mall of America             60 East Broadway          Store Lease (Store #38      October-94       5,651.26
                            Bloomington, MN 55425-5550        Mall of America)
                            Attention: Stephanie Miller
-----------------------------------------------------------------------------------------------------------------
   Millenium Partners         148-154 Columbus Avenue      Store Lease (Store #26        July-95       10,978.42
                                      Partner                  Columbus Ave.)
                             1995 Broadway, 3rd Floor
                                New York, NY 10023
-----------------------------------------------------------------------------------------------------------------
   MRC Management LLC             P.O. Box 11191          Store Lease (Store #3 90     November-93     144,914.00
                              New York, NY 10286-4142         Park Ave. NY, NY)
                              Attention: Roger Larson
-----------------------------------------------------------------------------------------------------------------
         Newmark                  New Mark & Co.           Store Lease (Store #145     November-96     10,391.28
                                 Real Estate Inc.              500 Fifth Ave.)
                             125 Park Ave. 11th Floor
                                New York, NY 10017
                            Attention: William G. Cohen
-----------------------------------------------------------------------------------------------------------------
     Northam Realty           875 Don Mills Rd. Ltd.,        Real Property Lease        06/01/97         0.00
                             c/o Carlton St., Ste 909,       (Gervais Warehouse)
                               Toronto, Ont. M5B 1J3
-----------------------------------------------------------------------------------------------------------------
    O & Y Enterprises             725 Warden Ave.            Real Property Lease        11/08/96         0.00
                               Toronto Ont., M1L 4R7           (Warden Outlet)
                                      Canada
-----------------------------------------------------------------------------------------------------------------
     Occidental Life       Transamerica Occidental Life       Authentic Fitness         06/14/67        2,614.84
  Insurance Co of Calif              Milldrop                  Corp Corporate
                            5441 AEGON 4333 Edgewood NE   Office 6040 Bandini Blvd.
                              Cedar Rapids, IA 52499       Los Angeles, CA 90040.
                                                            Offices & Common Area
                                                                Designer Div.
                                                            Warehouse and Sewing
                                                                    Plant
-----------------------------------------------------------------------------------------------------------------
  Olmstead Properties,         525 Building Co., LLC         Real Property Lease        08/30/99         0.00
          Inc.                575 Eight Ave STE 2400
                                New York, NY 10018
                              Attention: Waler Muller
-----------------------------------------------------------------------------------------------------------------
  Olmstead Properties,         525 Building Co., LLC         Real Property Lease                       12,239.19
          Inc.                575 Eight Ave STE 2400
                                New York, NY 10018
                              Attention: Waler Muller
-----------------------------------------------------------------------------------------------------------------
 One Colorado Associates       24 East Union Street          Real Property Lease         2/12/91        2,464.30
                                Pasadena, CA 31103
                             Attention: Sally Lunetta
                                      Copy to
                              1 Colorado Investments
                                 PO Box 31001-0399
                              Pasadena, CA 9110-0399
-----------------------------------------------------------------------------------------------------------------
Plaza Las Americas, Inc.         La Torre de Plaza         Store Lease (Store #176       July-00        6,546.53
                              525 F.D. Roosevelt Ave.        Plaza Las Americas)
                           Ste. 1000 Hato Rey, PR 00918
                            Copy to: Plaza Las America,
                                       Inc.
                                   PO Box 363268
                            San Juan, Puerto Rico 00936
-----------------------------------------------------------------------------------------------------------------
     Public Storage              4889 Valley Blvd.              Storage Lease           12/09/99        372.00
                               Los Angeles, CA 90032
                                Attention: Veronica
-----------------------------------------------------------------------------------------------------------------
     Public Storage              4889 Valley Blvd.              Storage Lease           10/15/99        438.40
                               Los Angeles, CA 90032
                                Attention: Veronica

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
     Public Storage              4889 Valley Blvd.              Storage Lease           02/03/00         263.00
                               Los Angeles, CA 90032
                                Attention: Veronica
-----------------------------------------------------------------------------------------------------------------
    Realspace Manag.          20 Adelaide St. East.,         Real Property Lease        11/01/86         0.00
                            Ste 1103 Tor. Ont., M5C 2T6         (Leeds Ave.)
                                      Canada
-----------------------------------------------------------------------------------------------------------------
 Realty Associated Fund      Realty Associates Fund V      Authentic Fitness Corp       10/17/00         0.00
          V.I.P               Irwindale Distribution        5305 Rivergrade Road
                                      Center                    Irwindale, CA
                                 PO 51921, Unit I           91076 Speedo Finished
                            Los Angeles, CA 90051-6210         Goods Warehouse
                              Landlord: TZ Associates
                            Realty 4100 Newport Place,
                             Suite 830 Newport Beach,
                                     CA 92660
                             Notices to: Wohl Property
                                       Group
                             30200 Rancho Viejo Road,
                                 Suite C San Juan
                               Capistrano, CA 92675
-----------------------------------------------------------------------------------------------------------------
   Riverwalk Partners       1 Poydras Street, Ste. 101     Store Lease (Store #113     October-96       2,572.10
                               New Orleans, LA 70130        Riverwalk Market Pl.)
                                Copy to: Riverwalk
                                    Partnership
                              PO Box 64865 Baltimore,
                                Maryland 21264-4433
-----------------------------------------------------------------------------------------------------------------
          Rouse             10275 Little Patuxant Pky.     Store Lease (Store #82        June-95         0.00
                                Columbia, MD 21044            Beachwood Place)
                             Attention: Charles Lanier
                             Copy to: Beachwood Place
                              PO Box 64350 Baltimore,
                                Maryland 21264-4350
-----------------------------------------------------------------------------------------------------------------
          Rouse             10275 Little Patuxant Pky.     Store Lease (Store #124      August-96       6,037.44
                                Columbia, MD 21044             Northstar Mall)
                             Attention: Charles Lanier
-----------------------------------------------------------------------------------------------------------------
 Scottsdale Fashion Sq.     7014-590 East Camelback Rd.     Store Lease (Store #6      November-93      3,957.13
                               Scottsdale, AZ 85251          Scottsdale Fashion
                            Copy to: Scottsdale Fashion            Square)
                                      Square
                               P.O. Box 3557 Boston,
                                Massachusetts 02241
-----------------------------------------------------------------------------------------------------------------
  Seniority Investments          37A Hazelton Ave.           Real Property Lease        10/01/99         0.00
                                Tor. Ont., M5R 2E3         (King St. - 3rd Floor)
-----------------------------------------------------------------------------------------------------------------
  Seniority Investments          37A Hazelton Ave.           Real Property Lease        01/01/02         0.00
                                Tor. Ont., M5R 2E3         (King St. - 2nd Floor)
-----------------------------------------------------------------------------------------------------------------
SH&S Limited Partnership      210 North Walton Blvd.         Real Property Lease      10/1/2001 as      810.00
                                     Suite 30                Rain Tree Business       amended 5/02
                            Bentonville, Arkansas 72712      Center/Suite 13&14
-----------------------------------------------------------------------------------------------------------------
  Sherman Oaks Fashion        14006 Riverside Drive,       Store Lease (Store #66       April-95        1,901.50
       Associates                     Ste. 17               Fashion Square Mall)
                              Shearman Oaks, A 91423
                              Attention: Ruth Twealt
                               Copy to: Sherman Oaks
                                Fashion Association
                               PO Box 35107 Newark,
                               New Jersey 07193-5107
-----------------------------------------------------------------------------------------------------------------
    Short Hills Assc           1200 Morris Turnpike,       Store Lease (Store #19      November-94       0.00
                              Ste. A-001 Shorthills,       The Mall @ Shorthills)
                                     NJ 07078
                            Attention: Christine Barros
                               Copy to: Short Hills
                                    Associates
                             PO Box 67000 Dept. 53501
                           Detroit, Michigan 48267-0523
-----------------------------------------------------------------------------------------------------------------
 Silk Mills Properties          Ward Corporation of            Warehouse Lease                           0.00
          LLC                      Pennsylvania
                           (Silk Mills Properties Inc.)
                             5506 Sixth Ave., Com Rear
                                 Altoona, PA 16602
                            Attention: John Radionoff/
                                   Leonard Fiore
                            Copy to: Jones, Day, Reavis
                                      & Pogue
                                599 Lexington Ave.
                                New York, NY 10022
                             Attention: Corinne Bull, Esq.
                               Reginald A. Greene, Esq.

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
          Simon                    P.O. Box 7033           Store Lease (Store #22      November-94      8,505.50
                            Indianapolis, Indiana 46207       Boca Raton Mall)
                              Attention: John Geletka
                              Copy to: Town Center at
                                  B. Raton Trust
                                   PO Box 10909
                                Newark Post Office
                               Newark, NJ 07193-0909
-----------------------------------------------------------------------------------------------------------------
          Simon                    P.O. Box 7033           Store Lease (Store #34      November-95      4,570.39
                            Indianapolis, Indiana 46207         Lenox Square)
                              Attention: Barney Quinn
                           Copy to: The Retail Property
                                       Trust
                                   PO Box 10909
                             Newark, New Jersey 07193
-----------------------------------------------------------------------------------------------------------------
          Simon                    P.O. Box 7033           Store Lease (Store #44       03/17/95        6,512.19
                             Indianapolis, India 46207        The Westchester)
                              Attention: Vicki Hanor
                               Copy to: Fashion Mall
                                    Partners ID
                                #774676 PO Box 5541
                                   Indianapolis,
                                Indiana 46255-5541
-----------------------------------------------------------------------------------------------------------------
  Simon Property Group             P.O. Box 7033           Store Lease (Store #182     November-96      4,100.01
                               Indianpolis, IN 46207           Northgate Mall)
                             Attention: Matthew Barger
                              Copy to: Northgate Mall
                                    Partnership
                                    PO Box 2004
                                  Indianaapolis,
                                   Indiana 46255
-----------------------------------------------------------------------------------------------------------------
 St. Jacobs Countryside             47 King St.              Real Property Lease        06/01/00         0.00
                             St. Jacobs, Ont., N0B 2NO       (St. Jacobs Outlet)
-----------------------------------------------------------------------------------------------------------------
         Taubman             200 East Long Lake Road,       Store Lease (Store #9      February-94       0.00
                                     Suite 300            Cherry Creek Shop. Ctr.)
                            Bloomfield Hills, MI 48303
                            Attention: Thomas S. Russom
-----------------------------------------------------------------------------------------------------------------
   The Forbes Company        100 Galleria Officentre,      Store Lease (Store #102      August-96       2,129.52
                                     Ste. 427              Somerset Collection N)
                             P.O. Box 667 Southfield,
                                Michigan 48037-066
                                Copy to: Franklin/
                                   Forbes-Cohen
                                   PO Box 79001
                           Detroit, Michigan 48279-1252
-----------------------------------------------------------------------------------------------------------------
     TRI Development            115 Fairbanks Ave.             Building Lease           08/01/96         0.00
                               Thomasville, GA 31792
                            Attention: Harry Thomlinson
                                Copy to: PO Box 848
                            Thomasville, Georgia 31799
-----------------------------------------------------------------------------------------------------------------
 Trizec Hahn Development        4350 Lajolla Drive,        Store Lease (Store #33     September-94      2,421.81
       Corporation                   Suite 700              University Town Ctr.)
                             San Diego, CA 92122-1233
                             Attention: Lee H. Wagman
                             Copy to: University Town
                                      Center
                                Assoc. File #55976
                            Los Angeles, CA 90074-5976
-----------------------------------------------------------------------------------------------------------------
          Urban               845 North Michigan Ave.      Store Lease (Store #14        May-94         3,402.59
                                    Suite 987W               Water Tower Place)
                                 Chicago, IL 60611
                              Attention: Dan Pollard
-----------------------------------------------------------------------------------------------------------------
          Urban               845 North Michigan Ave.      Store Lease (Store #25      October-94       2,716.87
                                    Suite 987W            Century City Shop. Ctr.)
                                 Chicago, IL 60611
                              Attention: Dan Pollard
                               Copy to: Century Hill
                                    Center Inc.
                            7950 Collection Center Dr.
                              Chicago, Illinois 60693
-----------------------------------------------------------------------------------------------------------------
        Westfield              11601 Wilshire Blvd.        Store Lease (Store #16        May-94         3,464.87
                                    12th Floor                Montgomery Mall)
                               Los Angeles, CA 90025
                               Attention: Len Maenza
                           Copy to: Montgomery Mall, LP
                                  File #54738 3L
                            Los Angeles, CA 90074-4738

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                       CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
        Westfield              11601 Wilshire Blvd.        Store Lease (Store #50      November-95      7,402.70
                                  12th Floor Los              Valley Fair Mall)
                                Angeles, CA 90025
                                    Attention:
                                    Len Maenza
                                     Copy to:
                              Valley Fair Mall, LLC
                                 File #55702 Los
                                     Angeles,
                                  CA 90074-5702
-----------------------------------------------------------------------------------------------------------------
     Wheatley Plaza            2110 Northern Blvd.           Real Property Lease        02/13/92        2,982.53
       Associates                   Manhasset,
                                     NY 11030
                                    Attention:
                                  Frank Castagna
-----------------------------------------------------------------------------------------------------------------
     Windsor Factory             2155 Fasan Dr.,             Real Property Lease        11/26/99         0.00
                                 RR #1 Oldcastle,             (Windsor Factory
                                   Ont. N0R 1L0                   Outlet)
-----------------------------------------------------------------------------------------------------------------
     Worldland Dev.           c/o Great Oak Capital          Real Property Lease        06/11/02         0.00
                               Corp. 36 Toronto St.          (Cookstown Outlet)
                                Ste 1160 Toronto,
                                  Ont., M5C 2C5
-----------------------------------------------------------------------------------------------------------------
     Greenwich Ins.             One Exchange Place           Security Agreement         05/24/01         0.00
        Company                 Suite 501 Jersey
                                  City, NJ 07302
                             Attention: Kieran Moran
-----------------------------------------------------------------------------------------------------------------
     Greenwich Ins.             One Exchange Place           Security Agreement         12/19/01         0.00
         Company                 Suite 501 Jersey
                                  City, NJ 07302
                             Attention: Kieran Moran
-----------------------------------------------------------------------------------------------------------------
     Greenwich Ins.             One Exchange Place            General Indemnity         05/21/01         0.00
         Company                 Suite 501 Jersey                 Agreement
                                  City, NJ 07302
                             Attention: Kieran Moran
-----------------------------------------------------------------------------------------------------------------
     Greenwich Ins.             One Exchange Place           Security Agreement         05/21/01         0.00
         Company                 Suite 501 Jersey
                                  City, NJ 07302
                             Attention: Kieran Moran
-----------------------------------------------------------------------------------------------------------------
       AAA Rubish               P.O. Box 2158 Bell            Trash Collection                          1,019.25
                                Gardens, CA 90202                  Service
-----------------------------------------------------------------------------------------------------------------
     Action Carting             429 Frelinghuysen             Trash Collection                          1,623.78
                                   Ave. Newark,                    Service
                                     NJ 07114
                                  Attention: Joe
-----------------------------------------------------------------------------------------------------------------
        ADP, Inc.               5355 Orangethorpe             Payroll Software/                         1,431.04
                                  Ave. La Palma,                Hardware Fee
                                     CA 90623
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #3                          0.00
                                    Hawthorne,              90 Park Ave. NY, NY)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #11                         0.00
                                    Hawthorne,               Bridgehampton Com.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #17                         0.00
                                    Hawthorne,               Embarcadero Center)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #25                         0.00
                                    Hawthorne,             Century City Shp. Ctr.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #26                         0.00
                                    Hawthorne,                 Columbus Ave.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #29                         0.00
                                    Hawthorne,                 Pacific Center)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #33                         0.00
                                    Hawthorne,              University Town Ctr.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #40                         0.00
                                    Hawthorne,                  Bayside Mall)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #77                         0.00
                                    Hawthorne,              Ala moana Shp. Ctr.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #79                         0.00
                                    Hawthorne,                 Broadway Plaza)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans           Security (Store #80                         0.00
                                    Hawthorne,             Village @ Corte Madera)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans          Security (Store #113                         0.00
                                    Hawthorne,              Riverwalk Market Pl.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans          Security (Store #126                         0.00
                                    Hawthorne,                3146 "M" Street)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans          Security (Store #145                         0.00
                                    Hawthorne,                 500 Fifth Ave.)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
           ADT                  5400 W. Rosencrans          Security (Store #205                         0.00
                                    Hawthorne,                150 Bloor Street)
                                     CA 90250
                                    Attention:
                                 Nadine Gunderson
-----------------------------------------------------------------------------------------------------------------
  ADT Security Services          P.O. Box 371956              Security services                         1,779.14
                                    Pittsburgh
                                  PA 15250-7956
                                    Attention:
                                  Shawnail King
-----------------------------------------------------------------------------------------------------------------
  Antoni's Landscaping        14938 Vose Street Van         Landscaping services                        1,378.63
                                  Nuys, CA 91405
                                    Attention:
                                  Debbie/Antony
-----------------------------------------------------------------------------------------------------------------
      Arch Wireless               6330 Commerce                 Pager Service              N/A          113.23
                               Dr. Ste 150 Irving,
                                     TX 75063
-----------------------------------------------------------------------------------------------------------------
        Arrowhead                2767 E. Imperial           Bottled Water Service                       340.46
                                  HWY #100 Brea,
                                     CA 92821
-----------------------------------------------------------------------------------------------------------------
     AT&T Broadband              900 N. Cahuenga                Cable Service                           160.48
                                Blvd. Los Angeles,
                                     CA 90038
-----------------------------------------------------------------------------------------------------------------
          Avaya                 14400 Hertz Quail             Telephone System             N/A           79.96
                                   Spring Pkwy                   Maintenance
                                  Oklahoma City,
                                     OK 73134
-----------------------------------------------------------------------------------------------------------------
 Avi's Air Conditioning        5084 Benedict Court          Air Condition/Heating                       435.00
                                Oak Park, CA 91301          Maintenance Services
                                    Attention:
                                       Avi
-----------------------------------------------------------------------------------------------------------------
  Barton Exterminating          360 Lexington Ave.          Pest Control Services                       232.75
                                     15th Fl.
                                New York, NY 10017
-----------------------------------------------------------------------------------------------------------------
       Bell South               301 W. Bay Street             Telephone System                           0.00
                                   Room 12DD1,
                             Jacksonville, Fla 32202
                                    Attention:
                                    Judy Arcey
-----------------------------------------------------------------------------------------------------------------
       Bellringer                830 County Road            Fire Alarm (Store #11        May-01         259.80
     Communications               Southhampton,              Bridgehampton Com.)
                                     NY 11968
-----------------------------------------------------------------------------------------------------------------
    Cartegy (Equifax)             P.O. Box 30272                                                         0.00
                                 Tampa, FL 33630
                                    Attention:
                                    Mel Smith
-----------------------------------------------------------------------------------------------------------------
 Central Window Cleaning           P.O. Box 106            Window Cleaning Service         N/A          173.60
                                Commack, NY 11725
-----------------------------------------------------------------------------------------------------------------
  Ceridian Tax Service           17390 Brookhurst            Payroll Tax Service        12/13/91         0.00
                             Street Fountain Valley,                                  last amended
                                     CA 92708                                           01/02/02
                                    Attention:
                                   Becky Nelson
                                       and
                                  Scott Vollmer
-----------------------------------------------------------------------------------------------------------------
 Certegy Check Services           P.O. Box 30272                 Check Guard                             0.00
                                 Tampa, FL 33630
                              Attention: Pearl Perry
-----------------------------------------------------------------------------------------------------------------
 Champion Garage Parking       545 Madion Ave. New                 Parking                               0.00
                                 York, NY 10022
-----------------------------------------------------------------------------------------------------------------
 City Centurion Security          P.O. Box 60176           Guard Service New York                       46,174.9
                                 Oakwood, S.I. NY
                                    10306-0716
-----------------------------------------------------------------------------------------------------------------
   City of Los Angeles              PO Box 806                Industrial Waste                           0.00
  Dept of Public Works             Sacramento,             Disposal Fee/Van Nuys
                                  CA 95812-0806
-----------------------------------------------------------------------------------------------------------------
         Clarica                227 King St. South         RRSP Administration Fee      03/01/02         0.00
                              Waterloo, Ont. N2J 4C5

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
 Culligan of Tallahassee        944 W. Brevard St.          Water Softner System                         0.00
                             Tallahassee, Fla, 32304
                              Attention: Max Ullrich
-----------------------------------------------------------------------------------------------------------------
     Culligan Water           101 North Park Street         Bottled Water Service                       160.41
                              East Orange, NJ 07017
-----------------------------------------------------------------------------------------------------------------
 Data Capture Solutions          151 Sheldon Rd.           Warehouse Scanning Guns                       0.00
          Inc.                 Manchester, CT 06040
                              Attention: Tom Venezia
-----------------------------------------------------------------------------------------------------------------
 Deer Park Spring Water           P.O. Box 52271            Bottled Water Service                       177.54
                                Phoenix, AZ 85072
-----------------------------------------------------------------------------------------------------------------
   Dewey Pest Control           3711 Beverly Blvd.          Pest Control Services                       466.70
                              Los Angeles, CA 90004
-----------------------------------------------------------------------------------------------------------------
   Dixon Exterminating         114 Business Circle              Exterminator                             0.00
                              Thomasville, GA 31792
                                    Attention:
                                  Charles Dixon
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street            Music (Store #3         December-99       0.00
                                 Seattle WA 98122           90 Park Ave. NY, NY)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street            Music (Store #4         December-99       0.00
                                 Seattle WA 98122             Bellevue Square)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street            Music (Store #5         December-99       0.00
                                 Seattle WA 98122            Prudential Center)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street            Music (Store #6         December-99       0.00
                                 Seattle WA 98122          Scottsdale Fashion Sq.)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street            Music (Store #9         December-99       0.00
                                 Seattle WA 98122            Cherry Creek Shop.
                                    Attention:                      Ctr.)
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #11         December-99       0.00
                                 Seattle WA 98122            Bridgehampton Com.)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #12         December-99       0.00
                                 Seattle WA 98122             Arden Fair Mall)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #13         December-99       0.00
                                 Seattle WA 98122           Tysons Corner Center)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #14         December-99       0.00
                                 Seattle WA 98122            Water Tower Place)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #16         December-99       0.00
                                 Seattle WA 98122             Montgomery Mall)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #17         December-99       0.00
                                 Seattle WA 98122            Embaracdero Center)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #19         December-99       0.00
                                 Seattle WA 98122          The Mall @ Short Hills)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #22         December-99       0.00
                                 Seattle WA 98122             Boca Raton Mall)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #25         December-99       0.00
                                 Seattle WA 98122            Century City Shop.
                                    Attention:                     Ctr.)
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #26         December-99       0.00
                                 Seattle WA 98122              Columbus Ave.)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #29         December-99       0.00
                                 Seattle WA 98122              Pacific Center)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #32         December-99       0.00
                                 Seattle WA 98122            St. Louis Galleria)
                                    Attention:
                                Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
      DMX AEI Music            900 East Pine Street           Music (Store #33         December-99       0.00
                                 Seattle WA 98122          University Town Center)
                                    Attention:
                                Debra Comer-Craft

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #34         December-99       0.00
                                 Seattle WA 98122              Lenox Square)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #38         December-99       0.00
                                 Seattle WA 98122             Mall of America)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #40         December-99       0.00
                                 Seattle WA 98122              Bayside Mall)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #41         December-99       0.00
                                 Seattle WA 98122              Aventura Mall)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #44         December-99       0.00
                                 Seattle WA 98122             The Westchester)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #50         December-99       0.00
                                 Seattle WA 98122            Valley Fair Mall)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #66         December-99       0.00
                                 Seattle WA 98122              Fashion Square
                           Attention: Debra Comer-Craft            Mall)
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #70         December-99       0.00
                                 Seattle WA 98122               Santa Monica
                           Attention: Debra Comer-Craft             Place)
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #75         December-99       0.00
                                 Seattle WA 98122               Bridgewater
                           Attention: Debra Comer-Craft           Commons)
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street            Music (Store #77        December-99       0.00
                                 Seattle WA 98122           Ala Moana Shp. Ctr.)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music              900 East Pine Street           Music (Store #79         December-99       0.00
                                 Seattle WA 98122             Broadway Plaza)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street          Music (Store #80         December-99       0.00
                                  Seattle WA 98122             Village @ Corte
                           Attention: Debra Comer-Craft            Madera
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street          Music (Store #82         December-99       0.00
                                  Seattle WA 98122            Beachwood Place)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #101         December-99       0.00
                                  Seattle WA 98122           Hillsdale Shopping
                           Attention: Debra Comer-Craft           Center)
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #102         December-99       0.00
                                  Seattle WA 98122         Somerset Collection N)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #113         December-99       0.00
                                  Seattle WA 98122         Riverwlak Market Pl.)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #124         December-99       0.00
                                  Seattle WA 98122            Northstar Mall)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #126         December-99       0.00
                                  Seattle WA 98122            3146 "M" Street)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street       Music (Store #145 500       December-99       0.00
                                   Seattle WA 98122            Fifth Ave.)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #155         December-99       0.00
                                  Seattle WA 98122             Collins Ave.)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #165         December-99       0.00
                                  Seattle WA 98122            Crabtree Valley)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street       Music (Store #175 San       December-99       0.00
                                  Seattle WA 98122            Patricio Plaza)
                           Attention: Debra Comer-Craft
-----------------------------------------------------------------------------------------------------------------
    DMX AEI Music               900 East Pine Street         Music (Store #176         December-99       0.00
                                  Seattle WA 98122          Plaza Las Americas)
                           Attention: Debra Comer-Craft

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                 DESCRIPTION         EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
       DMX AEI Music       900 East Pine Street Seattle      Music (Store #177         December-99       0.00
                            WA 98122 Attention: Debra          Cristo Street)
                                   Comer-Craft
-----------------------------------------------------------------------------------------------------------------
       DMX AEI Music       900 East Pine Street Seattle      Music (Store #182         December-99       0.00
                            WA 98122 Attention: Debra         Northgate Mall)
                                   Comer-Craft
-----------------------------------------------------------------------------------------------------------------
       DMX AEI Music       900 East Pine Street Seattle    Music (Store #205 150       December-99       0.00
                            WA 98122 Attention: Debra          Bloor Street)
                                   Comer-Craft
-----------------------------------------------------------------------------------------------------------------
       DMX Music/AEI           900 East Pine Street        Music Service Provider                       1,601.00
                                Seattle, WA 98122
-----------------------------------------------------------------------------------------------------------------
         Foodcraft           1625 Riverside Drive Los         Coffee and Water                           0.00
                                Angeles, CA 90031           Dispensing Equipment
                                 Attention: Linda                  Rental
-----------------------------------------------------------------------------------------------------------------
          IBM                PO Box 5100, Stn F Tor.          Service/Maint.            01/29/02         0.00
                                   Ont. M3Y 2T5              (4 printers)
-----------------------------------------------------------------------------------------------------------------
      IBM Corporation          2929 N. Central Ave.             Maintenance                              0.00
                                Phoeniz, AZ 85012
                              Attention: Ray J. Beye
-----------------------------------------------------------------------------------------------------------------
        Ines Cacedo          33 Shalimar Place Maple,         Office Cleaning           01/01/02         0.00
                                   Ont. L6A 1T6
-----------------------------------------------------------------------------------------------------------------
      ITR (Information        6722 Orangethorpe Ave.           IS Consulting            11/01/00         0.00
   Technology Resources,       Buena Park CA 90622
           Inc.)              Attention: Linda Chase
-----------------------------------------------------------------------------------------------------------------
     Jimenez Janitorial           P.O. Box 4877               Cleaning Service                           0.00
                                Whittier CA 90607
                             Attention: Juan Jimenez
-----------------------------------------------------------------------------------------------------------------
   JVC Cleaning Services      JVC Cleaning Services           Cleaning Service                           0.00
                                 P.O. Box 630083
                              Little Neck, NY 11363
                                 Attention: Maria
-----------------------------------------------------------------------------------------------------------------
    Lanier De Costa Rica      Lanier de Costa Rica,            Maintenance of           08/28/99         0.00
            S.A.             Apartado Postal 301-1005        Copiers and Faxes
                            Barrio Mexico - Costa Rica
                             Mr. Jose Antonio Ramierz
-----------------------------------------------------------------------------------------------------------------
    Methods Workshop       300 River Valley Road Suite          GSD/Van Nuys                             0.00
                                  100 Atlanta GA
-----------------------------------------------------------------------------------------------------------------
     Nu-Waye Water           1244 West 9th St Upland,        Dye house/Van Nuys                         568.50
      Conditioning             CA 91786 Attention:
                                Christina Pattison
-----------------------------------------------------------------------------------------------------------------
   Oliver & Williams            3039 Roswell Street         Elevator Maintenance                        0.00
    Elevator Company         Los Angeles, CA 90065
                              Attention: Stephen Crow
-----------------------------------------------------------------------------------------------------------------
       Paymentech            1401 S. 52nd St Tempe, AZ       Credit Card Service         Dec-98          0.00
                              85281 Attention: Christy
                                       Houmes
-----------------------------------------------------------------------------------------------------------------
       Pinkerton               16118 Sherman Way           Security/Van Nuys                             0.00
                               Van Nuys, CA 91406
                             Attention: Pat Slater
-----------------------------------------------------------------------------------------------------------------
   Post Alarm Systems         610 N. Santa Anita Ave.          Alarm Monitoring                         293.35
                                 Arcadia, CA 91006                 Services
                               Attention: Tony Garcia
-----------------------------------------------------------------------------------------------------------------
       Q Data                   105-6 Shields Court            Bar Coding Guns          08/01/00         0.00
                               Markham Ont., L3R 4S1             Maintenance
-----------------------------------------------------------------------------------------------------------------
   Rayne Water System         6953 Canoga Ave. Canoga         Dye house/Van Nuys                         0.00
                                   Park, CA 91303
-----------------------------------------------------------------------------------------------------------------
    Retail Cleaning           644-P Poplar Orange, CA          Cleaning Service                          0.00
      Specialists           92868 Attention: Jse Torres
-----------------------------------------------------------------------------------------------------------------
 Robinson Pest Control          44248 Palo Verde St.        Exterminator/Van Nuys                        0.00
                                Lancaster, CA 93536
                            Attention: Michael Robinson
-----------------------------------------------------------------------------------------------------------------
     Security Link            National Account Group          Security Services                         207.20
                              DEPT L277 Columbus, OH
                                     43260

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                       CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                 DESCRIPTION         EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
      Selami Bauta           129 Central Ave. Pompton         Cleaning Service                          3,733.20
                                Lake NJ 07442
                             Attention: Selami Bauta
-----------------------------------------------------------------------------------------------------------------
  Siemens De Costa Rica       Siemens de Costa Rica           Telephone system          01/01/97         0.00
                              Apartado Postal 10022-                lease
                            1000 San Jose - Costa Rica
                             Attention: Rosibel Ulate
-----------------------------------------------------------------------------------------------------------------
    Sola Security of           7661 Densmore Ave.            Alarm system/Van                           1,956.00
       Los Angeles             Van Nuys, CA 91406                 Nuys
-----------------------------------------------------------------------------------------------------------------
         Telcorp              PO Box 176 Hewlett NY,           Data services             Mar-00        161,557.38
                              11557 Attention: Steve
                                     Samuels
-----------------------------------------------------------------------------------------------------------------
     Top Protection          15720 Ventura BL Ste 421         Security Services                          0.00
                           Encino, CA 91436 Attention:
                                     Adel Ali
-----------------------------------------------------------------------------------------------------------------
      United Alarm            2707 W. Temple Street           Alarm Monitoring                          120.00
                              Los Angeles, CA 90026              Services
-----------------------------------------------------------------------------------------------------------------
 Waste Management of LI         1198 Prospect Ave.            Trash Collection                          175.12
                                Westbury, NY 11590                Service
-----------------------------------------------------------------------------------------------------------------
    Waste Management            9081 Tujunga Ave.             Trash/Van Nuys                             0.00
                              Sun Valley, CA 91352
-----------------------------------------------------------------------------------------------------------------
  Wells Fargo Merchant         265 Broad Hollow Rd.         Credit Card Services                         0.00
        Services                Melville, NY 11747
                            Attention: Charles Caputo
-----------------------------------------------------------------------------------------------------------------
    Drennings Tractor           2300 N. Branch Ave.            Tractor ZJ72380                          2,347.95
                             PO Box 1762 Altoona, PA
                            16603-1762 Attention: Jeff
                                     Drenning
-----------------------------------------------------------------------------------------------------------------
      BMW Financial            920 Champlain Court                Car Lease             05/15/01         0.00
                               Whitby, Ont. L1K 6K9
-----------------------------------------------------------------------------------------------------------------
      G.E. Capital           P.O. Box 802556 Chicago,        Freightliner Truck          Feb-99         2,097.06
                                  IL 60680-2556
-----------------------------------------------------------------------------------------------------------------
         K-Line              890 Mountain Ave. Murray           Ocean Freight           04/01/01         0.00
                            Hill, NJ 07974 Attention:
                                  Pamela Donovan
-----------------------------------------------------------------------------------------------------------------
       Ryder Truck               15 Ingram Avenue              Lease of Truck           10/07/99         0.00
                            Pittsburgh, PA 15205-2023              328425
                             Attention: Sandra Becker
-----------------------------------------------------------------------------------------------------------------
         Zoresco             404 Kettle Street Altoona,    Lease of road trailer-                       1,558.91
                                      PA 16602              T45-2193 T-48-1415
                                                             (Account #23018)
-----------------------------------------------------------------------------------------------------------------
   DlL Peterson Trust          DL Peterson Trust 5924       Nissan Altima Lease                          34.75
                           Collections Drive Chicago,
                                      IL 60693
-----------------------------------------------------------------------------------------------------------------
    Ford Motor Credit         PO Box 7151 Springfield,         Lease of 2001                            147.35
                                    Ohio 45501                Explorer VIN#
                                                             1FMZU73E61ZA03053
-----------------------------------------------------------------------------------------------------------------
    Ford Motor Credit         PO Box 7151 Springfield,     Lease of 2000 Mercury         Dec-00         139.00
                                    Ohio 45501                 Sable VIN#
                                                             1MEFM55S4YA624247
-----------------------------------------------------------------------------------------------------------------
  Ford Motor Credit Co.      17197 N. Laurel Park Drive        Vehicle Lease            05/09/00        166.27
                             Livonia, Michigan 48152
                            Attention: Jack Champagne
-----------------------------------------------------------------------------------------------------------------
   Smart Lease by GMAC        PO Box 630071 Dallas, TX    Lease of 2000 Chevrolet        Nov-99         173.00
                                     75263-0071                   Blazer
                                                           VIN#1GNDT1BW9Y2107030
-----------------------------------------------------------------------------------------------------------------
   Smart Lease by GMAC        PO Box 630071 Dallas, TX    Lease of GMC Yukon VIN#        Feb-01         1,505.01
                                     75263-0071              1GKEK13T21J198477
-----------------------------------------------------------------------------------------------------------------
      Warnaco Inc.              The Warnaco Group 90        Corporate Services          01/01/99         0.00
                            Park Ave. 26th Fl New York,          Agreement
                                     NY 10016
-----------------------------------------------------------------------------------------------------------------
      Warnaco Inc.              The Warnaco Group 90        Corporate Services          01/05/97         0.00
                            Park Ave. 26th Fl New York,          Agreement
                                     NY 10016
-----------------------------------------------------------------------------------------------------------------
   Gregory Street Inc.          The Warnaco Group 90        Servicing Agreement         01/05/97         0.00
                            Park Ave. 26th Fl New York,
                                      NY 10016
-----------------------------------------------------------------------------------------------------------------
      Warnaco Inc.              The Warnaco Group 90        Corporate Services          01/01/99         0.00
                            Park Ave. 26th Fl New York,          Agreement
                                      NY 10016

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                       CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
     Warnaco Inc.                The Warnaco Group            Speedo Sports Bra         06/01/95         0.00
                               90 Park Ave. 26th Fl
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
   Trade Management             Bldg 4 Botany Grove          Indemnity Agreement        05/15/00         0.00
   Services Pty Ltd.          Estate 14A Baker Street
                                  Botany NSW 2019
                                    PO Box 547
                                    Mascot NSW
                                  1460 Australia
-----------------------------------------------------------------------------------------------------------------
   Trade Management             Bldg 4 Botany Grove            Client services          05/15/00         0.00
   Services Pty Ltd.          Estate 14A Baker Street             agreement
                                  Botany NSW 2019
                                 PO Box 547 Mascot
                                NSW 1460 Australia
-----------------------------------------------------------------------------------------------------------------
    Summer Sanders                  c/o SFX 220                 Coach/Athlete           01/01/01         0.00
     (SFX, N1584)                West 42nd Street,                Agreement
                               12th Floor New York,
                                     NY 10036
                              Attention: Lowell Taub
-----------------------------------------------------------------------------------------------------------------
     Karch Kiraly               307 Bpca del Canon              Coach/Athlete           01/01/97         0.00
                              San Clemente, CA 92672              Agreement
-----------------------------------------------------------------------------------------------------------------
   American Express             50189 AXP Financial            Retirement Plan            1994           0.00
                                Center Minneapolis,            Investment Mgr.
                                     MN 55474
                              Attention: Lisa Reitsma
-----------------------------------------------------------------------------------------------------------------
    Gage Marketing                    CB-0014                 Buy 2 Fulfillment                          0.00
                                    PO Box 1164                     Center
                               Minneapolis MN 55480
                              Attention: Cheri Strand
-----------------------------------------------------------------------------------------------------------------
 Lanier de Costa Rica,         Lanier de Costa Rica           Maintenance of the        08/28/99         0.00
          SA                 Apartado Postal 301-1005         copiers and faxes
                                  Barrio Mexico -
                                    Costa Rica
                               Attention: Mr. Jose
                                 Antonio Ramirez
-----------------------------------------------------------------------------------------------------------------
 Warehouse (Mr. Jorge          Sr. Jorge Barrantes,               Warehouse             09/13/01         0.00
      Barrantes)             Apartado Postal 457-4100
                                Grecia, Costa Rica
-----------------------------------------------------------------------------------------------------------------
        Vertex                  1041 Old Cassat Rd.             Tax Compliance                           0.00
                               Berwyn, PA 19312-1151
-----------------------------------------------------------------------------------------------------------------
        Meyers                     P.O. Box 4206                Myers Storage                           5,082.26
                               Bridgeport, CT 06607
                                Attention: Thomas
                                   Striffolino
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.         IBM Global Finance                         0.00
                                 Phoenix, AZ 85012             - All AS/400 in
                             Attention: Ray Beye                 Milford and
                                                                   Secaucus
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.           IslandP (S40)           12/31/98         0.00
                                 Phoenix, AZ 85012
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.           Intidata (S40)          12/31/98         0.00
                                 Phoenix, AZ 85012
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.           Menswear (S40)          12/31/98         0.00
                                 Phoenix, AZ 85012
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.           Mensdata (S40)          12/31/98         0.00
                                 Phoenix, AZ 85012
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.           Intimate (740)          11/27/00         0.00
                                 Phoenix, AZ 85012
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
      IBM Credit              2929 North Central Ave.           Secaucus(730)           03/31/99         0.00
                                 Phoenix, AZ 85012
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
GE Information Services         20 Waterview Blvd.             EDI VAN Services         12/01/00         0.00
                                     Suite 302
                               Parsippany, NY 07054
                             Attention: William Henke
-----------------------------------------------------------------------------------------------------------------
        Vertex                  1041 Old Cassat Rd.               Vertex Tax                             0.00
                               Berwyn, PA 19312-1151
-----------------------------------------------------------------------------------------------------------------
        Limited                  Limited Logistics             Master Sourcing          05/01/00         0.00
                                  Services, Inc.                 Agreement
                                 Two Limited Parkway
                                  Columbus, Ohio
                                    43230 U.S.A
                             Attention: President/CEO
-----------------------------------------------------------------------------------------------------------------
       Transimaj                 Pinar Bakir Senol             Agency Agreement                          0.00
                               Sok Feride Han No. 3
                                  Kat2 Gayrettepe
                                 Instanbul Turkey

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
      Alphatex                 Rua Funchal, 538,              Agency Agreement                           0.00
                                    Conj. 132,
                               Sao Paulo, SP, Brazil
-----------------------------------------------------------------------------------------------------------------
    Warnaco of Canada            The Warnaco Group           License Agreement          01/03/99         0.00
     Company/Warnaco           90 Park Ave. 26th Fl            to Warnaco of
    Netherlands B.V.            New York, NY 10016             Canada Company
-----------------------------------------------------------------------------------------------------------------
    Warnaco of Canada            The Warnaco Group           Third Amendment to         01/01/98         0.00
   Limited/Warnaco Inc         90 Park Ave. 26th Fl          (Intimate Apparel)
      and Warnaco               New York, NY 10016            Inter - Company
   International Inc.                                          Canada License
                                                                 Agreement
-----------------------------------------------------------------------------------------------------------------
   Warnaco of Canada/            The Warnaco Group           Royalty - Warners,         01/03/99         0.00
       Warners BV              90 Park Ave. 26th Fl                 Olga
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group             Royalty - Body                            0.00
    Canada/Warnaco US          90 Park Ave. 26th Fl               Slimmers
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group               Royalty CK             07/01/99         0.00
   Canada/Intercompany         90 Park Ave. 26th Fl           Men's Underwear
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group               Royalty CK             07/01/99         0.00
   Canada/Intercompany         90 Park Ave. 26th Fl          Women's Underwear
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group               Royalty CK             07/01/99         0.00
   Canada/Intercompany         90 Park Ave. 26th Fl           Boy's Underwear
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group               Royalty CK             07/01/99         0.00
   Canada/Intercompany         90 Park Ave. 26th Fl           Girl's Underwear
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group               Royalty CK             07/01/99         0.00
   Canada/Intercompany         90 Park Ave. 26th Fl             Accessories
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group             Royalty CK U/W                            0.00
   Canada/Intercompany         90 Park Ave. 26th Fl        & Access - rtl stores
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group           Royalty CK Jeans -                          0.00
   Canada/Intercompany         90 Park Ave. 26th Fl             retail store
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
       Warnaco of                The Warnaco Group           National Advertising       07/01/99         0.00
   Canada/Intercompany         90 Park Ave. 26th Fl              CK Underwear
                                New York, NY 10016
-----------------------------------------------------------------------------------------------------------------
  Myers Records Center         255 Long Beach Blvd.           Record storage             Apr-99          0.00
                                Stratford CT 06497
                              Attention: Steve Garger
-----------------------------------------------------------------------------------------------------------------
       Postmaster               15707 Sherman Way                PO Box in                               0.00
                               Van Nuys, CA 91409                 Van Nuys
-----------------------------------------------------------------------------------------------------------------
      Pitney Bowes               2225 American Dr.             Postage Machine          01/30/01         0.00
       Credit Corp             Neenah, WI 54956-1005
-----------------------------------------------------------------------------------------------------------------
     Danka Business               P.O. Box 3083                   Copier                03/28/95         0.00
         Systems                  Cedar Rapids,
                                  IA 52406-3083
-----------------------------------------------------------------------------------------------------------------
      Dallas Market             2100 Stemmons Freeway           Real Property           06/13/01        1,686.50
      Center, Ltd.                Dallas, TX 75207                  Lease
                              Attention: Kristin Rucker
-----------------------------------------------------------------------------------------------------------------
    South Coast Plaza            3315 Fairview Road             Real Property           10/12/93         0.00
                                     Costa Mesa                     Lease
                                      CA 92626
                             Attention: Connie Harrison
-----------------------------------------------------------------------------------------------------------------
  Schur Management Co.          2432 Grand Concourse               Basement                              0.00
                                   Bronx, NY 10458
-----------------------------------------------------------------------------------------------------------------
      Market Center           Dallas Market Center            Authentic Fitness         11/15/01         0.00
   Management Co, Ltd.            PO Box 845467               Corp Dallas Market
                               Dallas, TX 75284-5467          Center Space 2412
                                                                 2100 Stemmons
                                                               Freeway Dallas,
                                                                    TX 75207
                                                                 Sales Office
                                                                  (Designer)
-----------------------------------------------------------------------------------------------------------------
   Wells Fargo Storage             450 Camarillo             Wells Fargo Storage                         0.00
                                   Center Drive                   (Store #77
                                Camarillo, CA 93010             Camarillo, CA)
-----------------------------------------------------------------------------------------------------------------
      Market Center            Dallas Market Center               Showroom                               0.00
   Management Company              PO Box 845467
                               Dallas, TX 75284-5467
-----------------------------------------------------------------------------------------------------------------
      Warnaco Inc.               The Warnaco Group            Master Agreement          01/05/97         0.00
                              90 Park Ave. 26th Fl               of Sale of
                                New York, NY 10016              Receivables
-----------------------------------------------------------------------------------------------------------------
           UPS                 643 West 43rd St.              Covers ground              May-99          0.00
                               8th Floor New York,          and domestic air
                                  NY 10036
                               Attention: Janise
                                  Anderson

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                  CONTRACT           DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS                DESCRIPTION          EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
    Data2Logistics             6056 South Fashion           3rd party auditing                           0.00
                                 Square Drive 300          & account allocation
                             Salt Lake City, UT 84107       firm for our FedEx
                              Attention: Gary Remley        Express shipments
----------------------------------------------------------------------------------------------------------------
      AT&T Wireless            300 Broadacres Drive             Cell service             Jul-02          0.00
                                     2nd Floor
                               Bloomfield, NJ 07003
                            Attention: Gregory Windisch
----------------------------------------------------------------------------------------------------------------
          AT&T                   32 Avenue of the                   Data                 Mar-02          0.00
                                Americas 4th Floor
                                New York, NY 10013
----------------------------------------------------------------------------------------------------------------
          AT&T                   32 Avenue of the                   Data                 May-02          0.00
                                Americas 4th Floor
                                New York, NY 10013
----------------------------------------------------------------------------------------------------------------
          AT&T               32 Avenue of the Americas              Data                 Jul-02          0.00
                                     4th Floor
                                New York, NY 10013
----------------------------------------------------------------------------------------------------------------
 Fruit of the Loom, Inc.     Fruit of the Loom, Inc.,      Termination, Settlement      04/18/01         0.00
                              One Fruit of the and           Release Agreement
                                  Loom Drive,                 terminating the
                              Bowling Green, Kentucky        License Agreement
                                    42102-9015                     dated
                             Attention, Vice President        August 26, 1991
                                and General Counsel
----------------------------------------------------------------------------------------------------------------
        Digiterra                5251 DTC Parkway                Consulting           1/02 - 12/02       0.00
                               Suite 1400 Greenwood
                                 Village, CO 80111
                              Attention: Brian Bognar
----------------------------------------------------------------------------------------------------------------
      Cisco Systems             170 West Tasman Dr.          Lan/Wan Equipment          01/15/02         0.00
                                 San Jose, CA 95134         Maintenance/Network
                               Attention: Nancy Hans              Hardware
----------------------------------------------------------------------------------------------------------------
         Compaq                10400 N. Tantau Ave.            Servers contract         01/15/02        7,533.35
                                   CAC14-43                  maintenance/network
                               Cupertino, CA 95014                hardware
----------------------------------------------------------------------------------------------------------------
     Dell Computers             8801 Research Blvd.           Servers contract          06/13/02         0.00
                                Austin, TX 78758             maintenance/Network
                             Attention: Dana Sanditeu             Hardware
----------------------------------------------------------------------------------------------------------------
     Hewlett-Packard            300 Hanover Street            Servers contract          08/15/02         0.00
                               Palo Alto, CA 94304           maintenance/Network
                                                                  Hardware
----------------------------------------------------------------------------------------------------------------
        RSA Inc.                  174 Middle Tpke               RSA Dial-up             05/01/02         0.00
                                 Bedford, MA 01730          Security Software
----------------------------------------------------------------------------------------------------------------
       Soft Choice                3 Quincy Street               Norton Anti-            02/01/02         0.00
                                  Norwalk, CT 06850            Virus Software
----------------------------------------------------------------------------------------------------------------
  Sybari Software Inc.           353 Larkfield Rd.             Antigent-Email           04/01/02         0.00
                                  East Northport,            Anti-Virus/Network
                                   NY 11731-2964                 Software
----------------------------------------------------------------------------------------------------------------
Integration Technologies         1201 Dove Street,           Firewall contract          06/06/02       13,647.00
                                    Suite 350               maintenance/Network
                                  Newport Beach,                  Software
                                     CA 92660
----------------------------------------------------------------------------------------------------------------
Integration Technologies         1201 Dove Street,         Stonebeat, Web filter,       01/02/02       cure, if
                                     Suite 350               Clustering/Network                         any, is
                                  Newport Beach,                  Software                            included in
                                     CA 92660                                                           the cure
                                                                                                        amount
                                                                                                       set forth
                                                                                                       directly
                                                                                                        above
----------------------------------------------------------------------------------------------------------------
        Microsoft                 1 Microsoft Way           MS Support contract/        01/01/02         0.00
                                 Redmond, WA 98052           Network Software
----------------------------------------------------------------------------------------------------------------
         Argent                  6 Forest Park Dr.          Monitoring Software         05/01/02         0.00
                               Farmington, CT 06032          contract/Network
                                 Attention: Scott                 Software
                                     McCauslaw
----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd            Memorex 800LPM           07/01/02        4,686.94
                                 Frazer, PA 19355              IPDS Line Mtx
                                                          Printer/AS 400 Hardware
----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd            Memorex 800LPM           07/01/02        cure, if
                                 Frazer, PA 19355              IPDS Line Mtx                             any, is
                                                          Printer AS 400 Hardware                     included in
                                                                                                        the cure
                                                                                                         amount
                                                                                                       set forth
                                                                                                       directly
                                                                                                         above
----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd        Printronix P9212 Line        07/01/02       cure, if
                                 Frazer, PA 19355             Mtrx Printer/AS                           any, is
                                                               400 Hardware                           included in
                                                                                                        the cure
                                                                                                       amount set
                                                                                                        forth 2
                                                                                                         lines
                                                                                                         above
----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd           Printronix P9212          07/01/02       cure, if
                                 Frazer, PA 19355           Line Mtrx Printer/AS                        any, is
                                                                400 Hardware                           included
                                                                                                      in the cure
                                                                                                       amount set
                                                                                                        forth 3
                                                                                                         lines
                                                                                                         above
----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue        Standalone Modem          07/01/02         0.00
                                 Phoenix, AZ 85012            V.32 Lease/AS400
                                Attention: Ray Beye               Hardware

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                                     DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS             CONTRACT DESCRIPTION    EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue         Optical Library          07/01/02         0.00
                                 Phoenix, AZ 85012            DataServer/AS400
                                Attention: Ray Beye               Hardware
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue        DOT Band Printer          07/01/02         0.00
                                 Phoenix, AZ 85012           (Twinaxial)/AS 400
                                Attention: Ray Beye               Hardware
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue       Impacwriter/ AS 400        07/01/02         0.00
                                 Phoenix, AZ 85012                Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue         Printer/AS 400           07/01/02         0.00
                                 Phoenix, AZ 85012                Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue     5GB Ext. 8mm Tape Drive      07/01/02         0.00
                                 Phoenix, AZ 85012         MOD 12/AS 400 Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue     5GB Ext. 8mm Tape Drive      07/01/02         0.00
                                 Phoenix, AZ 85012         MOD 12/AS 400 Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue       Rack Enclosure 1.6         07/01/02         0.00
                                 Phoenix, AZ 85012          meter/AS 400 Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue       Rack Enclosure 1.6         07/01/02         0.00
                                 Phoenix, AZ 85012          meter/AS 400 Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue     Base System Unit/AS 400      07/01/02         0.00
                                 Phoenix, AZ 85012                Software
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
  Oce Printing Systems        3265 Ramos Circle #200,     Siemans laser printer/AS      01/01/02         0.00
                                Sacramento, CA 95827            400 Hardware
                               Attention: Berry Oberg
-----------------------------------------------------------------------------------------------------------------
  Oce Printing Systems        3265 Ramos Circle #200,     Siemans laser printer/AS      01/01/02         0.00
                                Sacramento, CA 95827            400 Hardware
                               Attention: Berry Oberg
-----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd           800 LPM IPDS Line         07/01/02         0.00
                                  Frazer, PA 19355          Matrix Printer/AS 400
                                                                  Hardware
-----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd         MTC 1251 800 LPM IPDS       07/01/02         0.00
                                  Frazer, PA 19355            Line Mtrx AS 400
                                                                  Hardware
-----------------------------------------------------------------------------------------------------------------
      Decision One              50 E. Swedesford Rd       Printronix P5215 1500LPM      07/01/02         0.00
                                  Frazer, PA 19355             Line Mtrx AS400
                                                                  Hardware
-----------------------------------------------------------------------------------------------------------------
       IBM Credit            2929 North Central Avenue       Impactwriter/AS400         07/01/02         0.00
                                 Phoenix, AZ 85012                Hardware
                                Attention: Ray Beye
-----------------------------------------------------------------------------------------------------------------
    Advanced Systems          1300 Woodfield Rd. Suite     Sequel/AS 400 Software       01/01/02         0.00
        Concepts              310 Schaumburg, IL 60173
                              Attention: Stacy Jenson
-----------------------------------------------------------------------------------------------------------------
  Aldon Computer Group        1999 Harrison St. Suite       ACMS/AS 400 Software        02/01/02         0.00
                               1500 Oakland, CA 94612
                              Attention: Bob Anderson
-----------------------------------------------------------------------------------------------------------------
 Broderick Data Systems        64 Main St. Lexington,      Spool Organizer P40 AS       07/01/02         0.00
                                      OH 44904                   400 Software
                               Attention: Beth Shasky
-----------------------------------------------------------------------------------------------------------------
         Gauss                  8717 Research Drive        Spyview/AS 400 Software      05/01/02         0.00
                                  Irvine, CA 92618
                              Attention: Pat Decaprial
-----------------------------------------------------------------------------------------------------------------
  Hawkeye Information              P.O. Box 2167              Pathfinder/AS 400         01/06/02         0.00
        Systems                Fort Collins, CO 80522             Software
                              Attention: Cindy Starck
-----------------------------------------------------------------------------------------------------------------
   ROI Corporation/GO           5000 Business Center        Java Card/Credit Card       06/16/02         0.00
        Software                 Drive Suite.1000,               Processing
                                 Savannah, GA 31405
                              Attention: Beth Murdock
-----------------------------------------------------------------------------------------------------------------
  Aldon Computer Group       1999 Harrison St., Suite       Aldon/AS400 Software        11/30/01         0.00
                              1500 Oakland, CA 94612
                              Attention: Bob Anderson
-----------------------------------------------------------------------------------------------------------------
 Broderick Data Systems             64 Main St.               Broderick/AS 400          12/01/01         0.00
                                Lexington, OH 44904               Software
                               Attention: Beth Shasky
-----------------------------------------------------------------------------------------------------------------
  Hawkeye Information              P.O. Box 2167           Hawkeye/AS 400 Software      07/02/02         0.00
        Systems                Fort Collins, CO 80522
                              Attention: Cindy Starck

================================================================================

================================================================================

                  SECOND AMENDED AND RESTATED PLAN SCHEDULE 3.2

         LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED
                (as amended and restated as of January 13, 2003)

                                                                                        CONTRACT
                                                                                     DATE/CONTRACT
     CONTRACT PARTY               NOTICE ADDRESS             CONTRACT DESCRIPTION    EXTENSION DATE   CURE AMOUNT
-----------------------------------------------------------------------------------------------------------------
    Advanced Systems          1300 Woodfield Rd. Suite     Sequel/AS 400 Software       01/01/02         0.00
        Concepts              310 Schaumburg, IL 60173
                              Attention: Stacy Jenson
-----------------------------------------------------------------------------------------------------------------
 Touchtone Corporation         3151 Airway Bldg. I-3          Questview/AS 400          05/30/02         0.00
                                Costa Mesa, CA 92626              Software
                               Attention: Pahoa Chang
-----------------------------------------------------------------------------------------------------------------
         Cybra                   1 Executive Blvd.            Mark Magic/AS 400         07/23/02         0.00
                                 Yonkers, NY 10701                Software
                               Attention: John Parisi
-----------------------------------------------------------------------------------------------------------------
         Digex                    19200 Von Karman            Speedo Ecommerce          03/01/02         0.00
                             Ave. #530 Irvine, CA 92612            Website
                                Attention: Edward Z.
                                      Martinez
-----------------------------------------------------------------------------------------------------------------
       Bell South              301 W. Bay Street Room             Telephone             prior to       15,625.62
                                12DD1 Jacksonville,          system/Thomasville          1/1/01
                                      FL 32202
                               Attention: Judy Arcey
-----------------------------------------------------------------------------------------------------------------
  Come Land Maintenace         4917 West Melrose Ave.            Janitorial             11/26/01         0.00
                               Los Angeles, CA 90029
-----------------------------------------------------------------------------------------------------------------
 Metropolitan Interests          3838 Oak Lawn Ave.          Sales Office/Texas         12/01/99         0.00
         Corp.                       Suite 1416
                                  Dallas, TX 75219
                              Attention: Cecil Kirksey
-----------------------------------------------------------------------------------------------------------------
Data Captured Solutions           151 Sheldon Rd.            RF Scanner Service         07/31/02         0.00
                                Manchester, CT 06040             Agreements
                               Attention: Tom Venezia
-----------------------------------------------------------------------------------------------------------------
Data Captured Solutions           151 Sheldon Rd.            RF Scanner Service         11/30/01         0.00
                                Manchester, CT 06040             Agreements
                               Attention: Tom Venezia
-----------------------------------------------------------------------------------------------------------------
Data Captured Solutions           151 Sheldon Rd.            RF Scanner Service         03/01/02         0.00
                                Manchester, CT 06040             Agreements
                               Attention: Tom Venezia
-----------------------------------------------------------------------------------------------------------------
   Sunguard Treasury         2777 Summer St. 4th Floor     Tresury Cash Management      02/02/88         0.00
        Systems                  Stamford, CT 06905            software system
                               Attention: Joe Arouni
-----------------------------------------------------------------------------------------------------------------
         Vertex                 1041 Old Cassat Rd.         Software Maintenance      10/01 - 9/02       0.00
                               Berwyn, PA 19312-1151
-----------------------------------------------------------------------------------------------------------------
       Peregrine               1277 Lenox Park Blvd.           Premenos (EDI)           11/01/01         0.00
                                 Atlanta, GA 30319
                              Attention: Chris Mascis
-----------------------------------------------------------------------------------------------------------------

Any Employee Patent and Confidentiality Agreements and Arbitration Agreements, including, without limitation, those that are substantially in the same form as Plan Schedules 3.1(a) and (b), by and between any of the Debtors and any of their employees shall be deemed to be assumed with a zero cure amount. However, any agreements by and between any of the Debtors and any of their employees regarding any other terms and conditions of such employees' employment shall be deemed to be rejected as of the Effective Date.
================================================================================

                                PLAN SCHEDULE 5.6

                OFFICERS AND DIRECTORS OF THE REORGANIZED DEBTORS

==============================================================================================================

I.   The Warnaco Group, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
Director - Non-            Stuart D. Buchalter      Current Director and Non-         $500,000 per annum(1)
Executive Chairman                                  Executive Chairman of the
                                                    Board; see Attachment 5.6(a)
                                                    for biographical information
--------------------------------------------------------------------------------------------------------------
Director                   Richard Karl Goeltz      Current Director; see             Retainer: $65,000(2);
                                                    Attachment 5.6(a) for             Meeting Fees: $2,500 per
                                                    biographical information          day plus expenses(3)
--------------------------------------------------------------------------------------------------------------
Director                   Harvey Golub             Current Director; see             Retainer: $65,000(2);
                                                    Attachment 5.6(a) for             Meeting Fees: $2,500 per
                                                    biographical information          day plus expenses(3)
--------------------------------------------------------------------------------------------------------------
Director, President and    Antonio C. Alvarez II    Current Director, President,      $125,000 per month base
Chief Executive Officer                             and Chief Executive Officer;      salary(4)
                                                    see Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Director, Senior Vice      James P. Fogarty         Current Senior Vice President-    $475 per hour(5)
President - Finance and                             Finance and Chief Financial
Chief Financial Officer                             Officer; see Attachment 5.6(a)
                                                    for biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           Stanley P. Silverstein   Current Vice President,           Officer Compensation:
Administration and Chief                            General Counsel, Secretary and    $450,000 per annum base
Administrative Officer                              Chief Administrative Officer;     salary(6)
                                                    see Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

----------
(1) To be reduced to $250,000 upon the retention of a permanent Chief Executive Officer and two additional Board members.

(2) Retainer Fee payable as follows: (i) 60% cash payable quarterly in advance and (ii) 40% equity payable annually in advance.

(3) Members of the Board of Reorganized Warnaco will serve on Board Committees, to be formed on or after the Effective Date of the Plan, and will receive additional compensation as follows:

---------------------------------------------------------
Audit Committee:
   *   Chairman Fee                $10,000
   *   Member Fee per meeting      $ 1,000 (plus expenses)
---------------------------------------------------------
Compensation Committee:
   *   Chairman Fee                $ 5,000
   *   Member Fee per meeting      $ 1,000 (plus expenses)
---------------------------------------------------------
Governance/Nominating Committee:
   *   Chairman Fee                $ 5,000
   *   Member Fee per meeting      $ 1,000 (plus expenses)
---------------------------------------------------------
Finance Committee:
   *   Chairman Fee                $ 5,000
   *   Member Fee per meeting      $ 1,000 (plus expenses)
---------------------------------------------------------

(4) Payable pursuant to an engagement letter between The Warnaco Group, Inc. and Alvarez & Marsal, Inc. Prior to the engagement of a permanent Chief Executive Officer, Mr. Alvarez will not receive compensation on account of his service as a director. Upon the engagement of a permanent Chief Executive Officer, Mr. Alvarez will receive directors' compensation.

(5) Payable pursuant to an engagement letter between The Warnaco Group, Inc. and Alvarez & Marsal, Inc. Prior to the engagement of a permanent Chief Financial Officer, Mr. Fogarty will not receive compensation on account of his service as a director. Upon the engagement of a permanent Chief Financial Officer, Mr. Fogarty will receive directors' compensation.

(6) Plus incentive compensation opportunity, to be determined.

==============================================================================================================

II.  184 Benton Street Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

III. Abbeville Manufacturing Company
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

IV.  A.B.S. Clothing Collection, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

V.   Authentic Fitness Corporation
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

VI.  Authentic Fitness Products Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

VII. Authentic Fitness On-Line, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

VIII. Authentic Fitness Retail Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

IX.  Calvin Klein Jeanswear Company
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

X.   CCC Acquisition Corp.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XI.  C.F. Hathaway Company
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XII. CKJ Holdings, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XIII. Designer Holdings Ltd.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XIV. Gregory Street, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XV.  Jeanswear Holdings, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XVI. Kai Jay Manufacturing Company
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XVII. Myrtle Avenue, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XVIII. Penhaligon's by Request, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President,                     None
                                                    General Counsel, Secretary and
                                                    Chief Administrative Officer
                                                    of The Warnaco Group, Inc. and
                                                    Warnaco Inc. and Officer of
                                                    Various Subsidiaries; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XIX. Outlet Holdings, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XX.  Outlet Stores, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XXI. Rio Sportswear , Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XXII. Ubertech Products, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XXIII.   Warmana Limited
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XXIV. Warnaco Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
Director - Non-            Stuart D. Buchalter      Current Director and                        None
Executive Chairman                                  Non-Executive Chairman of the
                                                    Board; see Attachment 5.6(a)
                                                    for biographical information
--------------------------------------------------------------------------------------------------------------
Director                   Richard Karl Goeltz      Current Director; see                       None
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Director                   Harvey Golub             Current Director; see                       None
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Director, President and    Antonio C. Alvarez II    Current Director, President,                None
Chief Executive Officer                             and Chief Executive Officer;
                                                    see Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Director, Senior Vice      James P. Fogarty         Current Senior Vice                         None
President - Finance and                             President-Finance and Chief
Chief Financial Officer                             Financial Officer; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------
Vice President -           Stanley P. Silverstein   Current Vice President, General             None
Administration and Chief                            Counsel, Secretary and Chief
Administrative Officer                              Administrative Officer; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

XXV. Warnaco International, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XXVI. Warnaco International, LLC
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

XXVII.   Warnaco of Canada Company
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XXVIII.   Warnaco of Puerto Rico, Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XXIX. Warnaco Sourcing Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XXX. Warnaco U.S., Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
--------------------------------------------------------------------------------------------------------------

XXXI. Warner's De Costa Rica Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

==============================================================================================================

XXXII. Warnaco Men's Sportswear Inc.
--------------------------------------------------------------------------------------------------------------
                                                                                              Proposed
         Title                      Name                     Affiliation                    Compensation
--------------------------------------------------------------------------------------------------------------
President - Secretary      Stanley P. Silverstein   Current Vice President, General             None
                                                    Counsel, Secretary and Chief
                                                    Administrative Officer of The
                                                    Warnaco Group, Inc. and Warnaco
                                                    Inc. and Officer of Various
                                                    Subsidiaries; see Attachment
                                                    5.6(a) for biographical
                                                    information
--------------------------------------------------------------------------------------------------------------
Vice President -           James P. Fogarty         Current Senior Vice                         None
Treasurer                                           President-Finance and Chief
                                                    Financial Officer of The
                                                    Warnaco Group, Inc.; see
                                                    Attachment 5.6(a) for
                                                    biographical information
==============================================================================================================

                              Attachment 5.6(a)(1)

       Biographical Information for Proposed Officers and Directors of the
                               Reorganized Debtors

     (1) Antonio C. Alvarez II. Mr. Alvarez was elected President and Chief Executive Officer of the Company on November 16, 2001 and was elected to the Board of Directors on March 19, 2002. Mr. Alvarez is also a member of the Board's Restructuring Committee. Prior to his election to these positions, Mr. Alvarez served the Company as Chief Restructuring Officer from June 11, 2001 to November 16, 2001 and as Chief Restructuring Advisor to the Company (while employed by Alvarez & Marsal, Inc., a leading turnaround and crisis management consulting firm, which Mr. Alvarez co-founded) from April 30, 2001 to June 11, 2001. Over the last 18 years as a founding Managing Director of A&M, Mr. Alvarez has served as restructuring officer, consultant or operating officer of numerous troubled companies.

     (2) James P. Fogarty. Mr. Fogarty was elected Senior Vice President-Finance and Chief Financial Officer of the Company on December 20, 2001. Prior to his election to these positions, Mr. Fogarty served the Company as Senior Vice President from June 11, 2001 to December 20, 2001, and served as an advisor to the Company (while employed by A&M) from April 30, 2001 to June 11, 2001. Mr. Fogarty has been associated with A&M since August 1994. As part of his work with A&M, Mr. Fogarty has held management positions with Bridge Information Systems, DDS Partners LLC, AM Cosmetics, Inc. and Color Tile, Inc. In addition, Mr. Fogarty provided restructuring advisory services to Fruehauf Trailer and Homeland Stores, Inc. Mr. Fogarty was associated with the accounting firm KPMG from June 1990 until July 1994. Mr. Fogarty holds a B.A. degree in Economics and Computer Science from Williams College, a MS in Accounting from the Leonard Stern School of Business at New York University and a MBA in Finance and Accounting from the Leonard Stern School of Business at New York University.

     (3) Stanley P. Silverstein. Mr. Silverstein has served as Vice President, General Counsel and Secretary of the Company since December 1990. Mr. Silverstein was elected Chief Administrative Officer of the Company in December 2001. Mr. Silverstein served as Assistant Secretary of the Company from June 1986 until his appointment as Secretary in January 1987. Mr. Silverstein received a B.A. from Yale College in 1974 and received a J.D. from Harvard Law School in 1977.

     (4) Stuart D. Buchalter. Mr. Buchalter currently serves as Non-Executive Chairman of the Board of Directors for the Company and is a member of the Board's Restructuring, Pension and Audit Committees. Mr. Buchalter joined the Company in February 2000 as a Director. Mr. Buchalter is Of Counsel to the California law firm of Buchalter, Nemer, Fields & Younger P.C. He served as Chairman of the Board of Standard Brands Paint Company, which successfully reorganized under chapter 11 of the Code, through June 15, 1993. He serves as director of City National Corporation. He also serves as the Chairman of the Board of Trustees of Otis College of Art & Design. Mr. Buchalter did his undergraduate work at the University of

----------
(1) Members of the Board of Reorganized Warnaco will serve on Board Committees, to be formed on or after the Effective Date of the Plan.

California at Berkeley, receiving a B.A. in 1959, and attended Harvard Law School, earning an L.L.B. in 1962.

     (5) Richard Karl Goeltz. Richard Karl Goeltz has been a Director of the Company since July 2002, and is a member of the Board's Audit Committee. Mr. Goeltz served as Vice Chairman and Chief Financial Officer of the American Express Company from 1996 to 2000. Previously, Mr. Goeltz was Group Chief Financial Officer and a member of the Board of Directors of NatWest Group ("NatWest"), the parent company of National Westminster Bank PLC. Prior to joining NatWest, Mr. Goeltz served The Seagram Company for over 20 years in a variety of management positions. Mr. Goeltz previously held various financial positions in the treasurer's department of Exxon Corporation in New York and Central America. Mr. Goeltz is a director of the New Germany Fund, a member of the Board of Overseers of Columbia Business School, a director of Opera Orchestra of New York, a member of the Council on Foreign Relations and a member of the Court of Governors of the London School of Economics and Political Science. Mr. Goeltz received his M.B.A. from Columbia Business School, his B.A. in economics from Brown University and also studied at the London School of Economics and New York University.

     (6) Harvey Golub. Mr. Golub has been a Director of the Company since January 2001. Mr. Golub is the Chairman of the Board's Restructuring Committee, and also serves on the Compensation and Pension Committees. Mr. Golub served as a member of the Board of Directors of American Express Company from September 1990 until his retirement in April 2001, as Chairman of American Express Company from August 1993 until April 2001 and as Chief Executive Officer from January 1993 to January 2001. Mr. Golub serves as a Director of Campbell Soup Company and Dow Jones & Co., and as the Chairman of Airclic Inc., Chairman of ClientLogic and Chairman of TH Lee Putnam Ventures. Mr. Golub also serves on the Boards of Lincoln Center for the Performing Arts, the American Enterprise Institute and the New York-Presbyterian Hospital. Mr. Golub serves as a Senior Advisor to Lazard Freres.

                                PLAN SCHEDULE 5.7

                         SUMMARY OF PRINCIPAL TERMS AND
                      CONDITIONS OF EXIT FINANCING FACILITY

           $275,000,000 SENIOR SECURED EXIT REVOLVING CREDIT FACILITY

          On June 11, 2001 (the "Petition Date"), The Warnaco Group, Inc. ("Group") and its domestic subsidiaries filed voluntary petitions to commence reorganization proceedings under chapter 11 of the Bankruptcy Code (the "Cases"). This Summary of Terms and Conditions outlines certain terms of the Senior Secured Credit Facility referred to in the Plan of Reorganization (as defined in the Commitment Letter). Unless otherwise defined herein, terms defined in the Commitment Letter and used herein have the meanings given to them in the Commitment Letter.

Borrower:                Reorganized Warnaco Inc. ("Warnaco" or the "Borrower").

Guarantors:              Group and each existing and subsequently acquired or
                         organized domestic subsidiary of Group (other than Warnaco Operations Corporation) (collectively, the
                         "Guarantors" and, together with the Borrower, the "Loan
                         Parties").

Lenders: Citicorp North America, Inc. or one of its affiliates (collectively, "CNAI"), JPMorgan Chase Bank ("JPMorgan Chase") and other financial institutions or entities acceptable to the Arrangers (as defined below) (together with CNAI, and JPMorgan Chase, the "Lenders").

Administrative and       CNAI or one of its affiliates (the "Administrative
Collateral Agent:        Agent").

Syndication Agent:       JPMorgan Chase Bank (together with the Administrative
                         Agent, the "Agents")

Joint Lead Arrangers:    Salomon Smith Barney Inc. and J.P. Morgan Securities
                         Inc. (collectively, the "Arrangers").

Joint Lead Book          Salomon Smith Barney Inc. and J.P. Morgan Securities
Managers:                Inc.

Issuers: CNAI, JP Morgan Chase and/or other Lenders (or affiliates of Lenders) acceptable to the Agents and Group.

The Facility:            Revolving Loans. A non-amortizing revolving credit
                         facility made available to the Borrower in a principal amount of up to $275,000,000 on the Closing Date, and thereafter (if applicable), after giving effect to the Facility Increase (as defined below), such increased amount up to $325,000,000 (the "Facility"), subject to Availability (as defined below). All revolving loans outstanding under the Facility (the "Loans") shall become due and payable on the Termination Date (as defined below).

                         o Letters of Credit. Up to $150,000,000 of the Facility, subject to Availability, will be available for the issuance of letters of credit by the Issuers for the account of the Borrower ("Letters of Credit"). No Letter of Credit will have a termination date after the fifth day preceding the Termination Date and none shall have a term of more than one year. No more that $35,000,000 of the Facility will be available for the issuance of standby Letters of Credit. Letters of Credit may be denominated in U.S., Canadian or Hong Kong dollars or Euros. The amount of commitments utilized by foreign currency denominated Letters of Credit shall be marked-to-market on each day on which a Borrowing Base Certificate (as defined below) is delivered, based on currency exchange rates determined by the applicable Issuing Bank. To the extent acceptable to the applicable issuer thereof, letters of credit existing under Warnaco's debtor in possession credit facility shall be deemed to be "Letters of Credit" under the Facility.

                         o Swing Loans: Subject to Availability, an amount up to the lesser of (a) $20,000,000 and (b) the Administrative Agent's ratable portion of the aggregate commitments plus $10,000,000 will be available to the Borrower for discretionary swing loans from the Administrative Agent.

Term: The period from the Closing Date to the fourth anniversary of the Closing Date (the "Termination Date").

Closing Date:            The date of the initial funding of the Facility, which
                         shall be a date which occurs on or after the effective date of the Plan of Reorganization and which in any event shall occur on or before February 28, 2003 (the
                         "Closing Date").

Availability:            Availability under the Facility (the "Availability")
                         shall equal (i) the lesser of (A) the maximum commitments under the Facility and (B) the Borrowing
                         Base (as defined below) minus (ii) such Availability
                         Reserves as the Administrative Agent, in its sole discretion, exercised reasonably, deems appropriate.

                         "Availability Reserves" means, as of 3 business days after the date of written notice of any determination thereof to the Borrower by the Administrative Agent, such amounts as the Administrative Agent may from time to time establish against the Facility, in the Administrative Agent's sole discretion exercised reasonably, in order to (a) preserve the value of the Collateral or the Administrative Agent's Lien thereon,
                         (b) provide for the payment of unanticipated liabilities of any of the Loan Parties arising after the Closing Date, or (c) provide for the effect, or anticipated effect, of the loss of the benefit to Group or any of its Subsidiaries of a material license (to be defined).

Borrowing Base:          "Borrowing Base" means, an amount equal to the sum of
                         (a) up to 75% of eligible accounts receivable of the Loan Parties and (b) up to the lesser of (i) (A) up to 67% of eligible finished inventory of the Loan Parties,
                         (B) up to 55% of eligible raw inventory (including eligible raw inventory covered by trade letters of credit and eligible finished inventory covered by trade letters of credit) of the Loan Parties, and (C) up to 25% of work in process of the Loan Parties and (ii) up to 85% of the U.S. dollar equivalent of the orderly liquidation value of such eligible inventory (as determined by reference to the most recent appraisal received by the Lenders (and, if no appraisal has been made after the Closing Date, the appraisal received by the Lenders prior to the Closing Date), in each case less such eligibility reserves and dilution reserves as the Administrative Agent, in its sole discretion, exercised reasonably, deems appropriate. The Borrowing
                         Base as of the Closing Date to be determined based on appraisals be delivered to the Agents under the provisions titled "Conditions Precedent to the Closing".

                         Any reduction in the foregoing advance rates (or any increase up to the percentages set forth above) shall be determined by the Administrative Agent in its sole discretion exercised reasonably and shall take effect 10 Business Days after the Administrative Agent delivers written notice thereof to the Borrower.

                         Not less than once each week, each Borrowing Base will be certified by the Responsible Financial Officer of Group to the Administrative Agent pursuant to a borrowing base certificate (with appropriate supporting data) in form reasonably satisfactory to the Administrative Agent (the "Borrowing Base Certificate").

Eligibility:             Eligibility criteria for accounts receivable and
                         inventory will be defined in the loan documentation and will otherwise be determined by the Agents in accordance with their customary criteria.

Purpose: Proceeds of the Facility will be used solely (i) to fund transaction costs and expenses, (ii) to provide working capital from time to time for Group and its subsidiaries and (iii) for other general and corporate purposes.

Facility Increase:       The Borrower shall have the right to a one time
                         increase of the commitments under the Facility from $275,000,000 up to a maximum amount of $325,000,000
                         (the "Facility Increase"); provided that (i) no event of default (as defined in the loan documentation), or event which with the giving of notice or lapse of time or both would be an event of default, has occurred and is continuing and (ii) the Borrower shall have paid to the Agents a fee to be determined (but in any event reasonably acceptable to Group) and to the Lenders providing the Facility Increase fees required in order to clear the market in an amount to be determined. The
                         Borrower shall have the right to offer the Facility
                         Increase to (x) the existing Lenders, and each existing
                         Lender will have the right, but no obligation, to commit to all or a portion of the Facility Increase or
                         (y)
                         third party financial institutions acceptable to the Arrangers; provided that the minimum commitment of each such third party institution equals or exceeds
                         $5,000,000.

Interest:                Loans will bear interest, at the option of the
                         Borrower, at one of the following rates:

                         (a) the Applicable Margin (as defined below) plus the Administrative Agent's fluctuating Alternate Base Rate (as defined below) (the "Base Rate"), payable quarterly in arrears; or

                         (b) the Applicable Margin plus the current LIBO rate as quoted by the Administrative Agent adjusted for reserve requirements, if any, and subject to customary change of circumstance provisions, for interest periods of one, two, three or six months (the "LIBO Rate"), payable at the end of the relevant interest period, but in any event at least quarterly.

                         "Applicable Margin" means (i) for an initial period of one year after the Closing Date, 1.50% per annum, in the case of Base Rate Loans, and 2.50% per annum, in the case of LIBO Rate Loans; and (ii) thereafter, such higher or lower rates per annum determined by reference to a pricing grid to be determined (the "Pricing Grid").

                         "Alternate Base Rate" means the highest of (i) Citibank, N.A.'s base rate, (ii) the three-month certificate of deposit rate plus 1/2 of 1% and (iii) the Federal Funds Effective Rate plus 1/2 of 1%.

                         Interest shall be calculated on the basis of the actual number of days elapsed in a 360-day year. No more than ten (10) LIBO Rate interest periods may be in effect at any one time.

Default Interest:        During the continuance of an Event of Default (to be
                         defined in the loan documentation), Loans will bear interest at an additional 2.0% per annum.

Unused Commitment Fee:   From and after the Closing Date, a non-refundable
                         unused commitment fee at the Unused Commitment Fee Rate will accrue as a percentage of the daily average unused portion of the Facility (whether or not then available), payable quarterly in arrears and on the Termination Date. The "Unused Commitment Fee Rate" means (i) for an initial period of one year after the Closing Date, 0.375% per annum and (ii) thereafter, such higher or lower rates per annum determined by reference to the Pricing Grid.

Letter of Credit Fees:   A percentage per annum equal to the Applicable Margin
                         for LIBO Rate Loans less the amount of fees paid to the applicable Issuer (0.125% to 0.25%) to the Lenders will accrue on the outstanding undrawn amount of any Letter of Credit, payable quarterly in arrears and computed on a 360-day basis.

                         A percentage per annum equal to 0.125% to 0.25% to the applicable Issuer will accrue on the outstanding undrawn amount of any Letter of Credit, payable quarterly in arrears and computed on a 360-day basis. In addition, the Borrower will pay to the applicable Issuer standard opening, amendment, presentation, wire and other administration charges applicable to each Letter of Credit.

                         During the continuance of an Event of Default (as defined in the loan documentation), the Letter of Credit Fees will increase by an additional 2% per annum.

Optional Repayment and   The Borrower may repay the Loans in whole or in part at
Commitment Reductions:   any time without premium or penalty (other than
                         breakage costs, if applicable) and may reduce the commitments under the Facility upon at least five business days' notice; provided that each such reduction shall be in an amount of $5,000,000 or multiples of $1,000,000 in excess thereof and any mandatory prepayment resulting from such reduction shall have been made.

Mandatory Repayments:    Mandatory repayments of the Loans (and corresponding
                         reductions in the commitments under the Facility) shall be required in an amount equal to:

                         (a) 100% of the net cash proceeds received by Group or any of its subsidiaries from any issuance or incurrence of balance sheet debt, subject to an exception for a refinancing of the Second Lien Notes (as defined below) and other customary exceptions to be agreed upon;

                         (b) 100% of the net sale proceeds received by Group or any of its subsidiaries from asset sales, subject to limited exceptions and certain reinvestment rights within 180 days to be agreed; and

                         (c) 100% of insurance and condemnation proceeds received by Group or any of its subsidiaries, subject to limited exceptions and certain reinvestment rights within 180 days to be agreed.

                         Amounts repaid under the Facility pursuant to the paragraph above shall be applied first to repay all outstanding Loans and then to cash collateralize Letters of Credit.

                         Any amount collected in the Concentration Account (as defined below) will be applied to the repayment of the Loans.

                         The Borrower shall repay the outstanding Loans under the Facility (and cash collateralize outstanding Letters of Credit) to the extent that such Loans and Letters of Credit exceed Availability.

Security:                All amounts owing by the Borrower under the Facility
                         and by the Guarantors in respect thereof (including, without limitation, any exposure of a Lender in respect of cash management or hedging transactions incurred on behalf of the Borrower or any Guarantor) will be secured by all of the assets of each Loan Party (whether now existing or subsequently acquired or organized, or domestic or foreign, but limited to the extent necessary to avoid materially adverse tax consequences to Group and its subsidiaries, taken as a whole and by restrictions imposed by applicable law), including but not limited to (i) a first priority perfected pledge of (x) all notes owned by the Loan Parties and (y) all of the capital stock held by any Loan Party (whether now owned or subsequently acquired or organized, or domestic or foreign, but limited to the extent necessary to avoid materially adverse tax consequences to the Group and its subsidiaries, taken as a whole, and, in any event, no more than 65% of the capital voting stock of each first tier foreign subsidiary of any domestic subsidiary shall be pledged to secure the borrowing obligations of the Borrower) and (ii) a first priority perfected security interest in all other assets owned by the Loan Parties, including, without limitation, accounts, inventory, equipment, investment property, instruments, chattel paper, material owned real estate, contracts, patents, copyrights, trademarks and other general intangibles, subject to customary exceptions for transactions of this type.

Conditions Precedent     The loan documentation will contain conditions to the
to the Closing:          closing of the Facility customarily found in the
                         Agents' loan agreements for similar exit financings and other conditions deemed by the Agents to be appropriate to the specific transaction, and in any event including without limitation:

                         (a) All documentation relating to the Facility shall be in form and substance satisfactory to each Lender and its counsel.

                         (b) All fees and expenses (including reasonable fees and expenses of the Agents' counsel) required to be paid to the Agents and the Lenders on or before the Closing Date shall have been paid.

                         (c) The Plan of Reorganization (including any amendment, modification or supplement thereto) shall be on terms and conditions reasonably satisfactory to the Lenders. The Plan of Reorganization shall have been confirmed by the Bankruptcy Court pursuant to a confirmation order (the "Confirmation Order") on terms and conditions satisfactory to the Administrative Agent. The Confirmation Order shall not be subject to a stay and, unless otherwise agreed to by the Administrative Agent, at least 10 days shall have passed since the entry of the Confirmation Order. All conditions precedent to the effectiveness of the Plan of Reorganization shall have been satisfied (or, with the prior written consent of the Administrative Agent, waived) in the reasonable judgment of the Administrative Agent. Except as consented to by the Administrative Agent, the Bankruptcy Court's retention of jurisdiction under the Confirmation Order shall not govern the enforcement of the loan documentation for the Facility or any rights or remedies related thereto.

                         (d) The Lenders shall have reviewed and be satisfied with the terms of the restructuring of Group and its subsidiaries, including, without limitation,
                              (i) the appointment of a Board of Directors and senior management acceptable to the Agents, (ii) the issuance of notes to the prepetition lenders (the "Second Lien Notes") on terms and conditions set forth in the term sheet attached hereto as Exhibit A and otherwise reasonably acceptable to the Agents, and (iii) other documentation entered into in connection with the consummation of the Plan of Reorganization.

                         (e) The holders of the Second Lien Notes and the Administrative Agent shall have entered into an intercreditor agreement on terms and conditions satisfactory to the Lenders providing, among other things, for the complete subordination of all liens securing the Second Lien Notes to the liens securing the Facility.

                         (f) The Lenders shall have received and be satisfied with a Borrowing Base Certificate dated as of the Closing Date.

                         (g) The Lenders shall have received and be satisfied with (i) a pro forma estimated balance sheet of Group and its subsidiaries at the Closing Date giving effect to the Plan of Reorganization and the transactions contemplated thereby, (ii) unaudited consolidating (by business unit) and audited consolidated financial statements of Group and its subsidiaries for the fiscal period ending January 5, 2002 and (iii) Group's projections which shall include a financial forecast on a monthly basis for the first twelve months after the Closing Date and on an quarterly basis thereafter through the year of the Termination Date prepared by Group's management.

                         (h) The Lenders shall be satisfied in their reasonable judgment that Group's and its subsidiaries' existing debts (including all accrued and unpaid interest in respect of any indebtedness) and liens do not exceed an amount agreed upon prior to the Closing Date, and there shall not occur as a result of the consummation of the Plan of Reorganization and the funding of the Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of Group's or its subsidiaries' debt instruments and other material agreements.

                         (i) Group shall have delivered letters, in form and substance satisfactory to the Agents, attesting to the solvency of the Borrower, individually, and of the subsidiary Guarantors, taken as a whole, after giving effect to the transactions contemplated hereby, from its chief financial officer.

                         (j) The Agents shall have received asset appraisals (including, without limitation, appraisals/field audits with respect to the Loan Parties' inventory), in form, scope and substance satisfactory to the Agents.

                         (k) The Lenders shall have received satisfactory opinions of independent counsel to Group, addressing such matters as the Agents shall reasonably request, including, without limitation, the enforceability of all loan documentation, compliance with all laws and regulations (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), the perfection of security interests purported to be granted, and no conflicts with material agreements.

                         (l) There shall have occurred no material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Loan Parties, taken as a whole, or Group and its subsidiaries, taken as a whole, since January 5, 2002 (it being understood that the commencement, continuation and prosecution of the Cases and the confirmation and implementation of the Plan of Reorganization do not constitute such a change), (ii) the ability of the Loan Parties to perform their respective obligations under the loan documentation or (iii) the ability of the Administrative Agent and the Lenders to enforce the loan documentation (any of the foregoing being a "Material Adverse Change").

                         (m) Each material license agreement in effect as of the date hereof shall be in full force and effect on the Closing Date.

                         (n) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that (i) could reasonably be expected to result in a Material Adverse Change (it being understood that the commencement, continuation and prosecution of the Cases and the confirmation and implementation of the Plan of Reorganization do not constitute such a change) or
                              (ii) restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Facility or the transactions contemplated thereby or in the Plan of Reorganization.

                         (o) All necessary governmental and third party consents and approvals necessary in connection with the Facility and the transactions contemplated thereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Agents) and shall remain in effect; and no law or regulation shall be applicable in the judgment of the Agents that restrains, prevents or imposes materially adverse conditions upon the Facility or the transactions contemplated thereby or by the Plan of Reorganization.

                         (p) The Lenders shall have completed a due diligence investigation of Group and its subsidiaries in scope, and with results, satisfactory to them (including without limitation as to employee benefit issues, environmental issues, contingent liabilities, material agreements and intellectual property rights). The Lenders shall have been given such access to the management, records, books of account, contracts, and properties of Group and its subsidiaries and shall have received such financial, business, legal and other information regarding Group and such subsidiaries as the Lenders shall have reasonably requested.

                         (q) The Administrative Agent shall have a valid and perfected first priority lien on and security interest in the collateral referred to above under "Security" (subject only to those liens specified therein).

                         (r) The existing debtor-in-possession facility and all liens granted thereunder shall have been terminated in form and substance satisfactory to the Administrative Agent.

                         (s) The Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of Group and its subsidiaries forming part of the Lenders' collateral.

                         (t) Availability as of the Closing Date shall be not less than $75,000,000.

Conditions Precedent     On the Closing Date and the funding date of each Loan
to Each Loan:            (and on the date of issuance of any Letter of Credit)
                         the following conditions precedent shall have been satisfied:

                         (a) There shall exist no default under the loan documentation.

                         (b) The representations and warranties of each Loan Party therein shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date.

                         (c) The making of such Loan (or the issuance of such Letter of Credit) shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently.

Representations and      The loan documentation will contain representations and
Warranties:              warranties customarily found in the Agents' loan
                         agreements for similar exit financings and other representations and warranties deemed by the Agents appropriate to the specific transaction (which shall be applicable to Group and its subsidiaries), including, without limitation, with respect to: valid existence, requisite power, due authorization, no conflict with agreements or applicable law, enforceability of loan documentation, accuracy of financial statements and all other information provided, compliance with law, absence of Material Adverse Change, no default under the loan documentation, absence of material litigation, absence of liens on assets, ownership of properties and necessary rights to intellectual property, no burdensome restrictions, and inapplicability of
                         Investment Company Act or Public Utility Holding
                         Company Act.

Affirmative and          The loan documentation will contain affirmative and
Negative Covenants:      negative covenants customarily found in the Agents'
                         loan agreements for similar exit financings and other covenants deemed by the Agents appropriate to the specific transaction (which will be applicable to Group and its subsidiaries), including, without limitation, the following:

                         (a) Comply in all material respects with laws (including, without limitation, the Bankruptcy Code, ERISA and environmental laws), pay taxes, maintain all necessary licenses and permits and trade names, trademarks, patents and other intellectual property, preserve corporate existence, maintain appropriate and adequate insurance and permit inspection of properties, books and records, perform obligations under leases, related documents, material contracts and other material agreements.

                         (b) Conduct all transactions with affiliates on terms reasonably equivalent to those obtainable in arm's length transactions, including, without limitation, restrictions on management fees to affiliates.

                         (c) Subject to exceptions to be agreed (including an exception for $10,000,000), each deposit account located in the US other than the Blocked Accounts (defined below) (each a "Restricted Account") shall be subject to standing irrevocable instructions providing that such account shall be swept twice weekly (except to the extent impracticable during public holiday weeks) into one of the Blocked Accounts.

                         (d) Maintain with the Administrative Agent a cash concentration account under the control of the Administrative Agent (the "Concentration Account") and with the Administrative Agent or other banks acceptable to the Agents blocked accounts (the "Blocked Accounts") into which all proceeds of collateral are paid and which are swept daily into the Concentration Account (and with respect to accounts at other banks blocked account agreements in form and substance acceptable to the Agents shall have been executed).

                         (e) Use reasonable best efforts to assist an independent appraiser appointed by the Agents to conduct and conclude (i) a field audit with respect to Group's inventory not more frequently than four times in any 12 month-period and (ii) asset appraisals as reasonably requested by the Administrative Agent (which, in the case of inventory and receivables shall be conducted not less frequently than once during each 12 month-period), in each case at the sole expense of the Loan Parties.

                         (f) Not incur or assume any additional debt, give any guaranties, create any liens, charges or encumbrances or incur additional lease obligations, in each case, beyond agreed upon limits; provided that (i) Warnaco will be permitted to redeem the Second Lien Notes with the proceeds of unsecured indebtedness that is subordinated to the Facility and otherwise issued on terms that are reasonably acceptable to the Administrative Agent, and (ii) foreign subsidiaries of Group shall be permitted to incur working lines up to an aggregate principal amount not in excess of $25,000,000 provided that such facilities are entered into with one or more of the Lenders and on terms that are reasonably acceptable to the Agents.

                         (g) Not make amortization payments in respect of the Second Lien Notes in excess of $40,188,000 per year (plus any amounts scheduled but not paid during any prior year); and, in any event, not make any amortization payment in respect of the Second Lien Notes (i) prior to 30 days after the end of the 12th full month following the Effective Date and thereafter only on each anniversary of the first payment date, and (ii) unless after giving effect thereto, the following conditions are satisfied as of the date of such payment:

                                   (A) Availability exceeds $75,000,000;

                                   (B) the pro forma Fixed Charge Coverage
                                   Ratio (as defined below) for the past 12 months as of the most recently completed month is not less than 1.25 :1.00; and

                                   (C) no Event of Default shall have
                                   occurred and be continuing.

                         "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) EBITDAR(1) for such period minus cash capital expenditures for such period minus the total income tax liability actually payable in respect of such period minus the total restructuring charges incurred after the Effective Date and paid during such period, to (b) cash interest expense for such period, the principal amount of debt (other than the Second Lien Notes) having a scheduled due date during such period, and the principal amount of the Second Lien Notes to be paid.

                         Not withstanding the foregoing, in the event the Borrower shall be unable to pay all or a portion of a scheduled amortization payment, the Borrower shall be permitted to pay any portion of such unpaid amortization amount on any subsequent date (but not more than once each fiscal quarter); provided that the conditions set forth in clauses (A) and (C) are satisfied as of the date of such payment and the condition set forth in clause (B) is satisfied as of the most recently completed fiscal quarter, in each case, after giving effect to such payment.

                         (h) Not merge or consolidate with any other person, change the nature of business or corporate structure or create new subsidiaries, in each case, beyond agreed upon limits or amend its charter or by-laws.

                         (i) Not sell, lease or otherwise dispose of assets (including, without limitation, in connection with a sale leaseback transaction), but excluding: (i) sales of real estate, machinery and equipment no longer used or useful in the business of the Loan Parties and (ii) other sales of assets subject to agreed upon limits.

                         (j) Not give a negative pledge on any assets in favor of any person other than the Administrative Agent and the Lenders.

                         (k) Not permit to exist any consensual encumbrance on the ability of any subsidiary to pay dividends or other distributions to any Borrower or any Guarantor.

                         (l) Not prepay, redeem, purchase, defease, exchange or repurchase any debt or amend or modify any of the terms of any such debt or
----------
(1) "EBITDAR" means, with respect to any Person for any period, an amount equal to (a) unaudited Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) all restructuring charges announced during the period, (iv) loss from extraordinary items and from the sale, exchange or other disposition of capital assets, (v) depreciation, depletion and amortization of intangibles or financing or acquisition costs and (vi) all other non-cash charges and non-cash losses for such period, including non-cash charges relating to any change in the methodology of estimating reserves against Receivables and Inventory minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains which have been added in determining Consolidated Net Income and (vi) cash payments for charges that have been reserved.

                              other similar agreements entered into by Group or its subsidiaries, subject to certain exceptions to be agreed, including, but not limited to the Second Lien Notes.

                         (m)  Not make any loans, advances, capital
                              contributions or acquisitions, form any joint ventures or partnerships or make any other investments in subsidiaries or any other person, subject to certain exceptions to be agreed or as otherwise provided herein.

                         (n) Not make or commit to make any payments in respect of warrants, options, repurchase of stock, dividends or any other distributions to shareholders.

                         (o) Not permit any change in ownership or control of Group or any of Group's subsidiaries or any change in accounting treatment or reporting practices, except as required by GAAP and as permitted by the loan documentation.

Financial Covenants:     To be determined but in any event to include a maximum
                         leverage covenant, a minimum fixed charge coverage covenant and a limitation on capital expenditures.

Financial Reporting      Group shall provide:
Requirements:

                         (a) Monthly consolidated financial statements of Group and its subsidiaries, including balance sheet, income statement and cash flow statement within 40 days of month-end for the first two months of each fiscal quarter, certified by Group's chief financial officer;

                         (b) Quarterly consolidated financial statements of Group and its subsidiaries within 50 days of quarter-end for the first three quarters of each fiscal year, certified by Group's chief financial officer;

                         (c) Annual unaudited consolidating (by business unit) and audited consolidated financial statements of Group and its subsidiaries within 95 days of year-end, certified with respect to such consolidated statements by Deloitte & Touche LLP or other independent certified public accountants acceptable to the Agents;

                         (d) To the extent available, annual audited financial statements of any subsidiary of Group, in each case certified by independent certified public accountants;

                         (e) Copies of all reports on Form 10-K, 10-Q or 8-K filed with the Securities and Exchange Commission; and

                         (f) Projections for the balance of the term of the Facility provided annually and annual business and financial plans provided in each case not later than 45 days after the end of each fiscal year.

Other Reporting          The loan documentation will contain other reporting
Requirements:            requirements customarily found in the Agents' loan
                         documents for similar exit financings and other reporting requirements deemed by the Agents appropriate to the specific transaction, including, without limitation, with respect to litigation, ERISA or environmental events and the borrowing base certificates referred to above.

Events of Default:       The loan documentation will contain events of default
                         customarily found in the Agents' loan agreements for similar exit financings and other events of default deemed by the Agents appropriate to the specific transaction (which will be applicable to Group and its subsidiaries), including, without limitation, failure to make payments when due, defaults under other indebtedness, noncompliance with covenants, representations and warranties prove to have been incorrect in any material respect when made or deemed made, bankruptcy events, failure to satisfy or stay execution of judgments in excess of specified amounts, the existence of certain materially adverse employee benefit or environmental liabilities, impairment of loan documentation or security and change of ownership or control.

Indemnification:         Each Loan Party shall, jointly and severally, indemnify
                         and hold harmless the Agents, the Arrangers, each Lender and each of their affiliates and each of the respective officers, directors, employees, agents, advisors, attorneys and representatives of each (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses
                         (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of the Facility, the loan documentation or any of the transactions contemplated thereby, or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Loan Party, any of its directors, securityholders or creditors, an Indemnified
                         Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each
                         Loan Party further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of its securityholders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

Expenses:                Each Loan Party shall jointly and severally pay all (i)
                         reasonable costs and expenses of the Agents and the Arrangers (including all reasonable fees, expenses and disbursements of outside counsel) in connection with the preparation, execution and delivery of the loan documentation and the funding of all Loans under the Facility, including, without limitation, all due diligence, syndication (including printing, distribution and bank meeting), transportation, computer, duplication, messenger, audit, insurance, appraisal and consultant costs and expenses, and all search, filing and recording fees, incurred or sustained by the Agents or the Arrangers in connection with the Facility, the loan documentation or the transactions contemplated thereby, the administration of the Facility and any amendment or waiver of any provision of the loan documentation and (ii) costs and expenses of the Lenders (including reasonable fees, expenses and disbursements of counsel) in connection with the enforcement or protection of any of their rights and remedies under the loan documentation.

Assignments and          Assignments must be in a minimum amount of $5,000,000,
Participations:          other than in the case of an assignment to a Lender (or
                         an affiliate of a Lender) or an assignment of a Lender's entire interest in the Facility, and are subject to the approval of the Administrative Agent and Group (such approval by Group shall not be unreasonably withheld or delayed and in any event shall not be required in connection with initial syndication or following the occurrence and during the continuation of an Event of Default). No participation shall include voting rights, other than for matters requiring consent of 100% of the Lenders.

Requisite Lenders:       Lenders holding more than 50% of the outstanding
                         commitments and/or exposure under the Facility (the
                         "Requisite Lenders")

                         The consent of each affected Lender shall be required to:

                         (a)  increase such Lender's commitment;

                         (b)  extend the Termination Date;

                         (c) defer payment of any principal, interest or fees to a date beyond the date on which the same is due;

                         (d) reduce the amount of any principal, interest or fee payment payable to such Lender; or

                         (e) release all or substantially all of the collateral or any Guarantor from its obligations under the guaranty (other than in connection with permitted asset sales or other dispositions approved by the Requisite Lenders).

Miscellaneous:           The loan documentation will include standard yield
                         protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes).

Governing Law and        State of New York.
Submission to
Jurisdiction:

Counsel to Agents        Weil, Gotshal & Manges LLP.
and the Arrangers:

                               PLAN SCHEDULE 5.17

                    LIST OF CONTINUED EMPLOYMENT, RETIREMENT,
                     AND INCENTIVE COMPENSATION PROGRAMS(1)

Benefits

o    Employee Retirement Plan of Warnaco Inc.

o    The Warnaco Group, Inc. Employee Savings Plan

o    Authentic Fitness Corporation Savings Plan

o    Employees' 401(k) Plan of ABS Clothing Collection, Inc.

o    Warnaco Flexible Benefits Plan (employee and retiree medical plans)

o    United Healthcare Medical Plan (Ubertech Cobra)

o    Warnaco Inc. Basic Life and Accidental Death & Dismemberment Insurance Plan

o    Hartford Life Voluntary Supplemental Life Insurance Program

o    Warnaco Inc. Voluntary Met Life Dental

o    Cole Vision One

o    Warnaco Inc. Short-Term Disability Plan

o    Warnaco Inc. Long-Term Disability Plan

o    Travel Accident Insurance Plan

o    Hyatt Legal Voluntary Group Legal Plan (effective 1/1/03)

o    Warnaco Employees Federal Credit Union

Compensation

o    Key Domestic Employee Retention Plan

o    Warnaco Inc. Management Incentive Bonus Plan

o    Warnaco Inc. Sales Incentive Bonus Plan

o    Warnaco 1996 Separation Pay Plan

----------
(1) All employment, retirement and incentive compensation plans and programs listed on this Plan Schedule 5.17 will remain in effect in accordance with their existing terms and conditions, including, without limitation, termination and modification provisions.

                                PLAN SCHEDULE 7.6

                        LIST OF SPECIFIC CAUSES OF ACTION
                        RETAINED BY REORGANIZED DEBTORS*

          1. Any and all Causes of Action, including, without limitation, any unpaid accounts receivable, held by any of the Debtors that arose prior to, on, or after the Petition Date;

          2. Subject to the provisions of Section 7.5(B) of the Plan, any and all Causes of Action held by any of the Debtors against any Investigated Person (as defined in Section 7.5(B) of the Plan) in connection with such Investigated Person's service as an officer and/or director of any of the Debtors; and

          3. Any and all Causes of Action held by any of the Debtors against any of their auditors or accountants in respect of services provided to any of the Debtors prior to the Petition Date.

          More specifically, the foregoing Causes of Action include, without limitation, the Causes of Action set forth on the following lists, which are annexed hereto: (i) Intellectual Property Claims; (ii) Other Causes of Action; and (iii) Claims Arising From Aged Accounts Receivables.

----------
* As described in Section 7.6 of the Plan, the specific Causes of Action set forth on this Schedule 7.6 do not constitute a limitation on Causes of Action retained by the Debtors and the Reorganized Debtors, as the case may be, and in no way shall be construed to grant a release to any party not specifically identified on this Schedule 7.6.

                          Intellectual Property Claims

o The Debtors own a great deal of intellectual property including patents, copyrights and trademarks. The Debtors continually monitor the marketplace and trademark registries for infringing conduct and vigilantly enforce their proprietary rights, including in counterfeiting matters. The Debtors hereby reserve their rights to assert Causes of Action related thereto.

o On November 20, 2002, the Organized Crime Investigations Division of the New York Police Department executed a search warrant on the location of 415 Second Avenue, New Hyde Park, New York. Approximately 6,600 pairs of counterfeit "Calvin Klein" underwear (traditional fit boxers) were seized along with other potentially counterfeit garments bearing logos of other trademark holders. In addition, Mr. Garfinkel was arrested and charged with Conspiracy in the Fifth Degree and Trademark Counterfeiting in the First, Second and Third Degrees. This matter is continuing.

o On December 13, 2002, the Debtors sent a letter to Miken Clothing placing Miken on formal, legal notice of the Debtors' objections to Miken's use of the mark SUNSET BEACH BEACH CLUB in connection with the clothing that it provides. The Debtors own various trademark registrations for SUNSET BEACH formative marks and, accordingly, believe that Miken's use of the SUNSET BEACH mark infringes the Debtors' trademark rights. This matter is continuing.

o On October 29, 2002, the Debtors sent a letter to G-III Apparel Group placing G-III on formal, legal notice of the Debtors' objections to G-III's attempts to obtain a trademark registration for the mark COLE B. CO. & Design. In this regard, the Debtors have filed a Request for Extension of Time to File a Notice of Opposition to registration of G-III's COLE B. CO. & Design mark. The Debtors are the owners of many COLE formative marks and, accordingly, believe that G-III's attempt to register the COLE B. CO. & Design mark infringes the Debtors' trademark rights. The Debtors have been working with counsel for G-III to resolve this matter amicably and the matter is continuing.

                             Other Causes of Action

          During the pendency of these chapter 11 cases, the Debtors commenced a single adversary proceeding entitled Authentic Fitness Corporation v. Dobbs Temporary Help Services, Inc. d/b/a ProStaff Personnel Services, Inc., Adversary Proceeding No. 01-03628 (RLB), seeking, inter alia, recovery of a preferential transfer pursuant to Section 547 of the Bankruptcy Code. As of the date of the filing of this Schedule 7.6, this Cause of Action remained pending.

The amounts stated in this list are as of December 12, 2002.

    Claims Arising From Aged Accounts Receivable
-----------------------------------------------------

Cust #               Customer                Total
------   -----------------------------   ------------

Cust #   Customer                        Total
AE033    SOFTWEAR & SERVICE     COL        626,271.77
C2445    CASABLANCA CLOTHING    COL        580,336.25
AC328    THE ATHLETE'SFOOT     C           338,666.19
50426    WORLD MARKETING INC     C         272,366.22
M2150    M & A MARKETING CORP    C         115,332.36
S0036    SPORTZONE S.A.   COL               95,156.04
M2311    METRO RETAILING CLOTHING   C       75,388.43
K1400    KHAKIS INC.C                       73,517.57
AE044    SWIM PLUSCOL                       70,052.62
H0584    HERMAN ASSOCIATES    C             50,973.09
AX099    MAKI CORPORATION    C              47,642.18
M1352    MARUN FASHIONS     CO              47,469.26
AD946    WHARF / GORDYS   COL               46,343.25
AX228    JEFFREY MICHAEL                    42,596.11
10028    H.B. MAZARYK,S.A.DE C.V. COL       38,002.66
AA802    COURTNAY PHILLIPS    COL           36,938.03
19124    COMPETITIVE EDGE GOLF              36,286.64
A1788    ANTENNACOL                         36,209.84
AE012    VARSITY SPORTS & JEWELRY           35,728.97
AX039    FLASH USA INC                      33,310.93
AX171    PREMIER GROUPOF SO FL              29,388.85
AB800    LETHER PLUS INCORPORATED  C        28,654.66
P0033    PANACHE LTD.C                      27,189.26
Y1133    SUMMIT APPAREL INC                 26,632.51
AA393    BING PURCHASING CORP    COL        25,354.00
AX143    SWIM CENTER INC                    22,825.37
AD166    PREMIER SPORTS                     21,551.09
10439    SWIMGEARCOL                        20,152.16
A1216    AKITA INT'L INC    C               19,071.15
B2310    BROOKLYN PANTS     COL             17,142.72
E0432    EXFINSACOL                         16,863.11
B2545    BRANCO ENTERPRIZES        CO       16,475.35
AX411    GRAPHICALLY SPEAKING       C       16,282.48
AD205    T S S DBA SPORT SHOP  COL          15,979.71
U0191    JENNIFER'SCOL                      15,077.81
90082    VALENTE STYLEINC    C              15,020.42
P1251    PHILLY SPORTSWEAR KIDS COL         14,956.36
07677    S & D MEN'S WEAR   COL             14,947.96
AB927    CAPLANS SPORTSHOP    COL           14,856.68
10457    APPAREL BRANDHOLDING DOB CO        14,229.56
M2314    MINI MAXINCOL                      14,119.76
N0031    NEW WORLD INDUSTRIES               13,787.88
AX148    NORTHERN VA SPTS SHOP   COL        13,662.20
AB993    HOLLYWORKS                         13,656.19
A1234    ADONIS & VENUS   COL               13,584.57
AC889    THE FRIPP COMPANY INC  C           13,064.47
AE206    GABRIEL'SCO                        12,632.82
W1227    WORLD OF SPORTS                    12,626.01
A0010    ALLEN'S OF NANTUCKET   COL         12,526.89
AB345    HEADWORLDCOL                       12,391.32

F1709    FASHION LEADER INC     C           12,343.09
W1491    WALTON FASHIONS        C           12,317.75
61976    NICOHL/INTIMATE APPAREL  C         12,170.73
L5454    LOBI LOBI LEATHER INC. COL         11,793.59
10389    MISTI DEPORTES S.A.DE C.V  C       11,666.16
AA727    COACHES CHOICE SPORTS  COL         11,276.87
AX012    TEAM IMAGE SPORTING GOODS CO       10,952.12
02539    GABRIELSC                          10,752.00
S0112    SLEEK ON BLEECKER LLC  CO          10,324.31
S0081    SIMPLE & SPECIAL LLC               10,320.75
P0015    POLKA DOTS LIMITED     C           10,310.70
M0070    MICHELLE LA NUIT LTD   C           10,266.23
A0061    AA ACTIVE WEAR INTERNA. COL        10,266.17
K0051    KAMELLIASCOL                       10,210.40
AC467    YONIS SPORTSWEAR                    9,959.49
V0573    ACCESS STYLE,INC.  COL              9,787.95
D4555    DAVIDO INC.                         9,747.13
AX412    WORLD OF SPORTS                     9,480.36
M2329    MEDUSAC                             9,425.05
AC678    SURFSIDE CASUALS                    9,414.20
N1088    N.Y.C. KIDS INC    C                9,331.97
C0064    C.L.DIGGS INCCOL                    8,927.30
AX255    WORLD CYCLE/BSNSS CLSD !!           8,784.43
H0029    HINA'S WEAR                         8,618.49
AC570    SURF INDUSTRIES     COL             8,516.61
V0279    T. PERKINSCOL                       8,434.85
69967    POCKETBOOK MAN*THE     C            8,432.45
AE016    PEDAL SHOPCOL                       8,138.23
C0087    COLISEUM                            8,082.43
AD387    SPORTS DEPOTHOLD  AR                8,029.93
L0116    LONDON SUPPLYS.A.C.I.F.I  C         7,799.42
Y1426    YVONNE LTDC                         7,710.09
17750    CANON & WILLIAMS      C             7,693.09
AB278    GREEN & CO/HOLLYWORKS               7,624.35
L1553    LUCKY LADYC                         7,072.00
Y0007    YO YO FASHIONCOL                    6,755.20
B0083    B.M. SPORTSWEAR INC   COL           6,645.87
AD003    SKI STATIONC                        6,456.93
AB108    FITNESS MASTERS    COL              6,383.72
B0098    BELLA LUNACOL                       6,325.14
AA336    BERMUDA TRIANGLE                    6,228.23
R0060    RENEE                               6,018.39
AC363    VISHART GALLERY   COL               6,015.28
X0402    CECIL ELRODC                        5,951.19
N1070    NINO BELLINICOL                     5,918.41
AC124    SPLASH INT'LCO                      5,759.82
U0057    UNIQUE'S INCCOL                     5,744.30
E0206    EXTREME SUNGLASSES INC  COL         5,722.34
U0264    KATWALK                             5,662.49
AB087    FIERSONS YOUNG FASHIONS   C         5,536.01
AA653    CHELSEA'S CLOSET          C         5,494.04
B0226    BRAS UNLIMITED     COL              5,400.88
S0088    SPOTLIGHTCOL                        5,370.35
M2074    M.C.STORECOL                        5,310.28
P0043    PRIVADA INCCOL                      5,107.32
AC812    WALL STREET INC  COL                4,936.25
X0426    CHERYL'S CLOSET     C               4,926.95

K1123    KIDS IMPRESSIONS    C               4,686.90
L1919    SHEBLEY BROTHERS INC  COL           4,589.78
03199    FIRST CLASS ACCOMODATIONS           4,441.00
F0057    FASHION CITY-                       4,253.40
D1250    DARS OF MIAMICORP                   4,207.64
M1895    MENSLANDC                           4,184.88
V0516    JOLIE                               4,139.10
V0260    SYBELE INCC                         4,108.44
AX131    BOUTIQUE SOLEIL, INC                4,009.50
U0000    UNIQUE SHOPPE*THE  COL              4,000.00
10487    COMPLETE SPORTS     COL             3,907.46
K0076    KOUKLACOL                           3,891.29
Y2450    GISELLECOL                          3,787.90
V0548    Mickey SlickCOL                     3,780.08
U0517    MI PLACECOL                         3,698.90
M0145    MIRELLA--NJCOL                      3,667.28
M0054    MAI'REE'S                           3,647.50
AC323    SUMMER SOLSTICE   COL               3,632.19
AA528    C A D CLOTHESC                      3,623.48
T0132    TEA ROOM FASHION     COL            3,562.88
10364    TEAM SPORTS CONCEPTS   COL          3,555.77
G0024    GET INTIMATECOL                     3,534.83
X0321    BEN COMO KADAIR   COL               3,483.70
F1769    CLOTHING CORPC                      3,374.04
S0049    SCRUPLES                            3,328.44
H4569    HOWARD BLUMBERG COMPANIES  C        3,294.37
T1111    TRES CHIC NICOLE       COL          3,275.46
AB154    FOX WATERSPORTS OF DARE    C        3,247.75
U0474    M'SCOL                              3,226.69
S1863    STEPH'S II INC   COL                3,205.43
AE228    PHOENIXVILLEPHARMACY   COL          3,192.91
C1030    CLASSIC KIDSINC   C                 3,173.26
U0372    LILLY DODSON                        3,117.25
C1152    CROSSROADSCOL                       3,092.18
V0141    MR.CEE'S FASHION     COL            3,064.31
U0777    PYGMALION BOUTIQUE     COL          3,059.33
U0636    NORAHS OF N.Y.      COL             3,036.26
10410    TIE-ONE-ON INC     COL              3,020.54
W1300    WALL STREETINC    COL               2,898.97
C0033    CAPTAIN HOOK'S TREASURE    C        2,839.22
AC661    YOUR KID-N-ME                       2,802.47
F0047    FINAL TOUCHC                        2,768.91
AD934    THE CLUBCOL                         2,578.50
G1613    GIRAFFE                             2,576.29
U0773    PUBLIC I,LTDCOL                     2,551.31
U0479    MAXICOL                             2,545.20
A0166    ALLYSON'S CLOSET   COL              2,531.02
S0001    SARAH ANNESCOL                      2,506.76
V0420    MUSETTECOL                          2,461.57
N2345    NOELLECOL                           2,453.59
10089    ABBE'S PLACECOL                     2,441.86
K1120    KIDS DIMENTIONS     C               2,343.90
V0519    PAPER WHITECOL                      2,267.05
L0741    LA WILLIAMS ENTERPRISES   CO        2,264.63
04132    HILL STREET'SBLUES    C             2,223.99
V0116    CHATEAU JEAN                        2,196.86
10713    ALL STAR AQUATICS INC  COL          2,195.12

M0130    MO TRESESCIA                        2,063.02
U0550    MITZI/ROMANOCOL                     2,055.28
AC281    PLEASE MOM I& II     C              2,054.28
D0049    DIVINE MODE INC    COL              2,000.68
L0058    LADY BUG INCCOL                     2,000.00
L1775    LADY'S TREASURE CHEST  COL          1,994.56
U0766    PRINCESS SHOPCOL                    1,991.47
S2267    SILVER SPOONCO                      1,935.88
G0015    GUYS DEPT STORE   COL               1,933.78
AD168    RUNAWAY SPORTS                      1,916.82
F0032    FASHION SHOWCASE   COL              1,894.99
D0058    DECO COLLECTION   COL               1,867.55
B0101    BLUETIQUECOL                        1,857.83
06912    PROGRESSIVE MENS SHOP   C           1,820.13
D0041    DERVISH ENTERPRISES LLC  CO         1,817.39
V0117    MEADOW CREEKCOL                     1,811.56
C0060    COLLECTIONS ATL   COL               1,750.86
10428    STINGER HOCKEY LLC   COL            1,750.75
V0619    TUCKER BROWNCOL                     1,750.00
T1725    T J COLLECTION LTD   COL            1,738.28
A0160    ADVENTURE CUTS  INC    COL          1,702.74
AB880    AUSTIN SPORTSCENTER   COL           1,696.55
V0215    STATEMENT LTD.      COL             1,643.44
L1888    L & W CLOTHING COMPANY  COL         1,608.85
P0032    PURE ORIGINALGEAR   COL             1,586.55
AD192    OCEAN FRONT TRADING CO   COL        1,579.50
Y1105    YOUNG'S GIFT                        1,538.57
C4567    CHELSEA BLAKE                       1,535.71
Y5381    SCHWABE & MAYINC    COL             1,530.56
V0402    VALENTINE ROSE    COL               1,517.27
C0098    C.U.BOUTIQUECOL                     1,507.79
C0112    CHARLES PORTER BOUTIQUE  COL        1,482.41
AE071    MARIONS OF FTMORGAN      CO         1,474.26
B0078    BACK STREETSTEENAGE CLOT CO         1,453.41
AD393    INTEGRITY MKTG INT'L                1,448.29
E0007    EMAD & JOSEPHINC                    1,342.56
M9036    MOTHERHOOD MATTERS   COL            1,336.09
AD165    TAAKE BENNETTCOL                    1,327.77
M2239    MAWI INCCOL                         1,316.98
U0148    ITALIAN ACCENT    COL               1,295.28
R0043    RC'S FASHIONSCOL                    1,287.83
U0396    LONESTARCO                          1,278.41
88217    UFARCOL                             1,236.10
AC809    P O KNUTH COCOL                     1,187.16
V0034    LOMBARDSCOL                         1,146.01
C0049    CURVECOL                            1,132.00
AD524    SANTA FE SPORTS & IMAGES            1,073.05
R1660    RED WAGONCOL                        1,027.98
AD909    STADIUM SPORTS INC  COL             1,022.02
T0027    TRES JOLIE-PA                       1,000.00
AC679    TANNER INC                            994.45
10632    TEAM MVP SPORT                        990.60
X0202    ALBERT'SCO                            900.58
T0049    TRES JOLICOL                          891.52
U0133    INFINITYCOL                           859.31
U0101    HOLLY WORKS                           858.82
AB208    GATEWOOD SPORTS  COL                  852.13

L1820    LITTLE BO'TIQUE   C                   842.47
D4444    D'ELIASCO                             822.85
AD467    SUNSET SPORTSOR   COL                 812.01
S0116    S BOUTIQUECIA                         747.15
E0345    ENVICOL                               737.90
AC515    UPWIND SURFING    COL                 728.50
08083    SIR RICHARDSCOL                       726.47
AA854    DANNY SPORTING GOODS    C             717.70
Y1723    DIANES BTQCOL                         700.50
L0037    LUZ DISTRIBUTORS   COL                685.70
R0246    RUGGED ROSE                           643.53
AC892    THE CALICO PONY                       641.30
AD004    OLDER BROS SPTG GDS INC  CO           614.91
A0141    AZZUMA FINE IMPD LINGERIE  C          593.43
H0022    HIP HOP TRENDZ    COL                 585.82
M0036    MAZEL-FASHIONCO                       577.06
M0099    MR.M FASHIONSCOL                      576.36
K2100    KIDDIE DUDS                           569.73
J1297    JUNE REEDSCOL                         542.77
S0065    SOUTH BEACH COUTURE   COL             513.56
U0350    LE MODELECOL                          424.10
AC348    THE ELITE RUNNER INC    CO            356.29
E0650    ENYA                                  305.62
K0015    KATHLEEN'S CAREER&FORMAL  CO          241.33
AA028    AARDVARKBKP                     1,329,652.47
K0027    K-MARTBKP                       1,253,541.27
AC053    PHOENIX BEACHINC     B            226,409.71
J1000    JACOBSON STORES INC  BKP          209,389.33
AB509    J BAKER INCBKP                    101,475.00
AD703    RETAIL CONCEPTS INC   BKP          74,635.46
AX044    JEANS PACIFICINC                   73,346.35
R1500    R.P. MCCOY APPAREL    BKP          54,616.68
18227    CHILDRENSWEARHOUSE INC             41,510.29
AB778    LAWLORS INCB                       41,068.00
AC744    WATERWEARBKP                       40,786.01
V4646    VIRGO TRADING    BKP               26,654.81
AX155    KENLIN INC                         23,115.30
AX249    G & W SPORTS                       21,054.59
AX263    WHITE SHUTTERSWIMWEAR CO           17,658.92
AD199    NEWSTORK INC                       15,305.89
BR032    NEW ENGLANDGOLF SUPPLY   B         12,941.53
04844    J BAKER INC                        12,675.76
04112    GOLDBERG*IBKP                      11,773.58
AX225    SPAZ'S PRO STUFF CORP              10,126.81
10210    J BAKER INC                        10,034.16
13015    BARKING BASSCLOTHING CO.  C         9,920.26
AX191    UPTOWN ATHLETICS/DIP                9,695.48
07218    REED'S MENSSHOP   BKP               9,494.41
AX196    SPORTLIFE (INC)                     9,177.57
BR039    SOUTHERN COMPANY   B                9,080.03
AX229    GYMNASIUM INC                       8,864.17
AX260    FLYING FIN                          8,470.82
AX146    TURNER SPORTSBAG INC                7,203.53
A7901    ALMACENES RIVIERA   BKP             6,640.00
AX031    STADIUM STUFF                       6,324.75
AX133    POINT SPORTING GOODS   BKP          5,729.20
AX184    LITTLE SKI SHOP                     5,241.44

Y1143    YELLOW BRICKROAD                    4,915.35
V0363    URBAN STYLE                         4,913.63
U0290    LHM INCBKP                          4,910.60
AX085    STORYBOOK HEIRLOOMS INC             4,225.37
BR007    COLT MERCANTILE INT'L    B          4,059.52
M0094    MAGNOLIA LANECOLLECTIBLE            1,576.07
AE023    SPLASHWORKS                       548,880.32

                                    EXHIBIT 1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                             THE WARNACO GROUP, INC.

          The undersigned officer of The Warnaco Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

          (1) The name of the corporation is The Warnaco Group, Inc.;

          (2) The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on March 14, 1986 under the name W Acquisition Corp.

          (3) The Certificate of Incorporation of the Corporation has now been amended and restated pursuant to the authority of Section 303 of the General Corporation Law of the State of Delaware ("General Corporation Law") and Section
5.5 of the First Amended Joint Plan of Reorganization of The Warnaco Group, Inc. and its Affiliated Debtors and Debtors in Possession under Chapter 11 of the Bankruptcy Code, dated November 8, 2002 (the "Plan") and shall be effective on the "Effective Date" as defined in the Plan.

          (4) This Amended and Restated Certificate of Incorporation supersedes the original Certificate of Incorporation as heretofore amended.

          (5) The text of the Amended and Restated Certificate of Incorporation of the Corporation, as further amended hereby, is restated to read in its entirety as follows:

                                    ARTICLE I

                                      Name

          The name of the corporation is The Warnaco Group, Inc. (the "Corporation").

                                   ARTICLE II

                     Registered Office and Registered Agent

          The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is United States Corporation Company.

                                   ARTICLE III

                                Corporate Purpose

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

                                   ARTICLE IV

                                  Capital Stock

          (1) Authorized Capital

          (a) The total number of shares of capital stock that the Corporation shall have authority to issue is: (i) 112,500,000 shares of Common Stock, $0.01 par value ("Common Stock") and (ii) 20,000,000 shares of Preferred Stock, $0.01 par value, of which 112,500 shares shall be Series A Preferred Stock ("Series A Preferred Stock").

          (b) The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not then below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation then entitled to vote.

          (2) Common Stock

          (a) Identical Rights and Privileges. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, all outstanding shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

          (b) Dividends and Distributions. As, if and when dividends or distributions are declared on outstanding shares of Common Stock, whether payable in cash, in property or in securities of the Corporation, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in such dividends and distributions.

          (c) Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Common Stock shall be entitled to share equally, share for share, in the assets of the Corporation to be distributed among the holders of shares of the Common Stock.

          (d) Voting Rights

               i. In General. The holders of outstanding shares of Common Stock shall have the right to vote on the election and removal of the directors of the Corporation and on all other matters to be voted on by the stockholders of the Corporation.

               ii. Procedures at Meetings. At every meeting with respect to matters on which the holders of outstanding shares of Common Stock are entitled to vote, the holders of outstanding shares of Common Stock shall be entitled to one vote per share.

          (3) Preferred Stock.

          (a) Authority to Issue. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Amended and Restated Certificate of Incorporation, to authorize in accordance with the laws of the State of Delaware from time to time the issue of one or more series of Preferred Stock and with respect to any such series to fix the numbers, designations, rights (other than voting rights), preferences and limitations of such series.

          (b) Voting Rights. Each share of Preferred Stock of any series shall have voting rights equal to 1/1000th of the vote of one share of Common Stock and all holders of shares of Preferred Stock shall vote together with the holders of Common Stock.

          (c) Changes. The Board of Directors may, subject to the provisions of this Amended and Restated Certificate of Incorporation and the laws of the State of Delaware, change the designation, rights, preferences, limitations, description and terms of, and number of shares in, any series as to which no shares have theretofore been issued.

          (d) Series. All shares of any one series shall be identical in all respects with all the other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

          (e) Status of Redeemed Preferred Stock. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock which are not classified into any series.

          (4) Series A Preferred Stock

          The Series A Preferred Stock shall have the voting power, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as set forth in the Certificate of Designation attached hereto as Annex A.

                                    ARTICLE V

                                    Directors

          (1) The number of directors shall be not less than 5 or more than 12, which number may be fixed or changed from time to time, within such minimum and maximum.

          (2) Elections of directors of the Corporation need not be by written ballot, except and to the extent provided in the By-laws of the Corporation.

          (3) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE VI

                                  Stockholders

          (1) Special meetings of stockholders may be called in accordance with and by the persons set forth in the By-laws of the Corporation; provided, however that the recordholders of at least 15% of the Common Stock of the Corporation shall always have the power to call such meetings.

          (2) Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Common Stock having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Common Stock entitled to vote thereon were present and voted.

                                   ARTICLE VII

                Indemnification of Directors, Officers and Others

          (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer of the Corporation, or is or was serving at the request of the

Corporation as a director, officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (3) To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) of this Article VII, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (4) Any indemnification under Sections (1) and (2) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections (1) and (2). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

          (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation authorized in this Article VII. Such expenses (including attorneys' fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the General Corporation Law.

          (8) For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, so that any person who is or was a director, officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (9) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer of the Corporation which imposes duties on, or involves service by, such director, officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

          (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII

                                     By-Laws

          The Board shall have the power to adopt, amend or repeal by-laws.

                                   ARTICLE IX

                                 Reorganization

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of

Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE X

                                    Amendment

          The Corporation reserves the right to amend, alter, change or repeal any provision of this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred on stockholders in this Amended and Restated Certificate of Incorporation are subject to this reservation.

                                   ARTICLE XI

                Section 1123 of the United States Bankruptcy Code

          The Corporation shall not issue any class of non-voting equity securities unless and solely to the extent permitted by Section 1123(a)(6) of the United States Bankruptcy Code (the "Bankruptcy Code") as in effect on the effective date of the Plan of Reorganization; provided, however, that this
Article XI of this Amended and Restated Certificate of Incorporation: (a) will have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code; (b) will have such force and effect, if any, only for so long as Section 1123(a)(6) of the Bankruptcy Code is in effect and applicable to the Corporation; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

          IN WITNESS WHEREOF, The Warnaco Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed this __ day of ______________, 2003.

                                           THE WARNACO GROUP, INC.


                                           By:
                                                --------------------------------
                                                Name:
                                                Title:

                                                                         ANNEX A

                           CERTIFICATE OF DESIGNATION
                       OF THE VOTING POWERS, DESIGNATION,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
              OPTIONAL OR OTHER SPECIAL RIGHTS AND QUALIFICATIONS,
                       LIMITATIONS AND RESTRICTIONS OF THE
                            SERIES A PREFERRED STOCK

                                   ----------

                         Pursuant to Section 303 of the
                           General Corporation Law of
                              the State of Delaware

                                   ----------

          I, __________________, [President and Chief Executive Officer] of The Warnaco Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

          that, pursuant to authority conferred upon the Board of Directors of the Corporation by its Amended and Restated Certificate of Incorporation (the "Certificate"), and, pursuant to the provisions of Section 303 of the General Corporation Law of the State of Delaware and Section 5.5 of the First Amended Joint Plan of Reorganization of the Warnaco Group, Inc. and its Affiliated Debtors and Debtors in Possession under Chapter 11 of the Bankruptcy Code, dated November 8, 2002 (the "Plan"), effective as of the "Effective Date" as defined in the Plan, the following Series A Preferred Stock, par value $0.01 per share, is hereby created and authorized, having the voting powers, designation, relative, participating, optional and other special rights, preferences, and qualifications, limitations and restrictions as set forth below:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" and the number of shares constituting such series shall be [112,500].

          Section 2. Dividends and Distributions. (A) Subject to the prior and superior rights of the holders of any shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1,000) of a share (a "Unit") of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A Preferred Stock. In the event that the Corporation shall at any time after _________ __, ____ (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or
(iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series A Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on Units of Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per Unit on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a Unit-by-Unit basis among all Units of Series A Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of Units of Series A Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of Units of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) (i) If, at any time, dividends on any Units of Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A Preferred Stock, voting separately as a class, shall have the right to elect [two] Directors.

          (ii) During any default period, such voting rights of the holders of Units of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor any right of the holders of Units of Series A Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A Preferred Stock of such rights. At any meeting at which the holders of Units of Series A Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A Preferred Stock.

          (iii) Unless the holders of Series A Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the total number of the Units of Series A Preferred Stock outstanding may request, the calling of a special meeting of the holders of Units of Series A Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request, or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series A Preferred Stock. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

          (iv) During any default period, the holders of shares of Common Stock and Units of Series A Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until holders of the Units of Series A Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock that elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

          (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

          (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Preferred Stock during any default period notwithstanding any provisions of the Certificate to the contrary, including, without limitation, the provisions of Article V of the Certificate.

          (D) Except as set forth herein, holders of Units of Series A Preferred Stock shall have no special voting rights and their consents shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions. (A) Whenever quarterly dividends or other dividends or distributions payable on Units of Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock; provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

          (iv) purchase or otherwise acquire for consideration any Units of Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any Units of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.

          Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $[0.01] per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount equal to the aggregate per share amount to be distributed to holders of shares of Common Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

          (B) In the event the Corporation shall, at any time after the Rights Declaration Date, (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series A Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series A Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Redemption. The Units of Series A Preferred Stock shall not be redeemable.

          Section 9. Ranking. The Units of Series A Preferred Stock shall rank junior to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such class shall provide otherwise.

          Section 10. Amendment. The Certificate, including, without limitation, this resolution, shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with any other corporation or corporations in any manner that would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A Preferred Stock, voting separately as a class.

          Section 11. Fractional Shares. The Series A Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

          Section 12. Certain Definitions. As used herein with respect to the Series A Preferred Stock, the following terms shall have the following meanings:

          (A) The term "Common Stock" shall mean the class of stock designated as the common stock, par value $0.01 per share, of the Corporation at the date hereof or any other class of stock resulting from successive changes or reclassification of such common stock.

          (B) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in
Section 6, shall mean the Common Stock and any other class of capital stock of the Corporation over which the Series A Preferred Stock has preference or priority in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          (C) The term "parity stock" (i) as used in Section 4, shall mean any class of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A Preferred Stock as to the payment of dividends and (ii) as used in Section 6, shall mean any class of capital stock ranking pari passu with the Series A Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

          IN WITNESS WHEREOF, The Warnaco Group, Inc. has caused this Certificate to be signed by its [President and Chief Executive Officer] and attested by its Secretary this ____ day of _________, ____.

                                           THE WARNACO GROUP, INC.


                                           By
                                              ----------------------------------
                                              Name:
                                              Title:

Attest:


----------------------------------

                                    EXHIBIT 2

                                 AMENDED BYLAWS

                                   ----------

                                     BY-LAWS

                                       OF

                             THE WARNACO GROUP, INC.

                                   ----------

                                Table of Contents

Section                                                                                     Page

                                ARTICLE I OFFICES

SECTION 1.01. Registered Office.............................................................. 1
SECTION 1.02. Other Offices.................................................................. 1

                       ARTICLE II MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meetings................................................................ 1
SECTION 2.02. Special Meetings............................................................... 1
SECTION 2.03. Notice of Meetings............................................................. 1
SECTION 2.04. Waiver of Notice............................................................... 2
SECTION 2.05. Adjournments................................................................... 2
SECTION 2.06. Quorum......................................................................... 2
SECTION 2.07. Voting......................................................................... 2
SECTION 2.08. Proxies........................................................................ 3
SECTION 2.09. Stockholders' Consent in Lieu of Meeting....................................... 3

                         ARTICLE III BOARD OF DIRECTORS

SECTION 3.01. General Powers................................................................. 3
SECTION 3.02. Number and Term of Office...................................................... 3
SECTION 3.03. Resignation.................................................................... 3
SECTION 3.04. Removal........................................................................ 3
SECTION 3.05. Vacancies...................................................................... 3
SECTION 3.06. Meetings....................................................................... 4
SECTION 3.07. Committees of the Board........................................................ 5
SECTION 3.08. Directors' Consent in Lieu of Meeting.......................................... 6
SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment............... 6
SECTION 3.10. Compensation................................................................... 6
SECTION 3.11. Interested Directors........................................................... 6

                               ARTICLE IV OFFICERS

SECTION 4.01. Officers....................................................................... 6
SECTION 4.02. Authority and Duties........................................................... 7
SECTION 4.03. Term of Office, Resignation and Removal........................................ 7
SECTION 4.04. Vacancies...................................................................... 8
SECTION 4.05. The Chairman................................................................... 8
SECTION 4.06. The President.................................................................. 8

SECTION 4.07. Vice Presidents................................................................ 8
SECTION 4.08. The Secretary.................................................................. 8
SECTION 4.09. Assistant Secretaries.......................................................... 9
SECTION 4.10. The Treasurer.................................................................. 9
SECTION 4.11. Assistant Treasurers........................................................... 9

                    ARTICLE V SHARES AND TRANSFERS OF SHARES

SECTION 5.01. Certificates Evidencing Shares................................................. 9
SECTION 5.02. Stock Ledger.................................................................. 10
SECTION 5.03. Transfers of Shares........................................................... 10
SECTION 5.04. Addresses of Stockholders..................................................... 10
SECTION 5.05. Lost, Destroyed and Mutilated Certificates.................................... 10
SECTION 5.06. Regulations................................................................... 10
SECTION 5.07. Fixing Date for Determination of Stockholders of Record....................... 11

                                 ARTICLE VI SEAL

SECTION 6.01. Seal.......................................................................... 11

                             ARTICLE VII FISCAL YEAR

SECTION 7.01. Fiscal Year................................................................... 11

                             ARTICLE VIII AMENDMENTS

SECTION 8.01. Amendments.................................................................... 11

                                     BY-LAWS

                                       OF

                             THE WARNACO GROUP, INC.

                                    ARTICLE I

                                     OFFICES

          SECTION 1.01. Registered Office. The registered office of The Warnaco Group, Inc. (the "Corporation") in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is United States Corporation Company.

          SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

          SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of Directors, required by the General Corporation Law of the State of Delaware (the "General Corporation Law") to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

          SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of at least 15% of the shares of common stock of the Corporation issued and outstanding ("Shares") and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

          SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of Shares (a "Stockholder") entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the "Secretary") shall have received from any Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

          (b) Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

          SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

          SECTION 2.05. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          SECTION 2.06. Quorum. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

          SECTION 2.07. Voting. Unless otherwise provided in the Certificate of Incorporation, each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

          SECTION 2.08. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

          SECTION 2.09. Stockholders' Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders, and any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Shares entitled to vote thereon were present and voted.

                                   ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

          SECTION 3.02. Number and Term of Office. The number of Directors shall be not less than 5 or more than 12, which number may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. Directors shall be elected at the annual meeting of Stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

          SECTION 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, the Chairman of the Board of the Corporation (the "Chairman") or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.04. Removal. Any or all of the Directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.09 hereof.

          SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of Directors without cause may be filled only by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the Directors pursuant to
Section 3.08 hereof. If the number of Directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to
Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

          SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to
Section 3.08 hereof.

          (b) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the "President"), the Secretary or a majority of the Board shall from time to time determine.

          (c) Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

          (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

          (e) Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than two if the total number of directorships, including vacancies, is greater than one and in no event a number less than a majority of the total number of directorships, including vacancies) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

          (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

               (i)  the Chairman;

               (ii) the President;

               (iii) any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation's property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

          SECTION 3.08. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the minutes of the proceedings of the Board or such committee.

          SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          SECTION 3.11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

          SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

          SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

          (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon.

          SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

          SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

          SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

          SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

          SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the "Treasurer") or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

          SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation ("Assistant Secretaries"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

          SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

          SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation ("Assistant Treasurers"), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                    ARTICLE V

                         SHARES AND TRANSFERS OF SHARES

          SECTION 5.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

          SECTION 5.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the Shares evidenced by each certificate evidencing Shares issued by the Corporation, the number of Shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name Shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

          SECTION 5.03. Transfers of Shares. Registration of transfers of Shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

          SECTION 5.04. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such Stockholder.

          SECTION 5.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 5.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

          SECTION 5.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                      SEAL

          SECTION 6.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words "Corporate Seal Delaware".

                                   ARTICLE VII

                                   FISCAL YEAR

          SECTION 7.01. Fiscal Year. The fiscal year of the Corporation shall be on a "52-53 week" basis. This fiscal year shall end with the Saturday which is closest to the last day of December of each year and the next fiscal year shall begin with the Sunday immediately following the Saturday on which the preceding fiscal year ended.

                                  ARTICLE VIII

                                   AMENDMENTS

          SECTION 8.01. Amendments. Any By-law (including these By-laws) may be adopted, amended or repealed by the vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of Stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of Directors pursuant to Section 3.08 hereof.

                                    EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of January __, 2003

                                      among

                            The Warnaco Group, Inc.,

                             The Former Creditors of
                            Warnaco Who Have Elected
                            To Become Parties Hereto
                       (and are listed on Annex A Hereto)

                                       and

                              Antonio C. Alvarez II

================================================================================

                          REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is dated as of January __, 2003 among The Warnaco Group, Inc., a Delaware corporation (the "Company"), those creditors of the Company (the "Creditors") who elect to become parties hereto by checking the box provided on the ballots included in the Plan solicitation materials, and Antonio C. Alvarez II. All original parties to this Agreement, with the exception of the Company, are collectively referred to as the "original Shareholders", and the original Shareholders, together with all persons who become parties hereto after the date hereof as provided in Article 8 (the "additional Shareholders"), are collectively referred to as the "Shareholders". For convenience of reference, the Shareholders will be listed on Annex A hereto, which shall be amended from time to time by the Company as provided in Section 8.02.

BACKGROUND

A. On June 11, 2001, the Company filed for Chapter 11 protection in order to facilitate a restructuring of its operations and debt load.

B. On October 1, 2002, the Company filed its plan of reorganization (the "Plan") with the U.S. Bankruptcy Court for the Southern District of New York. Upon approval by the court, the Plan will allow the Company to emerge from Chapter 11 in early 2003 (the "Effective Date").

C. The Plan provides that, on the Effective Date, the Company will issue shares of common stock (the "New Shares") of the Company, as reorganized under the Plan, to the Creditors and certain other persons.

D. In order to provide the Creditors with an opportunity to dispose of their New Shares at the highest possible price, while contributing to the development of a broad market for the New Shares, the Company will enter into this Agreement with all Creditors of the Company who elect to become parties hereto, under which, on the terms and conditions herein stated, the Company will permit the Eligible Shareholders to effect up to three underwritten secondary offerings over the next three years.

E. Under the terms of the Plan and as provided in Article 11, this Agreement shall become fully effective if Creditors holding at least 70% of the New Shares issued to all Creditors agree to become parties hereto and original Shareholders hereunder or, alternatively, certain portions of this Agreement shall become effective as provided in Section 11.02.

TERMS AND CONDITIONS

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

          As used herein, the terms below shall have the following meanings. Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

          Addendum: as defined in Section 8.02.

          Additional Shareholder: as defined in Section 8.02.

          Board: the Board of Directors of the Company.

          Company: as defined in the first paragraph of this Agreement.

          Coordinating Committee: as defined in Article 3.

          Covered Shares: all of the following:

               (i) The New Shares owned by the Shareholders on the Effective
          Date.

               (ii) In case of a person who becomes a party hereto after the Effective Date, any New Shares owned by such person on the date it becomes a party hereto.

               (iii) Any New Shares purchased by a Shareholder from another Shareholder.

               (iv) Any New Shares issued or issuable with respect to any of the foregoing Covered Shares by way of a stock dividend, subdivision or stock split in connection with a combination or consolidation of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          As to any particular Covered Shares, such New Shares shall cease to be Covered Shares when (a) a Registration Statement with respect to the sale of such New Shares shall have become effective under the Securities Act and such shares shall have been disposed of under such Registration Statement in a demand Offering or a piggyback Offering, (b) such New Shares shall have been sold or otherwise disposed of to a person who is not a party hereto and who does not become a party hereto in connection with such transaction or (c) such New Shares shall have ceased to be outstanding.

          Creditors: as defined in the first paragraph of this Agreement.

          Cut-Off Date: as defined in Section 2.02(e).

          Demand Registration Request: as defined in Section 2.02(a).

          Demand Registration Right: as defined in Section 2.01.

          Effective Date: as defined in the Background section of this Agreement.

          Eligible Shareholder: any Shareholder that, as of any date of determination, has not sold, transferred, pledged, conveyed, monetized or otherwise disposed of, in the aggregate, more than:

          o 10% of its Covered Shares, if the date of determination is on or prior to December 31, 2003;

          o    20% of its Covered Shares if this date is during 2004; and

          o    30% of its Covered Shares if this date is during 2005 or later.

          Any sale of New Shares to a person (including an affiliate of the seller) that becomes a party to this Agreement in connection with such transaction, any sale of New Shares to an existing Shareholder (including any affiliate of the seller) and any sale of New Shares in a demand or piggyback Offering will not be taken into account in determining whether a Shareholder is an Eligible Shareholder.

          Eligible Shareholder Certificate: a certificate required to be furnished to the Company and the Coordinating Committee by each Selling Shareholder in an Offering, a form of which is attached hereto as Annex C.

          Exchange Act: the Securities Exchange Act of 1934, as amended.

          Firm shares: as defined in Section 2.02(a).

          Green Shoe Option: the over-allotment option granted to the underwriters in the underwriting agreement for a demand or piggyback Offering on customary terms, which will permit the underwriters to purchase additional New Shares from the Selling Shareholders or the Company and which may not exceed 15% of the number of firm shares covered by the underwriting agreement.

          Lock-up Periods: in connection with each demand or piggyback Offering, the period beginning on the date of a preliminary prospectus and ending on the date of the final Prospectus relating to such Offering and, unless the managing underwriter agrees to a shorter period, the period of 90 days after the date of such final Prospectus.

          Managing underwriter: in connection with each Offering, the book-running lead underwriter or underwriters selected by the Coordinating Committee and approved by the Company pursuant to Section 2.05.

          Maximum Offering Amount: as defined in Section 7.02.

          NASD: National Association of Securities Dealers.

          Nasdaq: the Nasdaq National Market.

          New Shares: as defined in the Background section of this Agreement.

          Offering, demand Offering and piggyback Offering: each underwritten secondary offering by the Company of the New Shares owned by Eligible Shareholders that has been requested pursuant to Article 2 and registered with the SEC under the Securities Act is referred to as a "demand Offering"; each offering in which Eligible Shareholders participate pursuant to Article 7 is referred as a "piggyback Offering"; and the term "Offering" refers to a demand Offering or piggyback Offering, as applicable.

          Plan: as defined in the Background section of this Agreement.

          Prospectus: the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          Register, registered and registration: a registration effected by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          Registration Expenses: any and all reasonable and documented expenses incurred in connection with a demand Offering or a piggyback Offering, including, without limitation:

          (i) all SEC and National Association of Securities Dealers, Inc. registration and filing fees;

          (ii) all fees and expenses incurred in connection with complying with state securities or blue sky laws (including the reasonable fees and disbursements of counsel for the underwriters in connection with NASD or blue sky qualifications of the shares);

          (iii) all printing, messenger and delivery expenses;

          (iv) all fees and expenses incurred in connection with the listing of the New Shares on Nasdaq or any securities exchange;

          (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any audits and/or "comfort" letters required by or incident to such performance and compliance;

          (vi) the fee and expenses of a qualified independent underwriter, if required under the rules of the NASD;

          (vii) the reasonable fees and disbursements of one counsel, other than the Company's counsel, selected by the Coordinating Committee to represent all the Selling Shareholders in connection with each demand Offering or piggyback Offering (it being understood that any Shareholder may, at its own expense, retain separate counsel to represent it in connection with such Offering); and

          (viii) the reasonable fees and expenses of any special experts retained in connection with any demand Offering or piggyback Offering, but excluding all underwriting discounts and selling commissions, and any transfer taxes applicable to the sale of Covered Shares by a Selling Shareholder, incurred by a Selling Shareholder.

          Registration Statement: a registration statement filed by the Company with the SEC under the Securities Act pursuant to this Agreement.

          SEC: the Securities and Exchange Commission.

          Secretary: the Secretary of the Coordinating Committee appointed pursuant to Section 3.05.

          Securities Act: the Securities Act of 1933, as amended.

          Selling Shareholder: an Eligible Shareholder who sells Covered Shares pursuant to the exercise of registration rights granted to such Eligible Shareholder pursuant to Article 2 or 7 hereof.

          Selling Shareholder Payment: the $5,000 payment to be made by each Selling Shareholder to the Coordinating Committee in connection with each demand Offering.

          Shareholders, additional Shareholders and original Shareholders: as defined in the first paragraph of this Agreement.

          Value: until completion of the first demand Offering hereunder, the equity value of the New Shares as determined in the Plan and thereafter the value of the New Shares as quoted on Nasdaq or, if other than Nasdaq, on the principal securities exchange on which the New Shares are listed on any date of determination.

                                    ARTICLE 2

                                DEMAND OFFERINGS

          2.01. Demand Registrations. (a) The Coordinating Committee shall have the right to require the Company to use its reasonable efforts to effect the registration of the Covered Shares held by the Eligible Shareholders and the sale of such shares in an underwritten secondary offering (a "Demand Registration Right"), subject to the following limitations:

          (i) The Company shall not be obligated to effect and pay for more than three demand registrations pursuant to this Agreement.

          (ii) The Company shall not be required to effect a demand registration pursuant to this Agreement if it receives the request for registration pursuant to Section 2.02 at any time after the third anniversary of the Effective Date.

          (b) A registration requested pursuant to Article 2 will be deemed to have been made when the Registration Statement has become effective with the SEC and the related demand Offering closes or fails to close for any reason, other than primarily because of an act or omission of the Company or the Company's failure to satisfy a condition precedent contained in the underwriting agreement.

          2.02. Initiation of Registration Demands. (a) In order to exercise a Demand Registration Right, the Secretary of the Coordinating Committee, on behalf of the Coordinating Committee, shall send the Company a written notice (a "Demand Registration Request") requesting that the Company register a specified number of Covered Shares for an underwritten secondary offering. The notice shall request the registration of at least $25 million (exclusive of the Green Shoe Option) in Value of Covered Shares and shall contain the following additional information:

               (i) The name of each proposed Selling Shareholder covered by the notice and the number of Covered Shares proposed to be sold by it (such proposed selling shareholder's "firm shares").

               (ii) A statement that the Coordinating Committee believes that each proposed Selling Shareholder named in the Request is an Eligible Shareholder.

               (iii) A copy of an Eligible Shareholder Certificate completed by each proposed Selling Shareholder named in the Demand Registration Request.

               (iv) A statement that each proposed Selling Shareholder beneficially owns sufficient additional New Shares to provide a 15% Green Shoe Option in respect of the firm shares proposed to be sold by it or a statement that the Company or another specified Eligible Shareholder has agreed to provide such New Shares for the Green Shoe Option.

          (b) The Coordinating Committee may not issue a Demand Registration Request to the Company prior to the date that is four months after the Effective Date or May 4, 2003, whichever is later. If the Coordinating Committee issues a Demand Registration Request and the related Offering closes, the Coordinating Committee may not give a subsequent Demand Registration Request until at least six months after such closing.

          (c) Upon receipt of a Demand Registration Request, the Company will give written notice of the proposed Offering to each Shareholder that is not named in such Demand

Registration Request, giving each such other Shareholder at least 30 days to elect to participate in the proposed demand Offering. The Company will give this notice promptly after it receives the Demand Registration Request and, in any event, in sufficient time to permit inclusion in the preliminary prospectus for the Offering of any Covered Shares sought to be sold by each other Eligible Shareholder that wishes to participate in the Offering.

          (d) A Shareholder that receives a notice referred to in 2.02(c) may, if it is an Eligible Shareholder, elect to participate in the Offering by returning to the Company and the Coordinating Committee, within the period specified in the notice, its Eligible Shareholder Certificate.

          (e) In connection with each demand Offering, the Company, the Coordinating Committee and the managing underwriter will agree upon a date (the "Cut-Off Date"), which shall be a date prior to the printing of the preliminary prospectus for such Offering and shall be the date after which each proposed Selling Shareholder may not change the number of Covered Shares it proposes to sell in such Offering. The Company will give each proposed Selling Shareholder at least five days' notice of the Cut-Off Date.

          (f) In connection with each demand Offering, each Selling Shareholder may, by notice to the Company and the Coordinating Committee on or prior to the Cut-Off Date for such Offering, on not more than one occasion without the consent of the Company and the Coordinating Committee, increase or decrease the number of Covered Shares it proposes to sell in such Offering, subject to the following:

               (i) Such Selling Shareholder must retain (or arrange for the Company or another Eligible Shareholder to hold) a sufficient number of New Shares to satisfy the Green Shoe Option in respect of its firm shares.

               (ii) If a Selling Shareholder voluntarily reduces the number of Covered Shares it proposes to sell after the Company has filed a Registration Statement for such Offering (excluding any reduction in connection with a cut-back by the managing underwriter pursuant to
          Section 2.06) and the effect of such reduction is that a portion of the SEC filing fee (attributable to the New Shares such Selling Shareholder no longer proposes to sell) will now be lost, such Selling Shareholder shall reimburse the Company for such lost SEC filing fees.

               (iii) No such reduction shall be effective to the extent it reduces the Value of the Covered Shares (exclusive of the Green Shoe Option) to be sold in the Offering below $25 million.

               (iv) The number of Covered Shares proposed to be sold by each Selling Shareholder after the Cut-Off Date, if any, will remain subject to cut-back by the managing underwriter pursuant to Section 2.06.

          (g) The Company will include in the Registration Statement for a demand Offering all Covered Shares proposed to be sold by the Selling Shareholders, subject to any cut-back required by the managing underwriter pursuant to Section 2.06, and will file any amendments to the Registration Statement necessary to reflect the number of Covered Shares proposed to be sold by the Selling Shareholders (including changes in such numbers) or to reflect any cut-back required by the managing underwriter.

          2.03. Company to File Registration Statement. The Company will prepare and file a Registration Statement with the SEC within 60 days from the receipt by the Company of the Demand Registration Request with respect to a demand Offering on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and use its reasonable efforts to cause such Registration Statement to become effective within 150 days after its receipt of the Demand Registration Request (or 180 days, if it is the first registration statement filed by the Company with the SEC after the Effective Date).

          2.04. Delay in Filing. The Company may delay for a period of up to 30 days the filing of any Registration Statement pursuant to this Article 2 if its Board determines in good faith that such filing would require disclosure of material, non-public information that the Company has a valid business purpose for retaining as confidential. In the case of any such delay, the time periods referred to in Section 2.03 shall be tolled during the period of time of any such delay. If the Company delays the filing of any Registration Statement, it shall immediately notify the Coordinating Committee, indicating the determination of the Board and the anticipated delay.

          If the Company delays the filing of any Registration Statement and such material information is subsequently publicly disclosed by the Company or is no longer determined by the Board to be material, the Company shall immediately notify the Coordinating Committee of such fact, at which time the delay permitted by this Section 2.04 shall cease.

          2.05. Selection of Underwriters. In connection with each demand
Offering:

          (a) The Coordinating Committee will be entitled to select the book-running lead underwriter or underwriters and the Company will be entitled to select the co-manager or co-managers for the Offering, subject in each case to the other's consent (such consent not to be reasonably withheld).

          (b) The managing underwriter, in consultation with the Company and the Coordinating Committee, will be entitled to select any other underwriters for the Offering.

          2.06. Cut-back in Demand Offering. If the managing underwriter for a demand Offering advises the Coordinating Committee and the Company that, in its opinion, the number of Covered Shares that the Selling Shareholders propose to sell in the Offering exceeds the largest number of Covered Shares that can be sold in such Offering without having an adverse effect on the Offering, then the Company will reduce the number of Covered Shares included in such registration to the number that, in the opinion of the managing underwriter, can be sold without having the adverse effect referred to above. The reduced number of Covered Shares that may be sold in the Offering shall be allocated pro rata among the Selling Shareholders participating in the Offering, based on the number of Covered Shares beneficially owned by the respective Selling Shareholders as disclosed in their Eligible Shareholder Certificates. Notwithstanding Section 2.02(a), the Company shall not be relieved of its obligations hereunder to complete a demand Offering, even if, as a result of a cut-back pursuant to this Section 2.06 and/or adverse market conditions, the Value of the Covered Shares proposed to be sold in the Offering is reduced to less than $25 million.

          2.07. Selling Shareholder Obligations. In addition to the other requirements contained herein or in its Eligible Shareholder Certificate, no Eligible Shareholder may participate in a demand Offering unless it:

               (i) agrees to sell its Covered Shares on the basis provided in the underwriting agreement entered into as contemplated by Section 4.02;

               (ii) completes and executes all customary questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting agreement and furnishes the underwriters with the opinion(s) of counsel referred to in Section 4.02(g); and

               (iii) remains an Eligible Shareholder through the effective date of the Registration Statement relating to such Offering.

          (b) If at any time before the effective date of the Registration Statement pertaining to a demand Offering a Selling Shareholder no longer qualifies as an Eligible Shareholder, such Selling Shareholder shall:

               (i) withdraw from the Offering and immediately notify the Company and the Coordinating Committee of such withdrawal; and

               (ii) reimburse the Company for any SEC filing fees lost as a result of such Selling Shareholder's withdrawal.

          2.08. Shareholder Lock-Up. (a) In connection with each demand Offering, each Shareholder (whether or not it elects to sell in such Offering) hereby agrees that it will not sell, assign, transfer, pledge, convey, monetize or otherwise dispose of any of the New Shares then owned by it, or grant any options or other rights to acquire such New Shares, without the consent of the managing underwriter, during the Lock-up Periods applicable to such Offering.

          (b) Notwithstanding Section 2.08(a), each Shareholder may:

               (i) sell or transfer any New Shares to a person (including an affiliate of the seller) that is, or becomes, a party to this Agreement at the time of the sale or transfer;

               (ii) sell any New Shares as part of such Offering; and

               (iii) if such Shareholder is an individual:

                    (A) transfer any New Shares to a trust for the direct or
               indirect benefit of such individual Shareholder; provided that the trustee of the trust agrees to be bound by the terms of this Agreement; and

                    (B) sell, gift, assign or transfer any New Shares to members of the immediate family of the individual Shareholder, provided that each recipient agrees to be bound by the terms of this Agreement.

          2.09. Collection of $5,000 Payment from Each Selling Shareholder. Each Shareholder agrees that, if it is a Selling Shareholder in a demand Offering, the Coordinating Committee may deduct, or cause to be deducted, such Selling Shareholder's $5,000 Selling Shareholder Payment from the proceeds to be received by it in the Offering, which amount shall be paid to the Coordinating Committee for application as provided for in Section 5.01(b).

          2.10. Miscellaneous Provisions Applicable to a Demand Offering. (a) Subject to the other provisions hereof, the Company will cooperate fully with the Coordinating Committee and the Selling Shareholders in connection with each demand Offering.

          (b) In connection with each demand Offering, the Company agrees to make available appropriate senior officers to participate in customary road show meetings with the underwriters' sales forces, potential investors and securities analysts, such road show to be of a length, extent and nature as is then customary for underwritten public offerings of a size and complexity, and for issuers, reasonably comparable to such Offering by the Company, provided that the Company and the managing underwriter shall consult in good faith as to the length, extent and nature of such road show.

          (c) The Company shall be entitled to select the financial printer for each demand Offering.

                                    ARTICLE 3

                             COORDINATING COMMITTEE

          3.01. Members. The Coordinating Committee will initially consist of the Shareholders listed on Annex B. Any member of the Coordinating Committee may resign at any time.

          3.02. Automatic Cessation of Membership. Any member of the Coordinating Committee that ceases to be an Eligible Shareholder will cease to be a member of the Coordinating Committee and Mr. Alvarez may not serve on the Coordinating Committee if he is a member of the Board.

          3.03. Replacement. The Coordinating Committee may replace any Shareholder who has resigned or ceased to be a member of the Coordinating Committee with another Eligible

Shareholder and will replace one or more departed members if the number of members is less than five.

          3.04. Voting. The Coordinating Committee will act by majority vote, with the majority to be determined by the number of Covered Shares owned by each member of the Coordinating Committee at the time of the relevant vote. The Coordinating Committee may, by such majority vote, adopt rules or by-laws to govern its proceedings. The Company may rely on any document received from the Coordinating Committee as having been authorized, executed and delivered with the requisite authority.

          3.05. Secretary. The Coordinating Committee will appoint a firm or individual as its Secretary (the "Secretary") to assist it in discharging its duties and obligations under the terms of this Agreement, which firm or individual need not be a member of the Coordinating Committee. Initially, Shearman & Sterling shall be the Secretary. The Coordinating Committee may, in its discretion, replace such firm as its Secretary and the Secretary may resign at any time. Notice of any replacement of the Secretary shall be promptly delivered to the Company.

          3.06. Notification of the Company. Notwithstanding that any member of the Coordinating Committee shall cease to be a member thereof or that the Secretary of the Coordinating Committee has resigned or been replaced, the Company may treat such member or Secretary as such, until it receives written notice from or on behalf of the Coordinating Committee of such change.

          3.07. Determination of Eligible Shareholders. Any joint determination by the Coordinating Committee and the Company that a particular Shareholder is or is not an "Eligible

Shareholder" in connection with an Offering shall, in the absence of manifest error, be final and binding on such Shareholder and all other persons.

                                    ARTICLE 4

                         DEMAND REGISTRATION PROCEDURES

          4.01. Procedures. If and whenever the Company is required to use its reasonable efforts to effect a demand Offering of Covered Shares under the Securities Act as provided in Article 2, the Company covenants with each Selling Shareholder in connection with such Offering as follows. To the extent provided in Section 7.04, the provisions of this Section 4.01 shall also apply to piggyback Offerings:

          (a) The Company will notify the Coordinating Committee and the managing underwriter, immediately, and confirm the notice in writing:

               (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed;

               (ii) of the receipt of any comments from the SEC;

               (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information;

               (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Covered Shares for offering or sale in any jurisdiction, or of the institution or threatening (to the extent known to the Company) of any proceedings for any of these purposes;

               (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Covered Shares, the representations and warranties of the Company contained in the underwriting agreement contemplated by Section 4.02 cease to be true and correct in all material respects; and

               (vi) of the existence of any fact that results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

It is expressly understood and agreed that the Company's obligations under this
Section 4.01(a) shall be limited to communicating with the Coordinating Committee and the managing underwriter, and that the Company shall have no obligation to communicate directly with any Shareholder.

          (b) The Company will use its reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will not initially file a Registration Statement and Prospectus or at any time thereafter file or make any amendment to a Registration Statement, or any amendment of or supplement to a Prospectus (including amendments of any documents incorporated by reference into a Prospectus), of which the Coordinating Committee and the managing underwriter shall not have previously been advised and furnished a copy, or to which the Coordinating Committee, the managing underwriter, counsel for the Selling Shareholders or counsel for the underwriters shall reasonably object; provided, that the Company shall be entitled to file or make any amendment to a Registration Statement, or any amendment of or supplement to a Prospectus (including amendments of any documents incorporated by reference into a Prospectus), without regard to whether the Coordinating Committee, the managing underwriter, counsel for the Selling Shareholders or counsel for the underwriters shall have objected thereto, if the Company determines, in its reasonable discretion, that such amendment or supplement is required in order for the Company to meet its statutory obligations under any applicable law.

          (d) The Company will use its reasonable efforts to comply with the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Covered Shares in the Offering. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Covered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Selling Shareholders, counsel for the underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the

     Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 4.01(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

          (e) The Company will furnish to each Selling Shareholder one copy of the Registration Statement and of each amendment and supplement thereto (in each case without exhibits), the Prospectus (including each preliminary prospectus and any amendments or supplements thereto) and such other documents as such Selling Shareholder may reasonably request (including exhibits to the Registration Statement and any documents incorporated by reference in the Prospectus).

          (f) The Company will use its reasonable efforts to register or qualify the Covered Shares covered by each Registration Statement under the state securities or Blue Sky laws of such jurisdictions within the United States and its possessions and territories as shall be reasonably requested by the managing underwriter; provided, however, that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
     Section 4.01(f), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

          (g) The Company will make available for reasonable inspection, during normal business hours, by representatives of the Coordinating Committee and the underwriters participating in such registration and counsel or any accountant retained by the Selling Shareholders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company required to enable the underwriters and the Selling Shareholders to conduct a reasonable due diligence inquiry, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order.

          (h) The Company will make generally available to the Coordinating Committee and the Shareholders, as soon as practicable, an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (i) The Company will furnish the Coordinating Committee with copies of the following documents delivered at the time of the signing of the underwriting agreement or at the closing thereunder:

                    (1) Each opinion or letter of counsel for the Company
               delivered to the underwriters under the underwriting agreement, covering such matters (including a so-called "Rule 10b-5" or disclosure opinion or letter with respect to the contents of the Registration Statement and Prospectus) as are customarily covered in opinions and letters of Company counsel in underwritten public offerings and such other legal matters as the managing underwriter or the Coordinating Committee may reasonably request. Each such opinion or letter shall be addressed to the Selling Shareholders or shall be accompanied by a reliance letter authorizing the Selling Shareholders to rely on counsel's opinion or letter to the underwriters as though it had been addressed to them.

                    (2) Subject to the compliance by the Selling Shareholders
               with any customary requirements imposed by the accountants, each "comfort letter" from the Company's independent public accountants delivered to the underwriters upon the signing of the underwriting agreement and each bring-down "comfort letter" delivered to the underwriters at the closing under the underwriting agreement, each in customary form and covering such matters with respect to the Registration Statement and Prospectus (and any documents incorporated by reference in the Prospectus) as are customarily covered in such letters and as the managing underwriter may reasonably request. Each such comfort letter shall be addressed to the Selling Shareholders or shall be accompanied by a reliance letter authorizing the Selling Shareholders to rely on such letter to the underwriters as though such comfort letter had been addressed to them.

                    (3) Each certificate of an officer or officers of the
               Company delivered to the underwriters at the closing under the underwriting agreement, covering such matters as are customarily covered by Company certificates in underwritten public offerings and as the managing underwriter may reasonably request.

          (j) In connection with each demand Offering, the Company will cause each of its directors and executive officers (other than any exempted by the managing underwriter) to execute a customary lock-up agreement for the Lock-up Periods.

          (k) The Company will coordinate with the Coordinating Committee in the preparation of material regarding each Selling Shareholder to be included in the Registration Statement, which in the reasonable judgment of such Selling Shareholder, the Company or the managing underwriter or their respective counsel should be included in such Registration Statement.

          4.02. Underwriting Agreement. In connection with each demand Offering, the Company and the Selling Shareholders will enter into an underwriting agreement with the underwriters as follows:

          (a) Except as provided below, the underwriting agreement will contain customary representations and warranties, covenants, closing conditions, indemnification and contribution provisions, and other provisions.

          (b) Each Selling Shareholder will give representations and warranties in the underwriting agreement, on a several basis, limited to:

               (i) its title to its Covered Shares and its power and authority to transfer the same;

               (ii) its right, power and authority to enter into, and its due execution of, the underwriting agreement, the power of attorney for the transaction and any other agreement entered into pursuant to
          Section 2.07(a);

               (iii) that it is and will remain an Eligible Shareholder hereunder;

               (iv) its agreement to a customary lock-up arrangement with the underwriters covering a period not to exceed the Lock-up Periods;

               (v) absence of manipulation by it of the market for the New Shares; and

               (vi) the accuracy of the information furnished by it in writing for inclusion in the Prospectus.

          (c) In the underwriting agreement, each Selling Shareholder will severally indemnify the underwriters and the Company solely as to the information furnished by it in writing for use in the Prospectus and no Selling Shareholder shall be required to make indemnification or contribution payments in excess of the net proceeds received by it in such Offering.

          (d) The indemnification and contribution provisions in the underwriting agreement will provide that the Company will indemnify the Selling Shareholders to the same extent that it indemnifies the underwriters.

          (e) The closing conditions in the underwriting agreement will provide for the delivery to the Coordinating Committee of each document referred to in Section 4.01(i), with the opinions and comfort letters addressed as required by Section 4.01(i).

          (f) The underwriting agreement will contain a customary lock-up agreement applicable to the Company for a period not to exceed the Lock-up Periods.

          (g) The underwriting agreement will contain a closing condition requiring each Selling Shareholder to deliver to the underwriters an opinion or opinions of its counsel, who need not be outside counsel, covering such corporate matters as are customarily covered in opinions of selling shareholder counsel in underwritten public offerings and such other legal matters as the managing underwriter may reasonably request, except that the underwriting agreement will not require a so-called "Rule 10b-5" or disclosure opinion with respect to either the contents of the Registration Statement and Prospectus or the information furnished by such Selling Shareholder in writing for inclusion in the Prospectus.

                                    ARTICLE 5

                              REGISTRATION EXPENSES

          5.01. Expenses. (a) Except as provided in Sections, 2.07(b), 2.09, 5.01(b) and Article 6, the Company shall pay all (and shall promptly reimburse the Coordinating Committee and the Shareholders to the extent they have borne any) Registration Expenses in connection with each demand Offering or piggyback Offering regardless of whether the Registration Statement filed in connection with such Offering becomes effective or such Offering is completed. Each Selling Shareholder shall be responsible for all underwriting discounts, selling commissions and any transfer taxes applicable to the sale of Covered Shares by it.

          (b) The Selling Shareholder Payments received by the Coordinating Committee shall be applied by it to the following items in the following order of priority:

               (i) first, to pay the out-of-pocket expenses incurred or reasonably anticipated to be incurred by the Coordinating Committee;

               (ii) second, to cover Registration Expenses otherwise payable by the Company in connection with the second demand Offering;

               (iii) third, to cover Registration Expenses otherwise payable by the Company in connection with the third demand Offering; and

               (iv) fourth, the balance, if any, remaining at the time of the expiration of this Agreement shall be paid over to the Company.

                                    ARTICLE 6

                                 INDEMNIFICATION

          6.01. Indemnification by the Company. In connection with each demand Offering or piggyback Offering hereunder, the Company shall indemnify and hold harmless each Selling Shareholder, each of its directors, officers, employees, agents, and each person, if any, who controls such Selling Shareholder within the meaning of the Securities Act (and the directors, officers, employees and agents of each such controlling person), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such indemnified party may become subject under the Securities Act or the Exchange Act or other applicable law, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such indemnified party is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement pertaining to such Offering, any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; and the Company will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable to such indemnified party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary or final Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such indemnified party or any underwriter furnished to the Company by such indemnified party or underwriter, respectively, expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Covered Shares by the Selling Shareholders.

          6.02. Indemnification by the Selling Shareholders. In connection with each demand Offering or piggyback Offering, each Selling Shareholder, severally and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.01) the Company and each other Selling Shareholder, and any of their respective directors, officers, employees, agents and controlling persons (and the directors, officers employees and agents of each such controlling person), with respect to any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement pertaining to such Offering, or any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, if and to the extent, but only to the extent, that such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use in the preparation of such Registration Statement, preliminary or final Prospectus or amendment or supplement; provided that no Selling Shareholder shall be liable pursuant to this Section 6.02 for any amount in excess of the net proceeds received by it from the sale of Covered Shares in such Offering. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such indemnified party, and shall survive the transfer of the Covered Shares by such Selling Shareholder.

          6.03. Notices of Claims, etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 6.01 or 6.02, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. Except as provided below, in case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. If the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          6.04. Contribution. If recovery is not available under the foregoing indemnification provisions of this Article 6 for any reason, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses. Such contribution will be in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and the indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any such liabilities and expenses will be deemed to include any investigation, legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in
Section 6.01 or 6.02 was available to such party. Notwithstanding the provisions of this Article 6, no Selling Shareholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Shareholder from the sale of Covered Shares covered by the Registration Statement giving rise to the claim for contribution. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          6.05. Non-Exclusivity. The obligations of the parties under this
Article 6 shall be in addition to any liability that any party may otherwise have to any other party.

                                    ARTICLE 7

                               PIGGYBACK OFFERINGS

          7.01. Piggyback Registration Rights. (a) If the Company, at any time prior to the third anniversary of the Effective Date, proposes to register shares of its common stock or securities that are convertible into or exchangeable for shares of its common stock under the Securities Act (other than by a registration on Form S-4, S-8, S-14 or S-15 or any successor or similar forms), whether or not for sale for its own account, the Company shall give prompt written notice to the Coordinating Committee and all Shareholders of its intention to register such securities and of the Shareholders' rights under this
Section 7.01.

          (b) A Shareholder that receives a notice referred to in Section 7.01(a) may, if it is an Eligible Shareholder, elect to participate in the piggyback Offering by returning to the Company and the Coordinating Committee, within the period specified in the notice, its Eligible Shareholder Certificate. Thereupon, the Company will, subject to the terms of this Agreement, use its reasonable efforts to effect the registration under the Securities Act of the Covered Shares specified in the Eligible Shareholder Certificates received by it; provided that, if the Company shall determine for any reason not to proceed with the proposed Offering, the Company may, at its election, give written notice of such determination to the Coordinating Committee and the Shareholders requesting registration of Covered Shares pursuant to this Section 7.01 and thereupon shall be relieved of its obligation to register any securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith).

          (c) If the piggyback Offering will be an underwritten offering:

               (i) the Company will be entitled to select all of the underwriters; and

               (ii) the Coordinating Committee may not give a Demand Registration Request during any period (not to exceed 90 days) following the closing of such piggyback Offering that would cause the Company to breach a lock-up provision contained in the underwriting agreement for such Offering.

          7.02. Cut-back in Piggyback Offerings. If the managing underwriter of a piggyback Offering pursuant to this Article 7 advises the Company and the Coordinating Committee that, in its opinion, the number of Covered Shares and other securities that the Company, the Selling Shareholders and any other persons propose to sell in the Offering exceeds the largest number of New Shares and other securities that can be sold in such Offering without having an adverse effect on the Offering (including, if applicable, the price at which the Company proposes to sell New Shares or other securities) (the "Maximum Offering Amount"), then the Company will include in such registration, in the following priority up to the Maximum Offering Amount:

          (a) first, all of the shares of common stock or other securities proposed to be registered for offer and sale by the Company, if any;

          (b) second, all of the Covered Shares requested to be included in such registration by Eligible Shareholders pursuant to this Article 7; and

          (c) third, any other shares of common stock or other securities that are proposed to be included in such registration by other shareholders of the Company pursuant to any registration rights that they may have;

provided that the reduced number of Covered Shares that may be sold in such piggyback Offering by the Selling Shareholders shall be allocated pro rata among the Selling Shareholders participating in such Offering, based on the number of Covered Shares beneficially owned by the respective Selling Shareholders as disclosed in their Eligible Shareholder Certificates.

          7.03. Selling Shareholder Obligations. (a) In addition to the other requirements contained herein or in its Eligible Shareholder Certificate, no Eligible Shareholder may participate in a Piggyback Offering unless:

                    (i) if the piggyback Offering is an underwritten offering, it agrees to sell its Covered Shares on the basis provided in the underwriting agreement entered into in connection with such Offering;

                    (ii) it completes and executes all customary questionnaires, powers of attorney, custody agreements and other documents reasonably required under the terms of such underwriting agreement; and

                    (iii) it remains an Eligible Shareholder through the effective date of the Registration Statement relating to such Offering.

          (b) If at any time before the effective date of the Registration Statement pertaining to a piggyback Offering a Selling Shareholder no longer qualifies as an Eligible Shareholder, such Selling Shareholder shall:

                    (i) withdraw from the Offering and immediately notify the Company and the Coordinating Committee of such withdrawal; and

                    (ii) reimburse the Company for any SEC filing fees lost as a result of such Selling Shareholder's withdrawal.

          7.04. Piggyback Registration Procedures. In connection with each piggyback Offering, the following provisions shall apply to such Offering:
Sections 4.01(a), 4.01(c), 4.01(d), 4.01(e), 4.01(f), 4.01(g), 4.01(h), 4.01(i)
and 4.01(k).

          7.05. Underwriting Agreement for Piggyback Offering. In connection with each underwritten piggyback Offering, the underwriting agreement with the underwriters shall be on such customary terms as are approved by the Company, subject to the following:

          (a) Each Selling Shareholder will give representations and warranties in the underwriting agreement, on a several basis, limited to:

               (i) its title to its Covered Shares and its power and authority to transfer the same;

               (ii) its right, power and authority to enter into, and its due execution of, the underwriting agreement, the power of attorney for the transaction and any other agreement entered in pursuant to Section 7.03;

               (iii) that it is and will remain an Eligible Shareholder hereunder;

               (iv) its agreement to a lock-up arrangement with the underwriters no more onerous to it than that referred to in Section 7.05(e);

               (v) absence of manipulation by it of the market for the New Shares; and

               (vi) the accuracy of the information furnished by it in writing for inclusion in a Prospectus.

          (b) In the underwriting agreement, each Selling Shareholder will severally indemnify the underwriters solely as to the information furnished by it in writing for use in the Prospectus and no Selling Shareholder shall be required to make indemnification or contribution payments in excess of the net proceeds received by it in such Offering.

          (c) The indemnification and contribution provisions in the underwriting agreement will provide that the Company will indemnify the Selling Shareholders to the same extent that it indemnifies the underwriters.

          (d) The closing conditions in the underwriting agreement will provide for the delivery to the Coordinating Committee of each document referred to in Section 4.01(i) , with the opinions and comfort letters addressed as required by Section 4.01(i).

          (e) The underwriting agreement will contain a customary lock-up agreement applicable to each Selling Shareholder for a period not to exceed the Lock-up Periods.

                                    ARTICLE 8

                      ORIGINAL AND ADDITIONAL SHAREHOLDERS

          8.01. Original Shareholders. On or prior to the Effective Date, a Creditor will become a party to this Agreement and an original Shareholder hereunder upon its checking the box provided in the ballots contained in the Plan solicitation materials.

          8.02. Additional Shareholders. After the Effective Date, a person that holds or is acquiring New Shares may become a party to this Agreement and an additional Shareholder hereunder upon its execution and delivery to the Company and the Coordinating Committee of an Addendum hereto (an "Addendum"), a form of which is attached hereto as Annex D. The Company shall not be required to treat a person as an additional Shareholder hereunder unless and until it receives an Addendum from such person. Upon its receipt of an Addendum from an additional Shareholder, the Company shall revise Annex A accordingly.

                                    ARTICLE 9

                RESTRICTION ON SALE OF SECURITIES BY THE COMPANY

          9.01. Company Restriction. The Company agrees that, without the prior written consent of a majority of the Coordinating Committee (voting as provided in Section 3.04), it will not issue or sell any shares of its common stock or securities convertible into such shares (including shares issued in mergers, acquisitions and other business combinations, but excluding the grant or exercise of employee stock options and the issuance of Company securities under other employee benefit plans), whether or not the transaction is registered under the Securities Act, for a period starting on the Effective Date and ending on the earliest to occur of (i) three years after the Effective Date, (ii) such time as the Coordinating Committee has exercised its three Demand Registration Rights, and (iii) such time as no New Shares qualify as Covered Shares; provided, however, that, after the completion of the first demand Offering, the Company may issue common stock or securities convertible into shares of its common stock in mergers, acquisitions or other business combinations.

                                   ARTICLE 10

                                 NASDAQ LISTING

          10.01. Listing on Nasdaq. The Company will use its reasonable best efforts to list the New Shares on Nasdaq within 60 days after the Effective Date. Until such time as the New Shares are listed on Nasdaq, the Company shall comply with the NASD rules, as amended from time to time, as if the New Shares were listed on Nasdaq on and from the Effective Date, except to the extent that, during the first 60 days after the Effective Date, the Company cannot comply with such rules because the number of independent directors on the Board is less than the number of independent directors required by such rules.

                                   ARTICLE 11

                    EFFECTIVENESS AND ALTERNATIVE PROVISIONS

          11.01. General Effectiveness. (a) Under the terms of the Plan, this Agreement shall become effective if on or prior to the Effective Date, the Company, Antonio C. Alvarez II and Creditors holding at least 70% of the New Shares issued to all Creditors agree to become parties hereto.

          (b) If this Agreement does not become effective pursuant to Section 11.01(a), Articles 2, 4, 5, 6, 7, 8 and 9 and Section 12.09 hereof will not become effective and will have no force or effect.

          11.02. Limited Effectiveness. Under the terms of the Plan, if this Agreement does not become effective pursuant to Section 11.01(a), but on or prior to the Effective Date, the Company, Antonio C. Alvarez II and at least four other members of the Coordinating Committee shall execute and deliver this Agreement, then Articles 1, 3, 10, 11 and 12 (except Section 12.09) hereof shall be effective, to the extent applicable.

          11.03. Restriction on Sale of Securities by the Company. If portions of this Agreement become effective pursuant to Section 11.02, the Company agrees that, without the prior written consent of a majority of the Coordinating Committee (voting as provided in Section 3.04), it will not issue or sell any shares of its common stock or its preferred stock or securities convertible into any such shares (including shares issued in mergers, acquisitions and other business combinations), whether or not the transaction is registered under the Securities Act, for a period of three years starting on the Effective Date; provided, however, that, during such three-year period, the Company may issue or sell an aggregate number of shares of its common stock not exceeding 10% of the number of New Shares outstanding as of the date hereof, pursuant to the grant or exercise of employee stock options and under other employee benefit plans.

          11.04. Additional Directors. Within 60 days after the Effective Date, the Board shall appoint two additional directors to the Board; provided, however, that such appointments shall be subject to the prior written consent of a majority of the Coordinating Committee (voting as provided in Section 3.04).

                                   ARTICLE 12

                                  MISCELLANEOUS

          12.01. Notices. All notices, requests, demands and other communications that are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by fax, e-mail or other electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested. In each case, notice shall be sent to:

          If to the Company, addressed to:

               The Warnaco Group, Inc.
               90 Park Avenue, 25th Floor
               New York, NY 10016
                    Attention: General Counsel

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, NY 10036
                    Attention: Alan G. Straus

          If to the Coordinating Committee, addressed to its Secretary:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY 10021
                    Attention: Jonathan Jewett

          If to any Shareholder, to such Shareholder at the address indicated in Annex A hereto or on its relevant Addendum. If the address of any Shareholder changes, it shall give notice thereof to the Company and the Coordinating Committee.

          12.02. Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          12.03. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          12.04. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except in a written instrument signed by the Company and the Secretary of the Coordinating Committee, on behalf of the Coordinating Committee. Each Shareholder at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this
Section 12.04, whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the New Shares or is delivered to such Shareholder.

          12.05. Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and any party to which any Shareholder has sold or otherwise transferred its New Shares who becomes an additional Shareholder pursuant to Section 8.02.

          12.06. Choice of Law. This agreement shall be governed by the laws of the State of New York.

          12.07. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          12.08. No Inconsistent Agreements. Without the prior written consent of the Coordinating Committee and except as provided in Section 4.02(f), the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof.

          12.09. No More Favorable Terms. Without the prior written consent of the Coordinating Committee, the Company will not grant any registration rights to any person unless the agreement under which they are granted (i) expressly prohibits the participation by such person in a demand Offering hereunder and (ii) does not permit the registration of securities thereunder until the expiration of the Lock-up Periods for the last demand Offering permitted hereunder.

          12.10. Cumulative Remedies. All rights and remedies of each party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

          12.11. Headings. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          12.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and Antonio C. Alvarez II have executed this Registration Rights Agreement as of the date first written above, and the Creditors who have elected to become parties hereto have done so as provided in Article 8.


                                              THE WARNACO GROUP, INC.


                                              By:
                                                  ------------------------------
                                                  Name and Title:


                                                  ------------------------------
                                                  Antonio C. Alvarez II

                                                                         Annex A

                 NAME AND ADDRESS OF EACH PERSON THAT HAS BECOME
                            A PARTY TO THIS AGREEMENT
            AND THE NUMBER OF NEW SHARES OWNED ON THE EFFECTIVE DATE
                        OR DATE IT BECAME A PARTY THERETO

A.   Persons Who Became Parties on or Prior to the Effective Date

B.   Persons Who Became Parties After Effective Date

                                                                         Annex B

                             COORDINATING COMMITTEE

                                            Bank of America, N.A.
                                            The Bank of Nova Scotia
                                            Citibank, N.A.
                                            Commerzbank A.G.
                                            General Electric Capital Corporation
                                            JP Morgan Chase
                                            Societe Generale
                                            Antonio C. Alvarez II

                                                                         Annex C

                        ELIGIBLE SHAREHOLDER CERTIFICATE

          Reference is made to the Registration Rights Agreement dated as of January __, 2003, as it may be amended from time to time (the "Registration Rights Agreement"), among The Warnaco Group, Inc. (the "Company"), the former creditors of Warnaco and the other Shareholders parties thereto, and Antonio C. Alvarez II. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed thereto in the Registration Rights Agreement. The undersigned is the beneficial owner of shares of common stock (the "New Shares") of the Company and is a party to the Registration Rights Agreement and a "Shareholder" thereunder.

          The undersigned understands that the Coordinating Committee has exercised or will exercise a Demand Registration Request in accordance with the terms of the Registration Rights Agreement and that the Company has filed or intends to file with the SEC a Registration Statement for the registration of Covered Shares under the Securities Act, to be sold in an underwritten secondary offering, in accordance with the terms of the Registration Rights Agreement.

          Alternatively, this Certificate is being furnished by the undersigned in connection with a piggyback Offering pursuant to Article 7 of the Registration Rights Agreement.

          A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.

          In order to sell New Shares pursuant to the Registration Statement, a Shareholder will be required to qualify as an Eligible Shareholder, to be named as a Selling Shareholder in the related Prospectus and be bound by those provisions of the Registration Rights Agreement applicable to it (including the requirement that it become party to the underwriting agreement). Shareholders that wish to participate in the applicable Offering are required to complete this Eligible Shareholder Certificate and deliver it to the Company and the Coordinating Committee, within the applicable time frames, so that they may be named as Selling Shareholders in the related Prospectus.

          If this certificate relates to a demand Offering, the undersigned Shareholder understands that, pursuant to Section 2.09 of the Registration Rights Agreement, it will be required to make a $5,000 Selling Shareholder Payment to the Coordinating Committee, which amount will be deducted from the proceeds to be received by it in the Offering.

          If at any time before the effectiveness of the Registration Statement a Selling Shareholder no longer qualifies as an Eligible Shareholder, such Selling Shareholder must withdraw from the registration and immediately notify the Company and the Coordinating Committee of such withdrawal and reimburse the Company for all lost SEC filing fees, if any, in accordance with the terms of the Registration Rights Agreement.

          Certain legal consequences arise from being named as a Selling Shareholder in the Registration Statement and the related Prospectus. Accordingly, Shareholders are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Shareholder in the Registration Statement and the related Prospectus.

          If this Certificate relates to a demand Offering, all Shareholders will be subject to the lock-up provided in Section 2.08 of the Registration Rights Agreement, whether or not they elect to sell shares in such Offering.

          The undersigned Shareholder hereby gives notice to the Company and the Coordinating Committee that it qualifies as an Eligible Shareholder and of its intention to sell all or a portion of the Covered Shares beneficially owned by it as indicated below in Item 6 pursuant to the Registration Statement. The undersigned, by signing and returning this Eligible Shareholder Certificate, understands that it will be bound by the terms and conditions of this Eligible Shareholder Certificate and the Registration Rights Agreement.

          The Company and the Coordinating Committee reserve the right to require additional information or documentation from the undersigned, in order to establish that the undersigned is an Eligible Shareholder.

          The undersigned hereby provides the following information to the Company and the Coordinating Committee and represents and warrants that such information is accurate and complete:

                                   CERTIFICATE

1.   Full legal name of Selling Shareholder:

     ___________________________________________________________________________

2.   Address for notices to Selling Shareholder:

     Telephone:

     ___________________________________________________________________________

     E-mail:

     ___________________________________________________________________________

     Fax:

     ___________________________________________________________________________

     Contact Person:

     ___________________________________________________________________________

3.   Beneficial ownership of New Shares:

     (a)(1) If the undersigned is an original Shareholder, number of New Shares beneficially owned at the Effective Date:

                              ____________________

     (a)(2) If the undersigned is an additional Shareholder, number of New Shares beneficially owned on date became a party to the Registration Rights Agreement:

                              ____________________

     (b) Number of New Shares acquired since the Effective Date (or after became party to Registration Rights Agreement) from a party to the Registration Rights Agreement and the identity of such person:

                              ____________________

     (c) Number of New Shares acquired since the Effective Date in market transactions or from a person who was not a party to the Registration Rights Agreement (net of any sales of shares covered by this clause
          (c)).

                              ____________________

     (d) Number of New Shares covered by clause (a) or (b) sold to a Shareholder or to a person who became a party to the Registration Rights Agreement or, if applicable, in a prior demand or piggyback Offering under the Registration Rights Agreement.

                              ____________________

     (e) Number of New Shares covered by clause (a) or (b) sold in market transactions or to a person who was not a party to the Registration Rights Agreement and did not become a party thereto in connection with such transaction.

                              ____________________

     (f)  Total number of New Shares currently owned (a+b+c) - (d+e) =

                              ____________________

          Total number of Covered Shares currently owned (a+b) - (d+e) =

                              ____________________

4.   Qualification as an Eligible Shareholder:

               If             e =
                         -----------
                          (a + b)

                         o Less than 10% if the date of this Certificate is on or prior to December 31, 2003;

                         o Less than 20% if the date of this Certificate is during 2004; and

                         o Less than 30% if the date of this Certificate is during 2005 or later,

               then you qualify as an Eligible Shareholder.

     I hereby certify that as of the date hereof: (check one)

     [ ]    I qualify as an Eligible Shareholder

     [ ]    I do not qualify as an Eligible Shareholder

5.   Beneficial ownership of other Company securities owned by the Selling
     Shareholder:

     Except as set forth below in this Item (5), the undersigned is not the beneficial or registered owner of any securities of the Company other than the New Shares listed above in Item (3).

     (a)  Type and amount of other Securities beneficially owned by the Selling
          Shareholder:

     ___________________________________________________________________________

     (b)  CUSIP No(s). of such other Securities beneficially owned:

     ___________________________________________________________________________

6.   Number of Covered Shares to be sold in Offering:

     (a) How many Covered Shares do you wish to sell in this offering (these are your firm shares)? (May not exceed 86.95% of your Covered Shares, unless the Company or another Eligible Shareholder has agreed to provide shares for the Green Shoe Option on your firm shares)

     ___________________________________________________________________________

     (b)  An additional 15% of the number of the Covered Shares specified in
          Item 6(a) will have to be made available to the underwriters to cover the Green Shoe Option on your firm shares. Indicate whether you will provide these shares or whether you have arranged for the Company or another Eligible Shareholder to do so.

     ___________________________________________________________________________

     (c) Are you willing to provide additional Covered Shares to cover the Green Shoe Option for another Eligible Shareholder?

               Yes ____
               No ____
               If yes, how many shares? _____

     (d) Would you like another Eligible Shareholder to provide Covered Shares to cover your Green Shoe Option?

               Yes ____
               No ____
               If yes, how many shares? _____

7.   Relationships with the Company:

     Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

8. Please add the information specified above with respect to any other person who may be deemed to beneficially own your New Shares:

     ___________________________________________________________________________

          The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of New Shares pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

          The undersigned hereby represents and warrants that it is an Eligible Shareholder and acknowledges its obligations under the Registration Rights Agreement and under the underwriting agreement to be entered into in connection with this to indemnify and hold harmless certain persons as set forth therein.

          In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the undersigned agrees to promptly notify the Company and the Coordinating Committee of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time until a Prospectus is no longer required to be delivered in connection with the Offering. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

          By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

          IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Certificate to be executed and delivered either in person or by its duly authorized agent.

                                           Beneficial owner


                                           By:
                                              ----------------------------------
                                              Name and Title:

Dated:

          PLEASE RETURN THE COMPLETED AND EXECUTED CERTIFICATE TO WARNACO AND THE COORDINATING COMMITTEE AT:

                                           Corporate Secretary
                                           The Warnaco Group, Inc.
                                           90 Park Avenue, 25th Floor
                                           New York, NY 10016

                                           [Address of Coordinating Committee]

                                                                         Annex D

                                   Addendum to
                          Registration Rights Agreement

                                                                          [Date]

          Reference is made to the Registration Rights Agreement dated as of January __, 2003, as it may be amended from time to time (the "Registration Rights Agreement"), among The Warnaco Group, Inc. (the "Company"), the former creditors of Warnaco and the other Shareholders parties thereto, and Antonio C. Alvarez II. All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed thereto in the Registration Rights Agreement.

          The undersigned hereby certifies that it is the beneficial of the number of New Shares of the Company set forth below.

          Pursuant to Section 8.02(b) of the Registration Rights Agreement, the undersigned hereby agrees to become a party to the Registration Rights Agreement as an additional Shareholder thereunder and acknowledges that it shall be entitled to all of the benefits, and subject to all of the obligations, including the lock-up obligations contained in Section 2.08 of the Registration Rights Agreement, of a Shareholder thereunder.

          IN WITNESS WHEREOF, the undersigned has caused this Addendum to be duly executed by its authorized officer as of the date first written above.

                                           [NAME OF ADDITIONAL SHAREHOLDER]


                                           By:
                                              ----------------------------------
                                              Name and Title:

     Print Name of Additional Shareholder:______________________________________

               Address:_________________________________________________________

               _________________________________________________________________

               Number of New Shares Beneficially Owned:_________________________

                                    EXHIBIT 4

                                RIGHTS AGREEMENT

                             THE WARNACO GROUP, INC.

                                       and

                             [NAME OF RIGHTS AGENT]

                                  Rights Agent

                                Rights Agreement

                        Dated as of ____________ __, 2003

                                TABLE OF CONTENTS

                                                                                              Page
Section 1.  Certain Definitions.................................................................1

Section 2.  Appointment of Rights Agent.........................................................7

Section 3.  Issue of Rights Certificates........................................................7

Section 4.  Form of Rights Certificates.........................................................8

Section 5.  Countersignature and Registration...................................................9

Section 6.  Transfer, Split Up, Combination and Exchange of Rights Certificates;
               Mutilated, Destroyed, Lost or Stolen Rights Certificates........................10

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights......................10

Section 8.  Cancellation and Destruction of Rights Certificates................................12

Section 9.  Reservation and Availability of Capital Stock......................................12

Section 10. Preferred Stock Record Date........................................................14

Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights........14

Section 12. Certificate of Adjusted Purchase Price or Number of Shares.........................22

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power...............23

Section 14. Fractional Rights and Fractional Shares............................................26

Section 15. Rights of Action...................................................................26

Section 16. Agreement of Rights Holders........................................................27

Section 17. Rights Certificate Holder Not Deemed a Stockholder.................................28

Section 18. Concerning the Rights Agent........................................................28

Section 19. Merger or Consolidation or Change of Name of Rights Agent..........................28

Section 20. Duties of Rights Agent.............................................................29

Section 21. Change of Rights Agent.............................................................31

Section 22. Issuance of New Rights Certificates................................................32

Section 23. Redemption and Termination.........................................................32

Section 24. Notice of Certain Events...........................................................33

Section 25. Notices ...........................................................................34

Section 26. Supplements and Amendments.........................................................34

Section 27. Successors.........................................................................35

Section 28. Determinations and Actions by the Board of Directors, Etc..........................35

Section 29. Benefits of this Agreement.........................................................36

Section 30. Severability.......................................................................36

Section 31. Governing Law......................................................................36

Section 32. Counterparts.......................................................................36

Section 33. Descriptive Headings...............................................................36

Section 34. Exchange ..........................................................................37

                                RIGHTS AGREEMENT

          RIGHTS AGREEMENT, dated as of _________ __, 2003 (this "Agreement"), between The Warnaco Group, Inc., a Delaware corporation (the "Company"), and _________________________, a _____________________ corporation (the "Rights
Agent").

          WHEREAS, effective _________ __, 2003 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a distribution of one Right (each, a "Right") for each share of Common Stock, par value $_____ per share, of the Company (the "Company Common Stock") outstanding at the Close of Business (as defined below) on _________ __, 2003 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant hereto) for each share of Company Common Stock issued between the Record Date (whether originally issued or delivered from the Company's treasury) and, except as otherwise provided in
Section 22, the Distribution Date, each Right initially representing the right to purchase upon the terms and subject to the conditions hereinafter set forth one Unit (as defined below) of Series A Preferred Stock (as defined below);

          WHEREAS, the Company desires to set forth certain terms and conditions governing the Rights; and

          WHEREAS, the Company desires to appoint the Rights Agent to act as rights agent hereunder, in accordance with the terms and conditions hereof;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

          (a) "Acquiring Person" shall mean any Person who or which, alone or together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Company Common Stock then outstanding, but shall not include (1) (x) any such Person who has become and is such a Beneficial Owner pursuant to a Qualifying Offer, (y) the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity or (z) any such Person who has become and is such a Beneficial Owner solely because (A) of a change in the aggregate number of shares of the Company Common Stock since the last date on which such Person acquired Beneficial Ownership of any shares of the Company Common Stock or (B) it acquired such Beneficial Ownership in the good faith belief that such acquisition

----------
(1) Consider whether it may be necessary to exempt a stockholder who or which already beneficially owns in excess of 15% of the outstanding shares of the Company Common Stock.

     would not (1) cause such Beneficial Ownership to be equal to or exceed 15% of the shares of the Company Common Stock then outstanding and such Person relied in good faith in computing the percentage of its Beneficial Ownership on publicly filed reports or documents of the Company that are inaccurate or out-of-date or (2) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a)(ii) to occur. Notwithstanding clause (y)(B) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (y)(B) does not reduce its percentage of Beneficial Ownership of the Company Common Stock to less than 15% by the Close of Business on the fifth Business Day after notice from the Company (the date on which such notice is first mailed or sent being the first day) that such person's Beneficial Ownership of the Company Common Stock is equal to or exceeds 15%, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (y)(B) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the vote of the majority of the Board of Directors of the Company.

          (b) "Adjustment Shares" has the meaning set forth in Section
     11(a)(ii).

          (c) "Adjustment Spread" has the meaning set forth in Section 34(a).

          (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Exchange Act Regulations as in effect on the date of this Agreement.

          (e) "Agreement" has the meaning set forth in the preamble to this Agreement.

          (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", and shall be deemed to have "Beneficial Ownership" of, any securities:

               (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the Exchange Act Regulations as in effect on the date of this Agreement; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, any securities under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and
          (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

               (ii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) of this paragraph (g)) or disposing of such securities; or

               (iii) that such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise;

     provided, however, that under this paragraph (g) a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", or to have "Beneficial Ownership" of, (A) securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event or (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or
     Section 22 or pursuant to Section 11(i) in connection with an adjustment made with respect to any such Rights.

          (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          (h) "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

          (i) "Common Stock" of any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

          (j) "Company" has the meaning set forth in the preamble to this Agreement.

          (k) "Company Common Stock" has the meaning set forth in the recitals to this Agreement.

          (l) "Current Value" has the meaning set forth in Section 11(a)(iii).

          (m) "Depositary Agent" has the meaning set forth in Section 7(c).

          (n) "Distribution Date" has the meaning set forth in Section 3(a).

          (o) "Equivalent Preferred Stock" has the meaning set forth in Section 11(b).

          (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (q) "Exchange Act Regulations" shall mean the General Rules and Regulations under the Exchange Act.

          (r) "Expiration Date" has the meaning set forth in Section 7(a).

          (s) "Final Expiration Date" has the meaning set forth in Section 7(a).

          (t) "Person" shall mean any individual, partnership, limited liability company, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

          (u) "Preferred Stock" shall mean the Series A Preferred Stock, par value $_____ per share, of the Company having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in the Certificate of Designation set forth as Exhibit C hereto.

          (v) "preferred stock equivalents" has the meaning specified in Section 11(a)(iii).

          (w) "Principal Party" has the meaning set forth in Section 13(b).

          (x) "Purchase Price" has the meaning set forth in Section 7(b).

          (y) "Qualifying Offer" shall mean a tender or exchange offer for all outstanding shares of Company Common Stock which meets all of the following requirements:

               (i) if the per share consideration includes cash, that on or prior to the date such offer is commenced within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, the offeror has, and has provided to the Company, firm written commitments from responsible financial institutions, which have been accepted by such offeror (or one of its Affiliates), to provide, subject only to customary terms and conditions, funds for such offer which, when added to the cash and cash equivalents which such offeror then has available and has irrevocably committed in writing to the Company to utilize for purposes of such offer, will be sufficient to pay the per share cash consideration if all shares of Company Common Stock outstanding on a fully diluted basis are tendered and all related expenses;

               (ii) after the consummation of such offer, the offeror, alone or together with any of its Affiliates and Associates, owns shares of Company Common Stock representing at least 55% of the then outstanding Company Common Stock, excluding for purposes of determining the then outstanding shares of Company Common Stock under this Section 1(y)(ii) those shares of Company Common Stock owned by (A) Persons who are directors and also officers of the Company and (B) employee stock plans of the Company in which employee participants do not have the right to determine confidentially whether shares of Company Common Stock held subject to the plan will be tendered in a tender or exchange offer;

               (iii) such offer remains open for at least 30 Business Days; provided, however, that (A) if there is any increase in the consideration of such offer, such offer must remain open for at least an additional 20 Business Days after the last such increase, (B) such offer must remain open for at least 20 Business Days after the date that any bone fide alternative offer is made which, in the opinion of one or more investment banking firms designated by the Company, provides for consideration per share in excess of that provided for in such offer, and (C) such offer must remain open for at least 20 Business Days after the date on which such Person reduces the per share price offered in accordance with Section 1(y)(iv) below; provided further, however, that such offer need not remain open, as a result of this Section 1(y)(iii), beyond (1) the time which any other offer satisfying the criteria for a Qualifying Offer is then required to be kept open under this Section 1(y)(iii), or (2) the scheduled expiration date, as such date may be extended by public announcement on or prior to the then scheduled expiration date, of any other tender or exchange offer for shares of Company Common Stock with respect to which the holders of at least 55% of shares of Company Common Stock have agreed to redeem the Rights pursuant to Section 23 immediately prior to acceptance for payment of the shares of Company Common Stock thereunder (unless such other offer is terminated prior to its expiration without any shares of Company Common Stock having being purchased thereunder); and

               (iv) prior to or on the date that such offer is commenced within the meaning of Rule 14d-2(a) of the general Rules and Regulations under the Exchange Act, the offeror makes an irrevocable written commitment to the Company (A) to consummate a transaction or series of transactions, promptly upon completion of such offer, whereby all shares of Company Common Stock not purchased in such offer will be acquired at the same per share consideration paid in such offer, (B) that such offeror will not make any amendment to such offer which reduces the per share consideration offered (other than a reduction to reflect any dividend declared by the Company after the commencement of such offer or any material change in the capital structure of the Company initiated by the Company after the commencement of such offer, whether by way of recapitalization, reorganization, repurchase or otherwise), changes the form of consideration offered, reduces the number of shares being sought or which is in any other respect materially adverse to the Company's stockholders (other than such offeror) and (C) that neither such offeror nor any of its Affiliates or Associates will make any offer for any equity securities of the Company for a period of six months after the commencement of the original offer if such original offer does not result in the tender of the requisite percentage of the voting power of the then outstanding shares of the Company's voting stock referred to in Section 1(y)(ii) above, unless another tender or exchange offer by another party for all outstanding shares of Company Common Stock is commenced (1) at a per share consideration in excess of that provided for in such original offer or (2) that is approved by the holders of at least 55% of shares of Company Common Stock (in which event, any new offer by such offeror or any of its Affiliates or Associates must be at least at a per share consideration no less than that provided for in such approved offer).

          (z) "Record Date" has the meaning set forth in the recitals to this Agreement.

          (aa) "Redemption Price" has the meaning set forth in Section 23(a).

          (bb) "Registered Common Stock" has the meaning set forth in Section 13(b)(ii).

          (cc) "Registration Date" has the meaning set forth in Section 9(c).

          (dd) "Registration Statement" has the meaning set forth in Section
     9(c).

          (ee) "Right" has the meaning set forth in the recitals to this Agreement.

          (ff) "Rights Agent" has the meaning set forth in the preamble to this Agreement.

          (gg) "Rights Certificates" has the meaning set forth in Section 3(a).

          (hh) "Rights Dividend Declaration Date" has the meaning set forth in the recitals to this Agreement.

          (ii) "Section 11(a)(ii) Event" has the meaning set forth in Section 11(a)(ii).

          (jj) "Section 11(a)(iii) Trigger Date" has the meaning set forth in
     Section 11(a)(iii).

          (kk) "Section 13 Event" has the meaning set forth in Section 13(a).

          (ll) "Section 34(a) Exchange Ratio" has the meaning set forth in
     Section 34(a).

          (mm) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (nn) "Spread" has the meaning set forth in Section 11(a)(iii).

          (oo) "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

          (pp) "Subsidiary" of any Person shall mean any other Person of which a majority of the voting securities or equity interests is beneficially owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

          (qq) "Summary of Rights" has the meaning set forth in Section 3(b).

          (rr) "Trading Day" has the meaning set forth in Section 11(d)(i).

          (ss) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
     Section 13 Event.

          (tt) "Unit" has the meaning set forth in Section 7(b).

          SECTION 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

          SECTION 3. Issue of Rights Certificates. (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date and (ii) the Close of Business on the tenth Business Day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the shares of Company Common Stock then outstanding (the earlier of (i) and (ii) above being the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Company Common Stock registered in the names of the holders of shares of Company Common Stock as of and subsequent to the Record Date (which certificates for shares of Company Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Company Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates evidencing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

          (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in a form that may be appended to certificates that evidence shares of Company Common Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company.

          (c) Rights shall, without any further action, be issued in respect of all shares of Company Common Stock that are issued (including any shares of Company Common Stock held in treasury) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates evidencing such shares of Company Common Stock issued after the Record Date shall bear the following legend:

          "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement, dated as of _________ __, 2003 (the "Rights Agreement"), between The Warnaco Group, Inc. (the "Company") and ____________________ (the "Rights Agent"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

          With respect to certificates evidencing shares of Company Common Stock (whether or not such certificates include the foregoing legend or have appended to them the Summary of Rights), until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the shares of Company Common Stock evidenced by such certificates shall be evidenced by such certificates alone and registered holders of the shares of Company Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Company Common Stock evidenced by such certificates.

          SECTION 4. Form of Rights Certificates. (a) The Rights Certificates (and the forms of election to purchase, assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of Units of Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b) Any Rights Certificate issued pursuant hereto that evidences Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an

Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer that the vote of the majority of the Company's Board of Directors has determined to be part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e), shall contain (to the extent feasible) the following legend:

          "The Rights evidenced by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights evidenced hereby may become null and void in the circumstances specified in
     Section 7(e) of such Agreement."

          SECTION 5. Countersignature and Registration. (a) Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, the President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any one or more of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual signature of an authorized signatory, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

          (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

          SECTION 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Sections 4(b), 7(e) and 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          (b) If a Rights Certificate shall be mutilated, destroyed, lost or stolen, upon request by the registered holder of the Rights evidenced thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and evidencing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

          SECTION 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a)Prior to the earlier of (i) the Close of Business on the third anniversary hereof (the "Final Expiration Date") and (ii) the time at which the Rights are redeemed as provided in Section 23 (the earlier of (i) and (ii) being the "Expiration Date"), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e) and 9(c), exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

          (b) The purchase price for each one one-thousandth of a share (each such one one-thousandth of a share being a "Unit") of Preferred Stock upon exercise of Rights shall be $_____ (2), subject to adjustment from time to time as provided in Sections 11 and 13(a) (such purchase price, as so adjusted, being the "Purchase Price"), and shall be payable in accordance with paragraph (c) below.

----------
(2) The initial Purchase Price should be a price that the Company can support as representing the potential value of the Company Common Stock at the Final Expiration Date.

          (c) As promptly as practicable following the occurrence of the Distribution Date, the Company shall deposit with a corporation in good standing organized under the laws of the United States or any state of the United States, that is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (such institution being the "Depositary Agent"), certificates evidencing the shares of Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts evidencing interests in the shares of Preferred Stock so deposited. Upon receipt of a Rights Certificate evidencing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 20(k), thereupon promptly (i) requisition from the Depositary Agent depositary receipts or certificates evidencing such number of Units of Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such depositary receipts or certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Company Common Stock, other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such Company Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. Subject to Section 34, the payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) may be made in cash or by certified or bank check payable to the order of the Company, or by wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent).

          (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14.

          (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of any Section 11(a)(ii) Event or Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) that becomes a transferee prior to or concurrently with the Acquiring Person becoming such and that receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any

Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer that the vote of the majority of the Company's Board of Directors has determined to be part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights or any other Person as a result of the Company's failure to make any determination under this Section 7(e) or Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

          (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights evidenced by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

          SECTION 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          SECTION 9. Reservation and Availability of Capital Stock. (a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available, out of its authorized and unissued shares of Preferred Stock, the number of shares of Preferred Stock that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

          (b) If the shares of Preferred Stock to be issued and delivered upon the exercise of the Rights may be listed on any national securities exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (c) The Company shall use its best efforts (i) as soon as practicable following the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) of the consideration to be delivered by the Company upon exercise of the Rights or, if so required by law, as soon as practicable following the Distribution Date (such date being the "Registration Date"), to file a registration statement on an appropriate form under the Securities Act with respect to the securities that may be acquired upon exercise of the Rights (the "Registration Statement"), (ii) to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities
Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws. [The Company may temporarily suspend, for a period of time not to exceed [__] Business Days after the event referred to in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension has been rescinded. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law, or a registration statement shall not have been declared effective. If the Registration Statement does not become effective prior to the Close of Business on the [__] Business Day following the occurrence of a Section 11(a)(ii) Event, the Company shall, on the [__] Business Day following the occurrence of such
Section 11(a)(ii) Event, exercise the option described in Section 34.]

          (d) The Company shall take such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and non-assessable.

          (e) The Company shall pay any documentary, stamp or transfer tax imposed in connection with the issuance or delivery of the Rights Certificates or upon the exercise of Rights; provided, however, that the Company shall not be required to pay any such tax imposed in connection with the issuance or delivery of Units of Preferred Stock, or any certificates or depositary receipts for such Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to any Person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder of the Rights Certificate upon the exercise of any Rights evidenced thereby until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

          SECTION 10. Preferred Stock Record Date. Each Person in whose name any certificate or depositary receipt for Units of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Preferred Stock (or, following the occurrence of a Triggering Event, other securities) evidenced thereby on, and such certificate or depositary receipt shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate or depositary receipt shall be dated, the next succeeding Business Day on which the Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open; and further provided, however, that if delivery of Units of Preferred Stock is delayed as a result of a failure to register such Units of Preferred Stock pursuant to Section 9(c), such Persons shall be deemed to have become the record holders of such Units of Preferred Stock only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          SECTION 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. (a) The Purchase Price, the number and kind of securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or
     (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event:

               (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall (1) merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and Company Common Stock shall remain outstanding and unchanged, (2) in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Company Common Stock, for other equity securities of the Company or any such Subsidiary, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether Company Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of Company Common Stock), (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary or plan than those that could have been obtained in arm's-length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a), (4) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of the Company's Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate), assets (including securities) having an aggregate fair market value of more than $[5,000,000], other than pursuant to a transaction set forth in
          Section 13(a), (5) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, any material trademark or material service mark, other than pursuant to a transaction set forth in
          Section 13(a), (6) receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (7) receive the benefit, directly or indirectly (except proportionately as a holder of Company Common Stock or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; or

               (B) any Person shall become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a); or

               (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries that is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person;

     then, immediately upon the date of the occurrence of an event described in
     Section 11(a)(ii)(A), (B) or (C) (a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of Units of Preferred Stock as shall equal the result obtained by (x) multiplying the then-current Purchase Price by the then number of Units of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a
     Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13, the "Purchase Price"), and (y) dividing that product by 50% of the then-current market price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the date of such first occurrence (such Units of Preferred Stock being the "Adjustment Shares").

          (iii) In the event that the number of shares of Preferred Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being the "Spread"), and
     (B) with respect to each

     Right, make adequate provision to substitute for such Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Company Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock (such other shares being "preferred stock equivalents")),
     (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the vote of the majority of the Company's Board of Directors, after receiving advice from a nationally recognized investment banking firm; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(iii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units of Preferred Stock (to the extent available) and then, if necessary, cash, which Units of Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a Unit of Preferred Stock shall be the current market price (as determined pursuant to Section 11(d)) per Unit of Preferred Stock on the Section 11(a)(iii) Trigger Date and the value of any preferred stock equivalent shall be deemed to have the same value as the Preferred Stock on such date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of Preferred Stock ("Equivalent Preferred Stock")) or securities convertible into Preferred Stock or Equivalent Preferred Stock at a price per share of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into Preferred Stock or Equivalent Preferred Stock) less than the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by a the vote of the majority of the Company's Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for a distribution to all holders of shares of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date less the fair market value (as determined in good faith by a vote of the majority of the Company's Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holder of the Rights) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current market price" per share of Company Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive Trading Days immediately prior to such date; provided, however, that if prior to the expiration of such requisite ten Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights) or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "current market price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market Consolidated Quotations Service or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the vote of the majority of the Company's Board of Directors. If, on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by the vote of the majority of the Company's Board of Directors shall be used. If such shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the vote of the majority of the Company's Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for Company Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such amount may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to Company Common Stock occurring after the Rights Dividend Declaration Date) multiplied by the current market price per share of Company Common Stock. If neither Company Common Stock nor Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the vote of the majority of the Company's Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 1000.

          (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Company Common Stock or Common Stock or other share or hundred-thousandth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction that mandates such adjustment and (ii) the Expiration Date.

          (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b),
(c), (d), (e), (g), (h), (i), (j), (k), (l) and

(m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Preferred Stock (calculated to the nearest one hundred-thousandth of a Unit) obtained by
(i) multiplying (x) the number of Units of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Preferred Stock that were expressed in the Initial Rights Certificates issued hereunder without prejudice to any such adjustment or change.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then-par value of the number of Units of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Preferred Stock at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the vote of the majority of the Company's Board of Directors shall determine to be advisable in order that any
(i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the current market price,
(iii) issuance wholly for cash of shares of Preferred Stock or securities that by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

          (n) The Company shall not, at any time after the Distribution Date,
(i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the

Person that constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have distributed or otherwise transferred to its stockholders or other Persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, that this Section 11(n) shall not affect the ability of any Subsidiary of the Company to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

          (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 26, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

          (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide the outstanding shares of Company Common Stock, (iii) combine the outstanding shares of Company Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of Rights associated with each share of Company Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Company Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Company Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Company Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Company Common Stock outstanding immediately following the occurrence of such event.

          SECTION 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock and the Company Common Stock, a copy of such certificate, and
(c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate evidencing shares of Company Common Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

          SECTION 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event that, following the Stock Acquisition Date, directly or indirectly, either (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction that complies with

Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Company Common Stock shall be converted into or exchanged for stock or other securities of any other
Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with
Section 11(o)), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole (any such event described in clause (x), (y) or (z) being a "Section 13 Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, such number of validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Principal Party, which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Units of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units for which a Right would be exercisable hereunder but for the occurrence of such Section 11(a)(ii) Event by the Purchase Price that would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the "Purchase Price" for all purposes of this Agreement) by 50% of the current market price (determined pursuant to
Section 11(d)) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall, for all purposes of this Agreement, thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions of this Agreement shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) shall be of no further effect following the first occurrence of any Section 13 Event.

          (b) "Principal Party" shall mean:

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Company Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (determined pursuant to Section 11(d)) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d)); provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d)); and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest stockholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party will:

          (i) (A) file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the Common Stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state securities or "blue sky" laws; and

          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

          (d) In case the Principal Party that is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section
13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

          (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a
Section 11(a)(ii) Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

          (f) Notwithstanding anything in this Agreement to the contrary,
Section 13 shall not be applicable to any event described in clause (x) or (y) of Section 13(a) if (i) the transaction is consummated with a Person or Persons who or which, alone or together with all Affiliates and Associates of such Person or Persons, acquired shares of Company Common Stock pursuant to a Qualifying Offer, (ii) the consideration per share of Company Common Stock offered in such transaction is not less than the consideration per share of Company Common Stock given to all holders of shares of Company Common Stock whose shares were acquired pursuant to such Qualifying Offer and (iii) the form of consideration being offered to the remaining holders of shares of Company Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such Qualifying Offer. Upon consummation of any such transaction contemplated by this Section 13(f), all Rights hereunder shall expire.

          SECTION 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market Consolidated Quotations Service or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the vote of the majority of the Company's Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the vote of the majority of the Company's Board of Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence such fractional shares of Preferred Stock (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock). In lieu of such fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Preferred Stock on the day of exercise, determined in accordance with Section 11(d).

          (c) The holder of a Right by the acceptance of such Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

          SECTION 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates evidencing shares of Company Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate evidencing shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate evidencing shares of Company Common Stock), may, on such registered holder's own behalf and for such registered holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, such registered holder's right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

          SECTION 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company Common Stock;

          (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

          (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Company Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as promptly as practicable.

          SECTION 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights evidenced thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 24, to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise.

          SECTION 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability hereunder.

          (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate or depositary receipt for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

          SECTION 19. Merger or Consolidation or Change of Name of Rights Agent.
(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

          SECTION 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; provided, however, that so long as any Person is an Acquiring Person hereunder, such certificate shall only be signed and delivered by any such individual following approval of at least 55% of shares of the Company Common Stock; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

          (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer; provided, however, that so long as any Person is an Acquiring Person hereunder, the Rights Agent shall accept such instructions and advice only from any such officers following approval of at least 55% of shares of the Company Common Stock and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions and advice. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

          (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) and shall not be charged with any knowledge to the contrary.

          SECTION 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' prior notice in writing mailed to the Company, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates (or certificates for the Company Common Stock prior to the Distribution Date) by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates (or certificates for the Company Common Stock prior to the Distribution Date) by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate or, prior to the Distribution Date, the holder of a certificate for the Company Common Stock (who shall, with such notice, submit such holder's Rights Certificate or certificate for Company Common Stock, as the case may be, for inspection by the Company), then any registered holder of any Rights Certificate or, prior to the Distribution Date, the holder of a certificate for the Company Common Stock may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized to do business as a banking institution in the State of Delaware, shall be authorized under such laws to exercise corporate trust or stock transfer powers, shall be subject to supervision or examination by federal or state authorities and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a corporation described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Company Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates (or certificates for the Company Common Stock prior to the Distribution Date). Failure to give any notice provided for in this

Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

          SECTION 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the vote of the majority of the Company's Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired upon exercise of the Rights. In addition, in connection with the issuance or sale of shares of Company Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the vote of the majority of the Company's Board of Directors, issue Rights Certificates evidencing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          SECTION 23. Redemption and Termination. (a) The Company shall upon approval of holders of at least 55% of shares of Company Common Stock, at any time prior to the earlier of (i) the Close of Business on the Stock Acquisition Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date (such redemption price being the "Redemption Price"), and the Company may, at its option, by action of the vote of the majority of the Company's Board of Directors, pay the Redemption Price either in shares of Company Common Stock (based on the current market price, determined in accordance with Section 11(d), of the shares of Company Common Stock at the time of redemption) or cash. The redemption of the Rights shall be made effective at such time, on such basis and with such conditions as approved at the meeting of holders of shares of Company Common Stock.

          (b) Immediately upon the approval by shareholders of the redemption of the Rights in accordance with Section 23(a), evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for Company Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

          SECTION 24. Notice of Certain Events. (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company),
(ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)) or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate (or, prior to the Distribution Date, to each holder of certificates for Company Common Stock), to the extent feasible and in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier; provided, however, that no such notice shall be required pursuant to this Section 24 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earning power to, any other Subsidiary of the Company.

          (b) In case any of the events set forth in Section 11(a)(ii) shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii).

          SECTION 25. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing and mailed or sent or delivered (including by facsimile transmission), if to the Company, at its address at:

          _________________________________________

          _________________________________________

          _________________________________________

          Attention:_______________________________

          Telecopy No.:____________________________

and if to the Rights Agent, at its address at:

          _________________________________________

          _________________________________________

          _________________________________________

          Attention:_______________________________

          Telecopy No.:____________________________

Notices or demands authorized or required by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates evidencing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Company Common Stock.

          SECTION 26. Supplements and Amendments. (a) Subject to the penultimate sentence of this Section 26(a), the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates evidencing shares of Company Common Stock; provided, however, that no supplement or amendment would have the effect of terminating, revoking or otherwise rendering ineffective this Agreement or any material provision of this Agreement; provided further, however, that any supplement or amendment that (i) supplements or amends Section 1(y) being the definition of "Qualifying Offer", (ii) has the effect of shortening the Final Expiration Date, (iii) supplements or amends any provision of Section 23 or this
Section 26, or (iv) otherwise adversely affects the interests of the holders of Rights Certificates (other than an Acquiring Person), shall only be effective with the approval of holders of at least 55% of shares of Company Common Stock (other than shares of Company Common Stock held by (x) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or (y) any Person or Person or an Affiliate or Associate of any such Person or Persons, who has or which have commenced a tender or exchange offer for shares of Company Common Stock); provided further, however, that, from and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, only supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein. Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment is in compliance with the terms of this Section 26(a), the Rights Agent shall execute such supplement or amendment. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

          (b) Prior to the Expiration Date, the Company shall not terminate or revoke this Agreement or any material provision of this Agreement or enter into any other shareholder rights agreement or similar agreement, or take any action, that would have the effect of replacing or overriding this Agreement or otherwise rendering this Agreement ineffective prior to the Expiration Date, other than upon approval of holders of at least 55% of shares of Company Common Stock.

          SECTION 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 28. Determinations and Actions by the Board of Directors, Etc. For all purposes of this Agreement, any calculation of the number of shares of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or any member thereof to any liability to the holders of the Rights.

          SECTION 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock) any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock).

          SECTION 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the vote of the majority of the Company's Board of Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be redeemable, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the vote of the majority of the Company's Board of Directors.

          SECTION 31. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          SECTION 32. Counterparts. This Agreement may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          SECTION 33. Descriptive Headings. The headings contained in this Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 34. Exchange. (a) The Company may, within ten Business Days after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Units of Preferred Stock or each holder of Rights may, at any time after any Person becomes an Acquiring Person, exchange all or part of such holder's then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(e)) for Units of Preferred Stock, in either case, at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Rights Dividend Declaration Date. Subject to such adjustment, each Right may be exchanged for that number of Units of Preferred Stock obtained by dividing the Adjustment Spread (as defined below) by the then-current market price (determined pursuant to Section 11(d)) per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an Acquiring Person and (ii) the date on which a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is commenced within the meaning of Rule 14d-2 of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 15% or more of the shares of Company Common Stock then outstanding (such exchange ratio being the "Section 34(a) Exchange Ratio"). The "Adjustment Spread" shall equal (x) the aggregate market price on the date of such event of the number of Adjustment Shares determined pursuant to Section 11(a)(ii), minus (y) the Purchase Price.

          (b) Immediately upon the exchange of any Rights pursuant to Section 34(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Section 34(a) Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become null and void pursuant to Section 7(e)) held by each holder of Rights.

          (c) In the event that the number of shares of Preferred Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 34, the Company shall take all such action as may be necessary to authorize additional shares of Preferred Stock for issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Company Common Stock or other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Adjustment Spread, where such aggregate value has been determined by the vote of the majority of the Company's Board of Directors.

          (d) The Company shall not be required to issue fractions of Units of Preferred Stock or to distribute certificates that evidence fractional Units. In lieu of fractional Units, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market price (determined pursuant to Section 11(d)) of one Unit of Preferred Stock.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first above written.

                                           THE WARNACO GROUP, INC.


                                           By:
                                               ---------------------------------
                                                Name:
                                                Title:


                                           [NAME OF RIGHTS AGENT]


                                           By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                          [Form of Rights Certificate]

                                  EXHIBIT B

                         [Form of Summary of Rights]

                                    EXHIBIT C

                [Certificate of Designation for Preferred Stock]